As filed with the Securities and Exchange Commission on June 8, 2009

Registration No. 333-158393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Tri-Tech Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	8711	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5D, Tower A, 2 Building Business Center Jinyuan Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, People’s Republic of China 100097	Phil Fan 6501 Chaucer Road Willowbrook, IL 60527
(+86-10) 8887 6366	(630) 468-2361
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Three James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700 – telephone

(804) 771-5777 – facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2009

Registration Statement No. 333-158393

Tri-Tech Holding Inc.

Minimum Offering: 1,166,667 Ordinary Shares

Maximum Offering: 1,700,000 Ordinary Shares

This is the initial public offering of Tri-Tech Holding Inc., a Cayman Islands company. We are offering a minimum of 1,166,667 and a maximum of 1,700,000 of our ordinary shares. Our officers and directors may, but have made no commitment, nor indicated they intend to, purchase shares in the offering. Purchases by our officers and directors may be made in order to meet the minimum offering amount. We have not placed a limit on the number of shares our officers and directors may purchase in this offering.

We expect that the offering price will be between $5.00 and $7.00 per ordinary share. No public market currently exists for our ordinary shares. We have applied for approval for quotation on the NASDAQ Capital Market under the symbol “TRIT” for the ordinary shares we are offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NASDAQ Capital Market.

Investing in these ordinary shares involves significant risks. See “Risk Factors” beginning on page 8 of this prospectus.

	Per Ordinary Share	Minimum Offering	Maximum Offering
Assumed public offering price	$6.00	$7,000,002.00	$10,200,000.00
Placement discount	$0.42	$490,000.14	$714,000.00
Proceeds to us, before expenses	$5.58	$6,510,001.86	$9,486,000.00

We expect our total cash expenses for this offering to be approximately $490,000, exclusive of the above commissions. In addition, we will pay the placement agent an accountable expense allowance of up to 1% of the amount of the offering, or up to $102,000 (maximum offering, exclusive of shares registered under Rule 462(b)) or $70,000 (minimum offering). The placement agent must sell the minimum number of securities offered (1,166,667 ordinary shares) if any are sold. The placement agent is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agent after which the minimum offering is sold or (ii) September 30, 2009. Until we sell at least 1,166,667 shares, all investor funds will be held in an escrow account at SunTrust Bank, Richmond, Virginia. If we do not sell at least 1,166,667 shares by September 30, 2009, all funds will be promptly returned to investors (within one business day) without interest or deduction.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Anderson & Strudwick,

Incorporated

Prospectus dated                  , 2009

Except where the context otherwise requires and for purposes of this prospectus only:

•

the terms “we,” “us,” “our company,” “our” and “Tri-Tech” refer to Tri-Tech Holding Inc. (“TRIT” when referring solely to our Cayman Islands listing company); our wholly-owned subsidiary, Tri-Tech International Investment Inc., a British Virgin Islands company (“TTII”); TTII’s wholly-owned operating subsidiary, Tri-Tech (Beijing) Co., Ltd., a Chinese limited liability company (“TTB”); and our affiliated entities, Tranhold Environmental (Beijing) Tech Co., Ltd., a Chinese limited liability company (“Tranhold”) and Beijing Yanyu Water Tech Co., Ltd., a Chinese limited liability company (“Yanyu”), both of which TTB controls by virtue of contractual arrangements.

•	“shares” and “ordinary shares” refer to our ordinary shares, $0.001 par value per share;

•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau; and

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader unless otherwise noted, all translations made in this prospectus are based upon a rate of RMB 6.8329 to US$1.00, which was the exchange rate on March 31, 2009.

Unless otherwise stated, we have translated balance sheet amounts with the exception of equity at December 31, 2008 at RMB 6.8346 to US$1.00 as compared to RMB 7.3046 to US$1.00 at December 31, 2007. We have stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2008 and the year ended December 31, 2007 were RMB 6.9451 and RMB 7.6040, respectively. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. On March 27, 2009, the noon buying rate was $1.00 to ¥6.8310. See “Risk Factors – Fluctuation of the Renminbi could materially affect our financial condition and results of operations” for discussions of the effects of fluctuating exchange rates on the value of our ordinary shares. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the chief executive officer of Tri-Tech would be presented as “Warren Zhao” (English) or “Wanzong Zhao” (Chinese), even though, in Chinese, his name would typically be presented as “Zhao Wanzong”.

Unless otherwise indicated, all information in this prospectus assumes:

•	a 71.1-for-1 split of our ordinary shares to be effected before the completion of this offering;

•	no person will exercise any outstanding options;

•	the sale of 1,700,000 ordinary shares, the maximum shares offered in this offering; and

•	an assumed initial public offering price of $6.00 per unit, the midpoint of the range set forth on the cover page of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying ordinary shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Our Company

Our company works with local and regional government bodies in China to design and implement systems to monitor and manage China’s natural and municipal water resources. Since we began providing these services in 2002, we have implemented more than 200 projects in provinces, municipalities, autonomous regions and special administrative regions throughout China:

We design sewage treatment and odor control systems for municipal supplies. These systems, which coordinate technological solutions (software, management information systems, enterprise resource planning and local and wide area networking) with hardware (sensors, distributed control systems, programmable logic controllers, supervisory control and data acquisition systems and mechatronics), allow our clients to monitor and control numerous variables in the sewage treatment and odor control processes. Our goal in this regard is to be a total solution provider for our clients, allowing them to engage us to design processes and systems that work seamlessly to manage the process from the initial intake of raw sewage through the return of water to consumers for reuse.

We also assist the government in monitoring natural waterways. We provide systems that combine technological solutions (software, geological information systems, management information systems, enterprise resource planning and local, wireless and wide area networking) with hardware (sensors, supervisory control and data acquisition systems and mechatronics) to track water levels for drought and flood control, monitor groundwater quality and assist the government in planning its water resource use and management.

Industry and Market Background

The Chinese government began to focus upon technology and science shortly after the formation of the PRC. From 1948 to 1977, the Chinese government directly controlled all research, development and engineering activities through its State Development Planning Commission and State Science and Technology Commission. In the 1980s, China began to implement market-oriented economic reforms designed to improve the Chinese science and technology industry. During this period, China further reduced the central government’s control over the operation of research oriented businesses. In the 1990s, Chinese policymakers again attempted to enhance the development of high technology businesses by experimenting with additional reduction of governmental control while also providing new forms of ownership for these businesses. In addition, in 1992, the Chinese government liberalized market access by adopting policies that favored foreign investment in high technology businesses. By the end of the 1990s, the Chinese government had further abandoned its control over many high technology businesses and adopted a progressive tax structure designed to further encourage the financial development of these businesses. These policies positively impacted the development of Chinese software and engineering businesses.

As a result of China’s high population density and rapid industrialization, China’s environmental infrastructure is under great stress. China has a smaller water supply than the United States but approximately five times as many people. China faces water scarcity, frequent floods in the south and east and droughts in the north and west, serious water pollution and heavy strains on the environment. Water usage in China has quintupled since 1949. In short, China struggles to procure, clean and provide enough potable water for a growing population. In addition, due to comparatively inefficient water use, Chinese industries may use three to ten times more water than comparable industries in the west, exacerbating China’s need for water resource management.

As a result of this increased demand for resources, the Chinese government has increased its financial investment in environmental protection legislation and increased environmental standards. Between 1995 and 2000, China invested approximately $47.4 billion in environmental protection. From 2000 through 2005, the investment grew to approximately $92.1 billion. From 2005 through 2010, China’s environmental investment is expected to be approximately $184.2 billion. This growth represents a cumulative annual growth rate of approximately 14.5%. Of the estimated $184.2 billion to be spent on environmental protection, approximately $39.5 billion is expected to be used for water resource management, urban water management, wastewater treatment, sewage reuse and water treatment.

In November 2008, the Chinese government announced a stimulus package worth approximately $585 billion designed to respond to the current global economic crisis. The first two allocations of the stimulus package have allocated approximately 10% of the $33 billion to environmental projects in China. While it is unclear at this point how much of the stimulus package will be allocated to or ultimately spent in our industry, the stimulus package may cause our industry to grow significantly. Conversely, any failure to spend allocated funds or to continue to allocate such funds to our industry could materially harm our industry in general and our company in particular.

Our Opportunity

We believe China’s increased focus on conserving and improving its water resources provides an opportunity to our company, as our business provides systems to monitor and manage China’s water resources. We design systems both for municipal water resources and for natural waterways in China.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors in our market in China:

•	we are a customized solution provider;

•	we are an integration technology provider;

•	our business centers on Chinese governmental bodies;

•	we provide extensive monitoring and management systems expertise;

•	our business has strong solution and service development capability;

•	we have comprehensive solution and service offerings;

•	we have proven management with successful track record;

•	our client base stretches across China; and

•	we have obtained seven (7) software copyrights and two (2) patents for our technology.

Our Strategies

We provide integrated software and hardware solutions to help monitor and manage China’s municipal and natural water resources. Our goal is to become the leading provider of such solutions in our market in China. We intend to achieve this goal by implementing the following strategies:

•	we intend to leverage our expertise in China’s water resource protection and use industry in new industries, including power generation, chemical and metallurgical industries;

•	we intend to broaden product offerings by extending product lines to upstream and downstream business segments;

•	we intend to reinforce and improve market position by strengthening research and development capacities;

•	we intend to build alliances with research institutions and international manufacturers to enrich product offerings;

•	we seek to be an early entrant into new markets and projects in order to develop strong relationships with local and central governments and to secure favorable projects;

•	we plan to strengthen relationships with key clients;

•	we plan to diversify our client base and service offerings to capture new growth opportunities; and

•	we intend to continue to attract and retain quality employees.

Our Challenges and Risks

We believe our primary challenges are:

•	we currently have a single industry focus;

•	there are uncertainties in our development, introduction and marketing of new solutions and services;

•	we must actively recruit, train and retain skilled technical and sales personnel;

•	we face significant competition from existing competitors and new market entrants;

•	execution of our growth strategy is complex;

•

we rely principally on dividends paid by our PRC operating subsidiary, TTB, and our PRC affiliates, Yanyu and Tranhold, to fund cash and financing requirements, and there are PRC laws restricting the ability of these entities from paying dividends or making other distributions to us.

In addition, we face risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects. Thus, you should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our ordinary shares.

Our Corporate Structure

Overview

We are a holding company incorporated in the Cayman Islands that owns all of the outstanding capital stock of TTII, our wholly-owned subsidiary organized in the British Virgin Islands. TTII, in turn, owns all of the outstanding capital stock of TTB, its operating subsidiary based in Beijing, China. TTB has entered into control agreements with all of the owners of Tranhold and 92.86% of the owners of Yanyu, which agreements allow TTB to control Tranhold and Yanyu. Through our ownership of TTII and TTB and TTB’s agreements with Tranhold and Yanyu, we control Tranhold and Yanyu. Our company develops and implements systems to assist Chinese government entities monitor and manage natural and municipal water supplies.

Corporate History – Yanyu

In 2002, Yanyu was founded in China as a High Technology Enterprise. At the time of its formation, Yanyu was owned 7.14% by Beijing Yan Yu Communications Telemetry United New Technology Development Department, a Chinese State Owned Entity (the “SOE Shareholder”), and 92.86% by eighteen private investors. Yanyu was converted into a variable interest entity (“VIE”), with TTB as the primary beneficiary, in 2008. Yanyu specializes in research and development, production, system integration and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems and municipal water supply and distribution systems.

In 2003, Yanyu earned an ISO9001 Quality Assurance Certificate, in recognition of the quality of services it provides. The International Organization for Standardization consists of a worldwide federation of national standards bodies for approximately 130 countries, and the ISO9001 certification represents an international consensus of these standards bodies, with the aim of creating global standards of product and service quality. ISO9001 certification addresses the quality of systems only and does not certify the quality of products or services themselves.

In 2005, Yanyu was awarded the Information System Integration Certificate (Level 3) from the Ministry of Information Industry of China. This certificate was awarded after Yanyu passed an audit conducted by the Computer Information System Integration Qualification Certification Commission under the Ministry of Information Industry of China.

In 2006, Yanyu received software product registration certificates for three (3) of its software applications related to the water resource industry. These certificates allow Yanyu to enjoy some of the most favorable tax treatments available to companies in China. In 2007, Yanyu received a Chinese patent for its automatic monitoring control for real-time hydrology information and disaster pre-alert/alarm system and was awarded the software enterprise cognizance certificate from China’s Ministry of Water Resources.

Corporate History – Tranhold

In 2003, Tranhold was founded in China as a High Technology Enterprise. At the time of its formation, Tranhold was owned entirely by three investors. Tranhold was converted into a VIE, with TTB as the primary beneficiary, in 2008. Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. It also provides water and wastewater treatment process control systems, process tail gas purification and other pollution control systems and related integration solutions.

In 2004, Tranhold earned an ISO9001 Quality Assurance Certificate, in recognition of the quality of services it provides. Tranhold obtained a patent for its Biofiltration Odor Control Systems in 2006 and has developed Chemical Scrubbing Odor Control Systems.

Corporate History – TTII, TTB and TRIT

We formed TTII, TTB and TRIT in 2005, 2006 and 2009, respectively, in anticipation of registering the ordinary shares of TRIT. The shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) entered into and caused Yanyu and Tranhold, as applicable, to enter into Proxy Agreements, Equity Interest Pledge Agreements, Equity Interest Purchase Agreements, Exclusive Technical and Consulting Service Agreements, and Management Fee Payment Agreements (collectively, the “Control Agreements”) with TTB in return for ownership interests in TRIT. Through the formation of TRIT and TTII as holding companies, the Yanyu and Tranhold investors (other than the SOE Shareholder of Yanyu) now own, respectively, 41.5% and 46.5% of the ordinary shares of TRIT. The remaining 12% of TRIT’s ordinary shares belong to other investors. TRIT, in turn owns 100% of the equity of TTII, and TTII owns 100% of the equity of TTB.

Control Agreements

TTB, Tranhold, Yanyu, and each of their respective shareholders (other than the SOE Shareholder of Yanyu) entered into the Control Agreements. Through the Control Agreements, we can substantially influence Yanyu’s and Tranhold’s daily operations and financial affairs, appoint their senior executives and approve all matters requiring shareholder approval. As a result of these Control Agreements, which enable us to control Yanyu and Tranhold, we are considered the primary beneficiary of Yanyu and Tranhold. Accordingly, we consolidate their results, assets and liabilities in our financial statements. For a description of these contractual arrangements, see “Our Corporate Structure—Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders.”

Our current corporate structure is as follows:

Equity interest

Contractual arrangements including Proxy Agreement, Equity Interest Pledge Agreement, Equity Interest Purchase Agreement and Management Fee Payment Agreement. For a description of these agreements, see “Corporate Structure—Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders.”

Contractual arrangements including Proxy Agreement, Equity Interest Pledge Agreement, Equity Interest Purchase Agreement, Exclusive Technical and Consulting Service Agreement and Management Fee Payment Agreement. For a description of these agreements, see “Corporate Structure—Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders.”

Corporate Information

Our principal executive offices are located at 5D, Tower A, 2 Building Business Center Jinyuan Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, PRC 100097. Our telephone number is (+86-10) 8887 6366. Fax (+86-10) 8886 3726. Our website address is www.tri-tech.cn. Information contained on the website is not a part of this prospectus.

The Offering

Shares Offered:	Minimum: 1,166,667 ordinary shares Maximum: 1,700,000 ordinary shares

Shares to be Outstanding after Offering:	Minimum: 4,721,667 ordinary shares Maximum: 5,255,000 ordinary shares

Proposed NASDAQ Capital Market Symbol:	“TRIT” (CUSIP No. G9103F 106)

Transfer Agent:	Computershare Trust Company, N.A. 250 Royall Street, Canton, Massachusetts 02021

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

Gross Proceeds:	Minimum: $7,000,002 Maximum: $10,200,000

Closing of Offering:	The offering contemplated by this prospectus will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agent after the minimum offering is sold or (ii) September 30, 2009.

Placement

We have engaged Anderson & Strudwick, Incorporated to conduct this offering on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any of our ordinary shares. Our placement agent is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agent after which at least 1,166,667 ordinary shares are sold or (ii) September 30, 2009. Until we sell at least 1,166,667 ordinary shares, all investor funds will be held in an escrow account at SunTrust Bank, Richmond, Virginia. If we do not sell at least 1,166,667 ordinary shares by September 30, 2009, all funds will be promptly returned to investors (within one business day) without interest or deduction. Although they have not formally committed to do so, our affiliates may opt to purchase ordinary shares in connection with this offering. To the extent such individuals invest, they will purchase our ordinary shares with investment intent and without the intent to resell.

In order to mitigate some of this risk, each of the founders of our company has agreed to place, on a pro rated basis, that number of ordinary shares into escrow that is equal to 20% of the maximum number of shares to be sold in this offering. Upon closing of this offering, the escrow agent will return any shares in excess of 20% of the actual number of shares sold in the offering. Such escrowed shares are referred to as the “Founders’ Shares”. The Founders’ Shares will remain in escrow with SunTrust Bank pending the filing of our company’s Form 10-K for the year ending December 31, 2009.

To the extent our audited after-tax earnings for the year ending December 31, 2009 are less than $0.7205 per share, excluding any expenses associated with releasing the Founders’ Shares back to the original owners as described below, our company will redeem, pro rata, the Founders’ Shares without any additional consideration to the extent necessary to cause our audited after-tax earnings per share to be equal to $0.7205. We cannot guarantee that we will be able to redeem a sufficient number of Founders’ Shares to increase audited after-tax earnings per share to $0.7205 if our company either has low net income or any net losses in 2009. Any remaining Founders’ Shares will be released from escrow to Tranhold Investment Inc., Yanyu Investment Inc., FLYY Investment Inc. and Allied Investment Consultation Inc. upon the earlier of (i) the termination of this offering without closing or (ii) the filing of the Form 10-K for the year ending December 31, 2009 after redeeming any Founders’ Shares. We expect that the release of such shares to these shareholders will result in a non-cash compensation expense equal to the shares’ fair value at the time of release. See “Risk Factors—A redemption of shares held by our founders may be insufficient to cause our company to achieve projected earnings and may reduce our founders’ involvement and stake in our company.”

In connection with this offering, we will, for a nominal amount, sell our placement agent warrants to purchase up to ten percent of the shares sold in the offering. These warrants are exercisable for a period of five years from the date of issuance at a price equal to 120% of the price of the shares in this offering. During the term of the warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of our ordinary shares, with a resulting dilution in the interest of our other shareholders. The term on which we could obtain additional capital during the life of these warrants may be adversely affected because the holders of these warrants might be expected to exercise them when we are able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the warrants. If the placement agent exercises all of its warrants, we would have between 2.5% (minimum offering) and 3.2% (maximum offering) more shares outstanding after the placement agent warrant exercise than at the conclusion of the offering, assuming no other issuances. See “Placement.”

Summary Financial Information

In the table below, we provide you with summary financial data of our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the Fiscal Year ended December 31,		For the three months ended March 31, 2009 (Unaudited)
	2008	2007
Total Sales	$8,449,958	$4,682,023	$2,850,807
Income from Operations	1,796,572	1,221,035	664,145
Other Income (Expense)	110,512	88,262	45
Net Income	1,868,055	1,307,929	643,079
Other Comprehensive Income	262,495	80,058	13,176
Comprehensive Income	2,130,550	1,387,987	656,255
Basic and Diluted Earnings per Share (based on 3,555,000 and 1,777,500 TRIT shares outstanding, on December 31, 2008 and 2007, respectively) (1)	0.53	0.74	0.18

	December 31,		March 31, 2009 (Unaudited)
	2008	2007
Total Assets	$8,774,224	$6,802,274	$9,633,219
Total Current Liabilities	2,649,261	2,817,131	2,851,576
Minority/Noncontrolling Interest	129,578	120,308	130,003
Shareholders’ Equity	5,995,385	3,864,835	6,781,643
Total Liabilities and Shareholders’ Equity	8,774,224	6,802,274	9,633,219

(1)	We have presented earnings per share in TRIT after giving retroactive effect to the 71.1-for-1 share split of our ordinary shares that will be completed prior to completion of the offering.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face, but represent the material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business

We operate in a very competitive industry and may not be able to maintain our revenues and profitability.

Our competitors include both domestic companies and international companies. Some of these competitors have significantly greater financial and marketing resources and name recognition than we have. As the Chinese government continues to allocate funds from the stimulus package to be spent in our industry, more domestic and international competitors may enter the market. We believe that while the Chinese market for our services is subject to intense competition, the number of large competitors is relatively limited, and, as such, while we effectively compete in our market, our competitors occupy a substantial competitive position. If the Chinese government continues to emphasize spending on environmental protection and continues to allocate funds to the water protection industry, the number of our competitors will likely increase and there can be no assurance that we will be able to effectively compete in our industry.

In addition, as the Chinese government increase spending in the water protection industry, our competitors may devote more resources to introducing new water protection systems. If these new systems are more attractive to customers than the systems we currently provide or are able to develop, we may be unable to attract new customers and may lose market share. We believe that competition may become more intense as more integrated automation service providers, including Chinese/foreign joint ventures, are qualified to conduct business. We believe it is likely that competitors will devote significant resources to competing more effectively in our market as the Chinese government continues to emphasize spending in the environmental protection and specifically water protection industry. We cannot assure you that we will be able to compete successfully against any new or existing competitors, or against any new water protection systems our competitors may implement. All of these competitive factors could have a material adverse effect on our revenues and profitability.

We are dependent on continued regulatory enforcement.

While we increasingly pursue economically driven markets, our business is materially dependent on the continued enforcement by the government of various environmental regulations. In a period of relaxed environmental standards or enforcement, local and regional governments may be less willing to allocate funds to consulting services designed to prevent or correct environmental problems.

We are dependent on the state of the PRC’s economy as all of our business is conducted in the PRC.

Currently, all of our business operations are conducted in the PRC, and all of our customers are also located in the PRC. Accordingly, any significant slowdown in the PRC economy may cause our customers to reduce expenditures or delay the building of new facilities or projects. This may in turn lead to a decline in the demand for our products and services. That would have a material adverse effect on our business, financial condition and results of operations.

We are dependent on China’s continued emphasis on environmental protection initiatives and spending.

In the Eleventh Five Year Plan and in the approximately $585 billion stimulus package announced in November 2008, the Chinese government has allocated significant funds to environmental protection in general and to our industry, water environmental protection, in particular. To the extent new or existing domestic and foreign companies believe that China will continue to invest in our industry, it is likely that they will devote resources to competing more effectively in our market and, as a result, we will face increased competition. If the Chinese government fails to allocate or spend funds in the future in our industry, such change in priorities could materially harm our company, particularly if we face increased competition.

We may not be able to secure new customers.

Our business is project-based, and many of our major customers are non-recurring customers. For example, once we design and complete a water treatment facility for a local government client, that client is unlikely to need another water treatment facility until the existing facility becomes obsolete or insufficient for the local needs. If we fail to secure projects from new customers, our revenues will decline and our business, prospects, financial condition and results of operations could be materially and adversely affected. Because our primary customers are local government entities in China, the process of adding new customers is time-consuming and subject to political pressures that may not be present in other industries or countries.

Our revenues are highly dependent on several large customers that vary from year to year.

While we provide our services to a variety of customers, our revenues are typically dependent on several large projects each year. For instance, a customer in our Wastewater and Tail Gas Treatment segment accounted for 17% of our revenues in 2008. Another customer in our Water Resource Management segment, accounted for 12% of our revenues in 2008 and 15% in 2007. In 2007, two other customers in our Wastewater and Tail Gas Treatment segment accounted for 30% and 12% of our revenues, respectively. While we do not expect our revenues to be dependent on these particular customers in the future, we do expect our revenues to be dependent upon several large projects each year. Disruption, delay, or loss of any such project could materially harm our operations.

Our business could be affected by cost overruns, project delays and/or incorrect estimation of project costs.

As our business is project-based, it is important that we manage our projects efficiently in terms of time, procurement of materials and allocation of resources. If our initial cost estimates are incorrect or delays occur in a project resulting in cost overruns, the profitability of that project will be adversely affected. Currently, we offer some of our customers a warranty period of up to 12 months after the completion of projects, during which we are obliged to provide free rectification work against any manufacturing defects. Cost overruns due to additional rectification work and delays in completion of projects would adversely affect our profitability. We may also face potential liability from legal suits brought against us by our customers for causing loss due to any delay in completing a project. Mismanagement of or mistakes made during our projects would adversely affect our profitability as well as our reputation among our customers. We may also face potential liability from legal suits brought against us by our customers who have suffered loss due to such mismanagement or mistakes. This would also adversely affect our profitability and financial position.

Our customers may make claims against us and/or terminate our services in whole or in part prematurely should we fail to implement projects which fully satisfy their requirements and expectations.

Failure to implement projects which fully satisfy the requirements and expectations of our customers or defective system structure or products as a result of design or workmanship or due to acts of nature may lead to claims against us and/or termination of our services in whole or in part prematurely. This may arise from a variety of factors including unsatisfactory design or implementation, staff turnover, human errors or misinterpretation of and failure to adhere to regulations and procedures. This may adversely affect our profits and reputation.

We rely on subcontractors for our projects.

As we may from time to time subcontract some parts of our projects to subcontractors, such as engineering, assembly and integration works, we face the risk of unreliability of work performed by our subcontractors. Should our subcontractors default on their contractual obligations and work specifications, our ability to deliver the end product or service to our customers in accordance with quality and/or timing specifications may, in turn, be compromised. Furthermore, if we are unable to secure competitive rates from our subcontractors, our financial performance may be adversely affected.

We are subject to risks associated with technological changes.

We may not be able to protect our processes, technologies and systems against claims by other parties. Although we have two (2) registered patents and seven (7) software copyrights in respect of the processes, technologies and systems we use frequently in our systems, we have not purchased or applied for any patents other than these as we are of the view that it may not be cost-effective to do so. For such other processes, technologies and systems for which we have not applied for or purchased or been licensed to use patents or copyrights, we may have no legal recourse to protecting our rights in the event that they are replicated by other parties. If our competitors are able to replicate our processes, technologies and systems at lower costs, we may lose our competitive edge and our profitability will be adversely affected.

We may face claims for infringement of third-party intellectual property rights.

We may face claims from third parties in respect of the infringement of any intellectual property rights owned by such third parties. There is no assurance that third parties will not assert claims to our processes, technologies and systems. In such an event, we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we would incur substantial costs and spend substantial amounts of time in defending ourselves in or contesting suits brought against us for alleged infringement of another party’s patent rights. As such, our operations and business may be adversely affected by such civil actions.

We rely on technology and know-how, which we seek to protect, in part, by confidentiality provisions in contracts with our customers and our employees.

We rely on technology and know-how, which we seek to protect by confidentially provisions in contracts with our customers and our employers. There can be no assurance that the confidentially provisions in such contracts will not be breached, or that we will have adequate remedies for any breach, or that other parties may not obtain knowledge of our trade secrets and processes, technology and systems. Should these events occur, our business and hence, our profitability, will be adversely affected.

The registered capital of our PRC subsidiaries and affiliates may, in some cases, limit the size of the projects we bid for.

We tender for projects in the normal course of business. There are instances where our potential customers require tendering companies to have a minimum registered share capital equivalent to the worth of the project. Therefore, the size of the projects that we are able to successfully tender for may sometimes be dependent on the registered capital of TTB, Tranhold and Yanyu. Although some customers may take into account other factors like our trading status and our track record, we are unable to assure you that we would be able to secure projects which are valued at more than our registered capital. Consequently, our revenue, business and financial results may be adversely and materially affected. In particular, the registered capital of Yanyu, Tranhold and TTB are ¥10,000,000, ¥10,017,023 and $150,000, respectively.

We are subject to foreign exchange risks.

Our dominant transactional currency is the Chinese RMB, including the cost of materials which are imported by our suppliers. With costs mainly denominated in RMB, our transactional foreign exchange exposure for the past few years has been insignificant. However, as our suppliers take into account the fluctuations in foreign exchange rates when they price the imported materials which we procure from them, such fluctuations in foreign exchange rates may result in changes in the purchase price of imported materials. Any future significant fluctuations in foreign exchange rates may have a material impact on our financial performance in the event that we are unable to transfer the increased costs to our customers.

Since our operations and significant assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and significant assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons. See “Enforceability of Civil Liabilities.”

Our operations could be adversely affected by changes in the political and economic conditions in the PRC.

We face risks related to conducting business in the PRC. Changes in the social, economic and political conditions of the PRC may adversely affect our business. Unfavorable changes in government policies, political unrest and economic developments may also have a negative impact on our operations.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any changes in the political and economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect. Furthermore, in line with its transformation from a centrally planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of tariff that may be payable by municipal governments to waste water treatment service providers like us. Also, more stringent environmental regulations may also affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business or financial results.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our clients. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. Although we have not experienced difficulty locating, hiring, training or retaining our employees to date, there can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired. See “Our Business—Employees.”

We are substantially dependent upon our key personnel.

Our performance is substantially dependent on the performance of our executive officers and key employees. In particular, the services of:

•	Mr. Warren Zhao, Chairman of the Board and Chief Executive Officer;

•	Mr. Peter Dong, Chief Financial Officer; and

•	Mr. Phil Fan, President

would be difficult to replace. We do not have in place “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could substantially impair our ability to successfully development new systems and develop new programs and enhancements. See “Our Business—Employees” and “Management.”

We may not pay dividends.

We have not previously paid any cash dividends, and we do not anticipate paying any dividends on our ordinary shares. Although we achieved net profitability in 2006, we cannot assure you that our operations will continue to result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our Board of Directors will declare dividends even if we are profitable. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. If we determine to pay dividends on any of our ordinary shares in the future, we will be dependent, in large part, on receipt of funds from Yanyu and Tranhold. See “Dividend Policy.”

Foreign Operational Risks

We may become a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

Based upon the nature of our business activities, we may be classified as a passive foreign investment company (“PFIC”), by the U.S. Internal Revenue Service (“IRS”), for U.S. federal income tax purposes. Such characterization could result in adverse U.S. tax consequences to you if you are a U.S. investor. For example, if we are a PFIC, a U.S. investor will become subject to burdensome reporting requirements. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for U.S. tax purposes if either:

•	75% or more of our gross income in a taxable year is passive income; or

•	the average percentage of our assets by value in a taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%.

The calculation of the value of our assets is based, in part, on the then market value of our ordinary shares, which is subject to change. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We cannot assure you that we will not be a PFIC for any taxable year. See “Taxation – United States Federal Income Taxation—Passive Foreign Investment Company.”

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

We may be subject to foreign exchange controls in the PRC.

Our PRC subsidiary and affiliates are subject to PRC rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificate for FIEs”. TTB is a FIE. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “recurrent account” and the “capital account”. Currently, conversion within the scope of the “recurrent account” can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early state of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Any recurrence of severe acute respiratory syndrome, or SARS, pandemic avian influenza or another widespread public health problem, could adversely affect the Chinese economy as a whole and adversely affect demand for our business.

A renewed outbreak of SARS, pandemic avian influenza or another widespread public health problem in China, where we earn substantially all of our revenues, could have a negative effect on our operations. Our operations may be affected by a number of health-related factors, including the following:

•	quarantines or closures of some or our offices at which we provide services, which would severely disrupt our operations;

•	the sickness or death of our key officers and employees; and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our markets or our ability to operate profitably.

TTB’s contractual arrangements with Tranhold and Yanyu may result in adverse tax consequences to us.

We could face material and adverse tax consequences if the PRC tax authorities determine that TTB’s contractual arrangements with Yanyu and Tranhold were not made on an arm’s length basis and adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for PRC tax purposes, of adjustments recorded by Tranhold and Yanyu, which could adversely affect us by increasing Tranhold’s and Yanyu’s tax liability without reducing TTB’s tax liability, which could further result in late payment fees and other penalties to Tranhold and Yanyu for underpaid taxes.

TTB’s contractual arrangements with Tranhold and Yanyu may not be as effective in providing control over Tranhold and Yanyu as direct ownership.

We conduct substantially all of our operations, and generate substantially all of our revenues, through contractual arrangements with Tranhold and Yanyu that provide us, through our ownership of TTII and its ownership of TTB, with effective control over Tranhold and Yanyu. We depend on Tranhold and Yanyu to hold and maintain contracts with our customers. Tranhold and Yanyu also own substantially all of our intellectual property, facilities and other assets relating to the operation of our business, and employ the personnel for substantially all of our business. Neither our company nor TTB has any ownership interest in Tranhold and Yanyu. Although we have been advised by Beijing Kang Da Law Firm, our PRC legal counsel, that each contract under TTB’s contractual arrangements with Tranhold and Yanyu is valid, binding and enforceable under current PRC laws and regulations, these contractual arrangements may not be as effective in providing us with control over Tranhold and Yanyu as direct ownership of Tranhold and Yanyu would be. In addition, Tranhold and Yanyu may breach the contractual arrangements. For example, Tranhold may decide not to make contractual payments to TTB, and consequently to our company, in accordance with the existing contractual arrangements. In the event of any such breach, we would have to rely on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of TTB’s contractual arrangements with Yanyu and Tranhold. TRIT, TTII and TTB are considered foreign persons or foreign invested enterprises under PRC law. As a result, TRIT, TTII and TTB are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

The shareholders of Tranhold and Yanyu have potential conflicts of interest with us, which may adversely affect our business.

Neither we nor TTB owns any portion of the equity interests of Yanyu or Tranhold. Instead, we rely on TTB’s contractual obligations to enforce our interest in receiving payments from Tranhold and Yanyu. Conflicts of interests may arise between Tranhold’s and Yanyu’s shareholders and our company if, for example, their interests in receiving dividends from Tranhold and Yanyu were to conflict with our interest requiring these companies to make contractually-obligated payments to TTB. As a result, we have required Tranhold and Yanyu and each of their respective shareholders (other than the SOE Shareholder of Yanyu) to execute irrevocable powers of attorney to appoint the individual designated by us to be his attorney-in-fact to vote on their behalf on all matters requiring shareholder approval by Tranhold and Yanyu, as applicable, and to require Tranhold’s and Yanyu’s compliance with the terms of its contractual obligations. We cannot assure you, however, that when conflicts of interest arise, these companies’ shareholders will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, these shareholders could violate their agreements with us by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Tranhold’s and Yanyu’s respective shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiary, limit our subsidiary’s ability to increase its registered capital, distribute profits to us, or otherwise adversely affect us.

On October 21, 2005, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company. Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past were required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Notice 75 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements required by Notice 75 or other related rules. The failure or inability of our PRC resident shareholders to make any required registrations or comply with other requirements may subject such shareholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) TTB, Yanyu or Tranhold, limit their ability to pay dividends or otherwise distribute profits to us, or otherwise adversely affect us.

We rely on dividends paid by TTB for our cash needs.

We rely primarily on dividends paid by TTB for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In addition, Cayman Islands law allows us to pay dividends only from profits or credit from the share premium account (the amount paid over par value, which is $0.001 in this offering), and we must be solvent before and after the dividend payment.

Pursuant to the new PRC enterprise income tax law effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 20%. Although the new tax law contemplates the possibility of exemptions from withholding taxes for China-sourced income of foreign investment entities, the PRC tax authorities have not promulgated any related implementation rules and it remains unclear whether we would be able to obtain exemptions from PRC withholding taxes for dividends distributed to us by TTB.

TRIT is reported to PRC authorities as a special purpose vehicle for financing. The proceeds of this offering must be sent back to the PRC. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. TTB is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. For the years ended December 31, 2008 and the years ended December 31, 2007, respectively, the Company made no appropriations to surplus reserve.

TTB is also required to allocate a portion of its after-tax profits, as determined by its board of directors, to its staff welfare and bonus funds, which may not be distributed to equity owners.

The employee welfare and bonus reserve is determined by the Company’s Board of Directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the stockholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

If for any reason, the dividends from TTB cannot be repatriated to us or not in time, then it may detrimentally affect our cash flow and even cause us to become insolvent.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive the majority of our revenues in Renminbi. Under our current corporate structure, our income is derived from payments from TTB. Shortages in the availability of foreign currency may restrict the ability of TTB to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at is discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Our Business – Regulations on Foreign Exchange.”

Fluctuation of the Renminbi could materially affect our financial condition and results of operations

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. Any significant revaluation of Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would make any new Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Renminbi for such purposes. See “Exchange Rate Information.”

Our business benefits from certain government incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

The PRC government has provided various incentives to domestic companies in the software industry in order to encourage development of the software industry in China. Tranhold, Yanyu and TTB currently receive rebates, business tax exemptions and government incentives in the form of reduced enterprise income tax at the applicable rate of 15% on taxable profits in China, as compared to the statutory rate of 25%. For revenues generated from those parts of our software solutions which are recognized by and registered with government authorities and meet government authorities’ requirements to be treated as software products, we are entitled to receive a refund of 14% on the total value added tax (“VAT”) paid at a rate of 17%. In addition, we are currently exempted from sales tax for revenues generated from the development and transfer of tailor-made software products for clients; further, revenues from our consulting services are subject to a 5% sales tax. As a company that qualifies to issue VAT invoices, we need to maintain a certain amount of revenue that is VAT-taxable. As such, we may have to refuse some of the tax exemption benefit in our tailor-made software development business and pay VAT for those parts of the revenue in order to maintain minimum VAT revenue thresholds. This practice may cease to apply if more of our software products is matured, recognized and registered as software products in the PRC.

In addition to the tax incentives, we are eligible for government subsidies for certain research and development projects, technology implementation projects or other projects. We receive these government incentives because Tranhold, Yanyu and TTB qualify as domestic software companies operating in China and concurrently we are qualified as a High Technology and New Technology enterprise. Being one of such enterprises, we were permitted to locate our headquarters in the Xicheng District in Beijing, where special incentives are provided.

The PRC government authorities may reduce or eliminate these incentives through new legislation at any time in the future. Additionally, in order to continue to qualify for some of these incentives, we are required to meet stringent requirements on our gross revenues. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosure about Market Risk – Taxation.”

Changes in China’s political and economic policies could harm our business.

China’s economy has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

•	economic structure;

•	level of government involvement in the economy;

•	level of development;

•	level of capital reinvestment;

•	control of foreign exchange;

•	methods of allocating resources; and

•	balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries. See “Our Business – Market Background.”

Since 1979, the Chinese government has promulgated many new laws and regulations covering general economic matters. Despite these efforts to develop a legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of existing laws or contracts based on existing law may be uncertain or sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary, in many cases, creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Our activities in China will also be subject to administration review and approval by various national and local agencies of China’s government. Because of the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Although we have obtained all required governmental approval to operate our business as currently conducted, to the extent we are unable to obtain or maintain required governmental approvals, the Chinese government may, in its sole discretion, prohibit us from conducting our business. See “Our Business – Market Background.”

If relations between the United States and China worsen, our share price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our ordinary shares and our ability to access U.S. capital markets.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

Because our operations are located in China, information about our operations are not readily available from independent third-party sources.

Because Yanyu, Tranhold and TTB are based in China, our shareholders may have greater difficulty in obtaining information about them on a timely basis than would shareholders of a U.S.-based company. Their operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about them from sources other than the companies themselves. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits and contract awards for development projects will not be readily available to shareholders and, where available, will likely be available only in Chinese. Shareholders will be dependent upon management for reports of their progress, development, activities and expenditure of proceeds.

Our failure to obtain prior approval of the China Securities Regulatory Commission (“CSRC”) of the listing and trading of our ordinary shares on a foreign stock exchange could significantly delay this offering or could have a material adverse effect upon our business, operating results, reputation and trading price of our ordinary shares.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”). The New M&A Rule became effective on September 8, 2006. This regulation contains provisions that purport to require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of overseas listings.

However, the application of the New M&A Rule remains unclear with no consensus currently existing among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC counsel, Beijing Kang Da Law Firm, has advised us that, based upon their understanding of current PRC laws and regulations:

•

We currently control our Chinese affiliates, Tranhold and Yanyu, by virtue of TTB’s VIE agreements with them, but not through equity interest or asset acquisition which are stipulated in the New M&A Rule; and

•

In spite of the lack of clarity on this issue, the CSRC has not issued any definitive rule or interpretation regarding whether offerings like the one contemplated by this Prospectus are subject to the New M&A Rule.

If the CSRC requires that we obtain its approval prior to the completion of this offering, the offering will be delayed until we obtain CSRC approval, which may take several months. This is also the possibility that we may not be able to obtain such approval. If prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities. These authorities may impose fines and penalties upon our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could have a material adverse effect upon our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to terminate this offering prior to closing.

Risks Associated with this Offering

There may not be an active, liquid trading market for our ordinary shares.

Prior to this offering, there has been no public market for our ordinary shares. An active trading market for our ordinary shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the placement agent based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Investors risk loss of use of funds subscribed, with no right of return, during the offering period.

We cannot assure you that all or any shares will be sold. Anderson & Strudwick, our placement agent, is offering our shares on a “best efforts, minimum-maximum basis.” We have no firm commitment from anyone, including our affiliates, to purchase all or any of the shares offered. If subscriptions for a minimum of 1,166,667 shares are not received on or before September 30, 2009, escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds. Our officers and directors may, but have made no commitment, nor indicated they intend to, purchase shares in the offering. We have not placed a limit on the number of shares such officers or directors may purchase in this offering. Any purchases by such directors will be made for investment purposes only and not for resale, but may be made in order to reach the minimum offering amount.

The market price for our ordinary shares may be volatile, which could result in substantial losses to investors.

The market price for our ordinary shares is likely to be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in the Chinese economy;

•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel; or

•	potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our shares in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our ordinary shares.

If our financial condition deteriorates, we may be delisted by the NASDAQ Capital Market and our shareholders could find it difficult to sell our shares.

Upon completion of this offering, we expect our ordinary shares to trade on the NASDAQ Capital Market. We have applied for listing on the NASDAQ Capital market but not been advised that our application has been accepted. In order to qualify for listing on the NASDAQ Capital Market upon the completion of this offering, we must meet the following criteria:

•

(i) We must have been in operation for at least two years, must have shareholder equity of at least $5,000,000 and must have a market value for our publicly held securities of at least $15,000,000; or (ii) we must have shareholder equity of at least $4,000,000, must have a market value for our publicly held securities of at least $15,000,000 and must have a market value of our listed securities of at least $50,000,000; OR (iii) we must have net income from continuing operations in our last fiscal year (or two of the last three fiscal years) of at least $750,000, must have shareholder equity of at least $4,000,000 and must have a market value for our publicly held securities of at least $5,000,000; and

•	The market value of our shares held by non-affiliates must be at least $1,000,000;

•	The market value of our shares must be at least $5,000,000;

•	The minimum bid price for our shares must be at least $4.00 per share;

•	We must have at least 300 round-lot shareholders;

•	We must have at least 3 market makers; and

•

We must have adopted NASDAQ-mandated corporate governance measures, including a Board of Directors comprised of a majority of independent directors, an Audit Committee comprised solely of independent directors and the adoption of a code of ethics among other items.

The NASDAQ Capital Market also requires companies to fulfill specific requirements in order for their shares to continue to be listed. In order to qualify for continued listing on the NASDAQ Capital Market, we must meet the following criteria:

•

Our shareholders’ equity must be at least $2,500,000; or the market value of our listed securities must be at least $35,000,000; or our net income from continuing operations in our last fiscal year (or two of the last three fiscal years) must have been at least $500,000;

•	The market value of our shares held by non-affiliates must be at least $500,000;

•	The market value of our shares must be at least $1,000,000;

•	The minimum bid price for our shares must be at least $1.00 per share;

•	We must have at least 300 shareholders;

•	We must have at least 2 market makers; and

•

We must have adopted NASDAQ-mandated corporate governance measures, including a Board of Directors comprised of a majority of independent directors, an Audit Committee comprised solely of independent directors and the adoption of a code of ethics among other items.

Although we believe that our ordinary shares will trade on the NASDAQ Capital Market, investors should be aware that they will be required to commit their investment funds prior to the approval or disapproval of our listing application by the NASDAQ Capital Market. If our shares are not so listed or are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our shares.

In addition, we have relied on an exemption to the blue sky registration requirements afforded to “covered securities”. Securities listed on the NASDAQ Capital Market are “covered securities.” If we were to be unable to meet the listing standards, then, we would need to register the offering in each state in which we plan to sell shares, and there is no guarantee that we would be able to register in all or any of the states in which we plan to offer the Shares.

In addition, if our ordinary shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our ordinary shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our ordinary shares are not so listed or is delisted at some later date, our ordinary shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our ordinary shares might decline. If our ordinary shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or were to become subject to the penny stock regulations, it is likely that the price of our shares would decline and that our shareholders would find it difficult to sell their shares.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC and NASDAQ, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements.

Our classified board structure may prevent a change in our control.

Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2010, 2011 and 2012. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the shareholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders. See “Management – Board of Directors and Board Committees.”

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our ordinary shares. An aggregate of 3,555,000 shares will be outstanding before the consummation of this offering and 5,255,000 shares will be outstanding immediately after this offering, if the maximum offering is raised. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as defined in Rule 144 of the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our shares is expected to be substantially higher than the pro forma net tangible book value per share of our ordinary shares. Therefore, assuming the completion of the maximum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.35 or approximately 55.82% in the pro forma net tangible book value per share from the price per share that you pay for the ordinary shares. Assuming the completion of the minimum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.67 or approximately 61.11% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We have not determined a specific use for a significant portion of the proceeds from this offering, and we may use the proceeds in ways with which you may not agree.

Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value. See “Use of Proceeds.”

Entities controlled by our employees, officers and/or directors will control a majority of our ordinary shares, decreasing your influence on shareholder decisions.

Assuming the sale of the maximum offering, entities controlled by our employees, officers and/or directors will, in the aggregate, beneficially own approximately 59.54% of our outstanding shares. Assuming the sale of the minimum offering, entities controlled by our employees, officers and/or directors will, in the aggregate, beneficially own approximately 66.26% of our outstanding ordinary shares. As a result, our employees, officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase shares in this offering. See “Principal Shareholders.”

A redemption of shares held by our founders may be insufficient to cause our company to achieve projected earnings and may reduce our founders’ involvement and stake in our company.

As described in greater detail in the sections entitled “Related Party Transactions – Founders’ Shares Subject to Redemption” and “Placement—Market and Pricing Considerations,” our founders have agreed to place, on a prorated basis, that number of ordinary shares into escrow that is equal to 20% of the number of shares sold in this offering (such escrowed shares, the “Founders’ Shares”) pending determination of our audited net after-tax income for the year ending December 31, 2009. The Founders’ Shares will consist of a prorated allocation of shares beneficially owned by Tranhold Investment Inc., Yanyu Investment Inc., FLYY Investment Inc. and Allied Investment Consultation Inc. Our company will redeem these Founders’ Shares pro rata without further consideration to the extent necessary to cause our earnings per share to be at least $0.7205, excluding any expenses associated with releasing the Founders’ Shares back to the original owners as described below.

We cannot guarantee that we will be able to redeem a sufficient number of Founders’ Shares to increase audited after-tax earnings per share to $0.7205 if our company either has low net income or any net losses in 2009. To the extent there are an insufficient number of Founders’ Shares available for such redemption, our per-share after tax earnings may be less than $0.7205 for 2009.

As noted above, the holders of the Founders’ Shares are integral to our company’s success. Prior to the commencement of this offering, they collectively own 83.06% of our issued and outstanding shares. Assuming a maximum offering, they would collectively hold approximately 56.20% of our shares upon completion of the offering. In the event all of the Founders’ Shares are redeemed, the founders of Tranhold and Yanyu would collectively hold approximately 53.16% of our shares, assuming a maximum offering. See “Risk Factors—We are substantially dependent upon our key personnel.”

The return of the Founders’ Shares to the Founders may affect our earnings when they are returned.

If we reach our per-share after-tax earnings goal of $0.7205 for the year ending December 31, 2009 without redeeming all of the Founders’ Shares, we will return all remaining Founders’ Shares to the holders thereof. At that time, we will recognize a non-cash compensation expense equal to the fair value of the returned shares at the time of release. The amount of this expense could be significant and is presently impossible to quantify.

We will have an ongoing relationship with our placement agent that may impact our ability to obtain additional capital.

In connection with this offering, we will, for a nominal amount, sell our placement agent warrants to purchase up to ten percent of the shares sold in the offering. These warrants are exercisable for a period of five years from the date of issuance at a price equal to 120% of the price of the shares in this offering. During the term of the warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of our ordinary shares, with a resulting dilution in the interest of our other shareholders. The term on which we could obtain additional capital during the life of these warrants may be adversely affected because the holders of these warrants might be expected to exercise them when we are able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the warrants. See “Placement.”

We will have an ongoing relationship with our placement agent that may impact our shareholders’ ability to impact decisions related to our operations.

In connection with this offering, we have agreed to allow our placement agent to designate one non-voting observer to our Board of Directors until the earlier of the date that:

(i)	the investors that purchase shares in this offering beneficially own less than ten percent (10%) of our outstanding shares; or

(ii)	the trading price per share is at least four (4) times the offering price for any consecutive 15 trading day period.

Although our placement agent’s observer will not be able to vote, he may nevertheless be in position to influence the outcome of matters submitted to the Board of Directors for approval by virtue of his presence at such meetings and availability to provide opinions to the Board. We have agreed to reimburse the observer for his expenses for attending our Board meetings, subject to a maximum reimbursement of $6,000 per meeting and $12,000 annually per observer, such amount being not more than the reimbursement to be received by any of our directors. As of the date of this prospectus, Mr. L. McCarthy Downs, III is serving as our placement agent’s observer to our Board of Directors. See “Management – Board of Directors Observer.”

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss many of these risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OUR CORPORATE STRUCTURE

Overview

We are a holding company incorporated in the Cayman Islands that owns all of the outstanding capital stock of TTII, our wholly-owned subsidiary organized in the British Virgin Islands. TTII, in turn, owns all of the outstanding capital stock of TTB, its operating subsidiary based in Beijing, China. TTB has entered into control agreements with all of the owners of Tranhold and 92.86% of the owners of Yanyu, which agreements allow TTB to control Tranhold and Yanyu. Through our ownership of TTII and TTB and TTB’s agreements with Tranhold and Yanyu, we control Tranhold and Yanyu. Our company develops and implements systems to assist Chinese government entities monitor and manage natural and municipal water supplies.

Corporate History – Yanyu

In 2002, Yanyu was founded in China as a High Technology Enterprise. At the time of its formation, Yanyu was owned 7.14% by the SOE Shareholder, and 92.86% by eighteen private investors. Yanyu was converted into a VIE, with TTII as the primary beneficiary, in 2008. Yanyu specializes in research and development, production, system integration and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems and municipal water supply and distribution systems.

In 2003, Yanyu earned an ISO9001 Quality Assurance Certificate, in recognition of the quality of services it provides. The International Organization for Standardization consists of a worldwide federation of national standards bodies for approximately 130 countries, and the ISO9001 certification represents an international consensus of these standards bodies, with the aim of creating global standards of product and service quality. ISO9001 certification addresses the quality of systems only and does not certify the quality of products or services themselves.

In 2005, Yanyu was awarded the Information System Integration Certificate (Level 3) from the Ministry of Information Industry of China. This certificate was awarded after Yanyu passed an audit conducted by the Computer Information System Integration Qualification Certification Commission under the Ministry of Information Industry of China.

In 2006, Yanyu received software product registration certificates for three (3) of its software applications related to the water resource industry. These certificates allow Yanyu to enjoy some of the most favorable tax treatments available to companies in China. In 2007, Yanyu received a Chinese patent for its automatic monitoring control for real-time hydrology information and disaster pre-alert/alarm system and was awarded the software enterprise cognizance certificate from China’s Ministry of Water Resources.

Corporate History – Tranhold

In 2003, Tranhold was founded in China as a High Technology Enterprise. At the time of its formation, Tranhold was owned entirely by three investors. Tranhold was converted into a VIE, with TTB as the primary beneficiary, in 2008. Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. It also provides water and wastewater treatment process control systems, process tail gas purification and other pollution control systems and related integration solutions.

In 2004, Tranhold earned an ISO9001 Quality Assurance Certificate, in recognition of the quality of services it provides. Tranhold obtained a patent for its Biofiltration Odor Control Systems 2006 and has developed Chemical Scrubbing Odor Control Systems.

Corporate History – TTII, TTB and TRIT

We formed TTII, TTB and TRIT in 2005, 2006 and 2009, respectively, in anticipation of registering the ordinary shares of TRIT. The shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) entered into and caused Yanyu and Tranhold, as applicable, to enter into Control Agreements with TTB in return for ownership interests in TRIT. Through the formation of TRIT and TTII as holding companies, the Yanyu and Tranhold investors (other than the SOE Shareholder of Yanyu) now own, respectively, 41.5% and 46.5% of the ordinary shares of TRIT. The remaining 12% of TRIT’s ordinary shares belong to other investors. TRIT, in turn owns 100% of the equity of TTII, and TTII owns 100% of the equity of TTB.

Our current corporate structure is as follows:

Equity interest

Contractual arrangements including Proxy Agreement, Equity Interest Pledge Agreement, Equity Interest Purchase Agreement and Management Fee Payment Agreement. For a description of these agreements, see “Corporate Structure—Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders.”

Contractual arrangements including Proxy Agreement, Equity Interest Pledge Agreement, Equity Interest Purchase Agreement, Exclusive Technical and Consulting Service Agreement and Management Fee Payment Agreement. For a description of these agreements, see “Corporate Structure—Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders.”

Contractual Arrangements with Yanyu, Tranhold and Their Respective Shareholders

Our relationships with Yanyu, Tranhold and each of their respective shareholders are governed by a series of contractual arrangements. Under PRC laws, each of TTB, Yanyu and Tranhold is an independent legal person and none of them is exposed to liabilities incurred by the other party. Other than pursuant to the contractual arrangements between (i) TTB and Yanyu and (ii) TTB and Tranhold, as applicable, neither Yanyu nor Tranhold transfers any other funds generated from its operations to TTB. Effective November 28, 2008, TTB entered into a functionally identical set of Control Agreements with each of Tranhold and Yanyu, which agreements provide as follows.

Exclusive Technical and Consulting Service Agreement. Each of Yanyu and Tranhold has entered into an Exclusive Technical and Consulting Service Agreement with TTB, which agreement provides that TTB will be the exclusive provider of technical and consulting services to Yanyu and Tranhold, as appropriate, and that each of them will in turn pay 90% of its net profits (other than net profits allocable to the SOE Shareholder of Yanyu) to TTB for such services. In addition to such payment, Yanyu and Tranhold agree to reimburse TTB for TTB’s expenses (other than TTB’s income taxes) incurred in connection with its provision of services under the agreement. Payments will be made on a quarterly basis, with any over- or underpayment to be reconciled once each of Tranhold’s and Yanyu’s annual net profits, as applicable, are determined at its fiscal year end. Any payment from TTB to TTII would need to comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies. The term of this agreement is twenty-five years from the date thereof.

Management Fee Payment Agreement. Each of the shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) has entered into a Management Fee Payment Agreement, which provides that in the event TTB exercises its rights to purchase the equity interests of the Yanyu or Tranhold shareholders (other than those owned by the SOE Shareholder of Yanyu) under the Equity Interest Purchase Agreements, such shareholders shall pay a Management Fee to TTB in an amount equal to the amount of the Transfer Fee received by the such shareholders under the Equity Interest Purchase Agreement. The term of this agreement is twenty-five years from the date thereof.

Proxy Agreement. Each of the shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) has executed a Proxy Agreement authorizing TTB to exercise any and all shareholder rights associated with his ownership in Yanyu or Tranhold, as appropriate, including the right to attend shareholders’ meetings, the right to execute shareholders’ resolutions, the right to sell, assign, transfer or pledge any or all of the equity interest in Yanyu or Tranhold, as appropriate, and the right to vote such equity interest for any and all matters. The term of the Proxy Agreement is twenty-five years from the date thereof.

Equity Interest Pledge Agreement. TTB and the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) have entered in Equity Interest Pledge Agreements, pursuant to which each such shareholder pledges all of his shares of Tranhold or Yanyu, as appropriate, to TTB in order to guarantee cash-flow payments under the applicable Exclusive Technical and Consulting Service Agreement. If Tranhold or Yanyu or any of its respective shareholders (other than the SOE Shareholder of Yanyu) breaches its respective contractual obligations, TTB, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Such Tranhold and Yanyu shareholders have agreed not to dispose of the pledged equity interests or take any actions that would prejudice TTB’s interest. The equity pledge agreement has a term of twenty-five years from the date thereof.

Exclusive Equity Interest Purchase Agreement. Each of the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) has entered into an Exclusive Equity Interest Purchase Agreement, which provides that TTB will be entitled to acquire such shares from the current shareholders upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations. The Exclusive Equity Interest Purchase Agreement also prohibits the current shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) from transferring any portion of their equity interests to anyone other than TTB. TTB has not yet taken any corporate action to exercise this right of purchase, and there is no guarantee that it will do so or will be permitted to do so by applicable law at such time as it may wish to do so. The term of this agreement is twenty-five years from the date thereof.

USE OF PROCEEDS

After deducting the estimated placement discount and offering expenses payable by us, we expect to receive net proceeds of approximately $6,040,000.86 from this offering if the minimum offering is sold and $9,016,000 if the maximum offering is sold.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the size of the minimum offering but is less than the maximum offering.

Description of Use	Percentage of Net Proceeds
Working Capital	50%
New Product Development	20%
Application Expansion	15%
Sales and Marketing	15%
Total	100%

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our ordinary shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are described in more detail in “Taxation.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Yanyu and Tranhold. Payments of dividends by Yanyu and Tranhold to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. There are no such similar foreign exchange restrictions in the Cayman Islands.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2008 on a pro forma as adjusted basis giving effect to the sale of the minimum and maximum offering at an assumed public offering price of $6.00 per share and to reflect the application of the proceeds after deducting the estimated placement fees.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Capital Stock.”

Maximum Offering (1,700,000 Ordinary Shares)

U.S. Dollars

(unaudited)

December 31, 2008

	As Reported(1)	Pro Forma Adjusted for IPO(2)
Ordinary Shares
Shares	100,000	5,255,000
Amount	$1,000	$5,255
Additional Paid-In Capital	$2,916,613	$11,704,358
Statutory Reserves	$50,655	$50,655
Subscriptions Receivable	$2,654,475	$2,654,475
Accumulated Deficit	$372,642	$372,642
Total	$5,995,385	$14,787,385

Minimum Offering (1,166,667 Ordinary Shares)

U.S. Dollars

(unaudited)

December 31, 2008

	As Reported(1)	Pro Forma Adjusted for IPO(2)
Ordinary Shares
Shares	100,000	4,721,667
Amount	$1,000	$4,722
Additional Paid-In Capital	$2,916,613	$8,792,893
Statutory Reserves	$50,655	$50,655
Subscriptions Receivable	$2,654,475	$2,654,475
Accumulated Deficit	$372,642	$372,642
Total	$5,995,385	$11,875,387

(1)	This column gives effect to the 71.1-for-1 share split of our ordinary shares that will be completed prior to the completion of the offering.
(2)

Gives effect to the sale of the minimum offering and the maximum offering, as applicable, at an assumed public offering price of $6.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China, and the financial records of our PRC subsidiary and the VIEs are maintained in RMB, their functional currency. However, we use the U.S. dollar as our reporting and functional currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates, for the convenience of the readers. Our financial statements have been translated into U.S. dollars in accordance with SFAS No. 52, “Foreign Currency Translation.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We have translated our equity accounts at their historical exchange rates when the capital transaction occurred. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income.” Unless otherwise noted, we have translated balance sheet amounts with the exception of equity at December 31, 2008 at RMB 6.8346 to US$1.00 as compared to RMB 7.3046 to US$1.00 at December 31, 2007. We have stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2008 and the year ended December 31, 2007 were RMB 6.9451 and RMB 7.6040, respectively.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On June 1, 2009, the noon buying rate was ¥6.8270 to $1.00. The Company does not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
Period	Period-End	Average(1)	Low	High
	(RMB per U.S. Dollar)
2004	8.2765	8.2768	8.2764	8.2774
2005	8.0702	8.1940	8.0702	8.2765
2006	7.8041	7.9723	7.8041	8.0702
2007	7.2946	7.6072	7.2946	7.8127
2008	6.8225	6.9477	6.7800	7.2946
2009
January	6.8392	6.8360	6.8225	6.8403
February	6.8395	6.8363	6.8241	6.8470
March	6.8329	6.8360	6.8240	6.8438
April	6.8180	6.8305	6.8180	6.8361
May	6.8278	6.8235	6.8176	6.8326
June (through June 1, 2009)	6.8270	6.8270	6.8270	6.8270

(1)	Averages are calculated using the daily rates during the relevant period.

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per ordinary share and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our unaudited net tangible book value attributable to shareholders at December 31, 2008 was $5,137,910 or approximately $1.45 per ordinary share. Unaudited net tangible book value per ordinary share as of December 31, 2008 represents the amount of total tangible assets less goodwill, acquired intangible assets net, and total liabilities, divided by the number of ordinary shares outstanding.

If the minimum offering is sold, we will have 4,721,667 ordinary shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2008, will be approximately $11,017,912 or $2.33 per ordinary share. This would result in dilution to investors in this offering of approximately $3.67 per ordinary share or approximately 61.11% from the assumed offering price of $6.00 per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present stockholders by $0.89 per share attributable to the purchase of the ordinary shares by investors in this offering.

If the maximum offering is sold, we will have 5,255,000 ordinary shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2008, will be approximately $13,929,910 or $2.65 per ordinary share. This would result in dilution to investors in this offering of approximately $3.35 per ordinary share or approximately 55.82% from the assumed offering price of $6.00 per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $1.21 per share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing ordinary shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering(1)	Maximum Offering(2)
Assumed offering price per ordinary share	$6.00	$6.00
Net tangible book value per ordinary share before the offering (unaudited)	$1.45	$1.45
Increase per ordinary share attributable to payments by new investors	$0.89	$1.21
Pro forma net tangible book value per ordinary share after the offering	$2.33	$2.65
Dilution per ordinary share to new investors	$3.67	$3.35

(1)	Assumes gross proceeds from offering of 1,166,667 ordinary shares.
(2)	Assumes gross proceeds from offering of 1,700,000 ordinary shares.

Comparative Data

The following charts illustrate our pro forma proportionate ownership. Upon completion of the offering under alternative minimum and maximum offering assumptions, of present shareholders and of investors in this offering, compared to the relative amounts paid and comparative to our capital by present shareholders as of the date the consideration was received and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price Per
	Amount	Percent	Amount	Percent	Share
MINIMUM OFFERING
Existing shareholders	3,555,000	73.0%	$5,995,385	50.49%	$1.69
New investors	1,166,667	27.0%	$7,000,002	49.51%	$6.00
Total	4,721,667	100.0%	$11,875,387	100.0%	$2.52

	Shares Purchased		Total Consideration		Average Price Per
	Amount	Percent	Amount	Percent	Share
MAXIMUM OFFERING
Existing shareholders	3,555,000	65.0%	$5,995,385	40.54	$1.69
New investors	1,700,000	35.0%	$10,200,000	59.46	$6.00
Total	5,255,000	100.0%	$14,787,385	100.0	$2.81

SELECTED HISTORICAL CONDENSED

CONSOLIDATED FINANCIAL AND OPERATING DATA

You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. The selected statements of operations data are for the fiscal years ended December 31, 2008 and 2007. The selected balance sheet data set forth below is as of December 31, 2008 and 2007. This selected financial data is derived from our consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes thereto which are included elsewhere in this prospectus.

	For the Fiscal Year ended December 31,		For the three months ended March 31, 2009
	2008	2007	(Unaudited)
Total Sales	$8,449,958	$4,682,023	$2,850,807
Income from Operations	1,796,572	1,221,035	664,145
Other Income (Expense)	110,512	88,262	45
Net Income	1,868,055	1,307,929	643,079
Other Comprehensive Income	262,495	80,058	13,176
Comprehensive Income	2,130,550	1,387,987	656,255
Basic and Diluted Earnings per Share (based on 3,555,000 and 1,777,500 TRIT shares outstanding, on December 31, 2008 and 2007, respectively) (1)	0.53	0.74	0.18

	December 31,		March 31, 2009
	2008	2007	(Unaudited)
Total Assets	$8,774,224	$6,802,274	$9,633,219
Total Current Liabilities	2,649,261	2,817,131	2,851,576
Minority/Noncontrolling Interest	129,578	120,308	130,003
Shareholders’ Equity	5,995,385	3,864,835	6,781,643
Total Liabilities and Shareholders’ Equity	8,774,224	6,802,274	9,633,219

(1)	We have presented earnings per share in TRIT after giving retroactive effect to the 71.1-for-1 share split of our ordinary shares that will be completed prior to completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited historical consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

TRIT was incorporated in the Cayman Islands on January 7, 2009 as a limited company. On such date, TRIT issued 50,000 ordinary shares to shareholders of TTII for their respective interests in TTII, and TTII became the wholly-owned subsidiary of TRIT. The ultimate shareholders and ownership ratio among shareholders remained unchanged compared with TTII on December 31, 2007. On February 2, 2009, we completed the transfer of equity, and TRIT became the holder of 100% of the equity of TTII. Through our subsidiaries and VIEs in the PRC, our company provides self-manufactured, proprietary or third-party products, system integration and other services in the fields of environmental protection, and water resource monitoring, development, utilization and protection.

TTII was incorporated in the British Virgin Islands on November 24, 2005 as a limited company. It is a wholly-owned subsidiary of TRIT.

TTB was incorporated in the PRC on February 6, 2006. TTB is wholly-owned by TTII and is a wholly foreign-owned high-tech enterprise, primarily engaged in water resource protection including the utilization and development of technology and product sales, and the development of new industries and applications.

Tranhold was established on June 6, 2003. Tranhold was a wholly-owned subsidiary of TTII from October 24, 2007 until it was converted into a VIE controlled by our company on November 28, 2008. Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. Tranhold also provides water and wastewater treatment process control systems, process tail gas purification and other air pollution control systems and related integration solutions. Tranhold also represents several international brands of pollution control equipment in China under license agreements. Tranhold participated in the compilation of “The Technical Guidelines of Municipal Sewage Treatment Plant Operation, Management and Safety” for the Ministry of Construction of the People’s Republic of China.

Yanyu was established on March 29, 2002. Yanyu was a wholly-owned subsidiary of TTII from September 29, 2007 until it was converted into a VIE controlled by our company on November 28, 2008. Yanyu specializes in research and development, production, system integration, and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems. Yanyu participated in the compilation of “Technical Standards of Automatic Hydrologic Measuring and Report Systems (SL61-2003)” and “Technical Guidelines of Automatic Hydrologic Measuring and Reporting Systems – General Devices (GB/T)” for the Ministry of Water Resources of the PRC.

Before November 28, 2008, Tranhold and Yanyu were the subsidiaries of TTII. By November 28, 2008, we had completed two steps of reorganization. We first returned shares to the original shareholders of Tranhold and Yanyu. These shareholders are major shareholders, directors, corporate level executives and key employees of our company. Legally, Tranhold and Yanyu returned to their legal status prior to the acquisitions in 2007. Concurrently, on November 28, 2008, TTB signed and executed with Tranhold and Yanyu a series of contractual agreements with 25-year, renewable terms. These contractual agreements require the pledge of the original shareholders’ equity interests and stock certificates of the VIEs. At any time during the agreement period, we have the absolute right to acquire any portion of the equity interests of those VIEs under no-cost conditions. In addition, we have the absolute right to appoint directors and officers of those VIEs and to obtain the profits from those VIEs. These contractual agreements include:

Exclusive Technical and Consulting Service Agreement. Each of Yanyu and Tranhold has entered into an Exclusive Technical and Consulting Service Agreement with TTB, which agreement provides that TTB will be the exclusive provider of technical and consulting services to Yanyu and Tranhold, as appropriate, and that each of them will in turn pay 90% of its profits to TTB for such services. In addition to such payment, Yanyu and Tranhold agree to reimburse TTB for TTB’s expenses (other than TTB’s income taxes) incurred in connection with its provision of services under the agreement. Payments will be made on a quarterly basis, with any over- or underpayment to be reconciled once each of Tranhold’s and Yanyu’s annual net profits, as applicable, are determined at its fiscal year end. Any payment from TTB to TTII would need to comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies. Although based on this agreement TTB is only entitled to 90% of net profits, TTB also entitled the remaining share of the net profits of the VIEs through dividends per the Proxy Agreement and Equity Interest Pledge Agreement as discussed below. The Company is reliant on dividends paid by TTB for its cash needs, and TTB relies on payments from Yanyu and Tranhold to be able to pay such dividends to the Company.

Management Fee Payment Agreement. Each of the shareholders of Yanyu and Tranhold (other than Beijing Yan Yu Communications Telemetry United New Technology Development Department, a Chinese State Owned Entity (the “SOE Shareholder”) of Yanyu) has entered into a Management Fee Payment Agreement, which provides that in the event TTB exercises its rights to purchase the equity interests of the Yanyu or Tranhold shareholders (other than those owned by the SOE Shareholder of Yanyu) under the Equity Interest Purchase Agreements, such shareholders shall pay a Management Fee to TTB in an amount equal to the amount of the Transfer Fee received by the such shareholders under the Equity Interest Purchase Agreement.

Proxy Agreement. Each of the shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) has executed a Proxy Agreement authorizing TTB to exercise any and all shareholder rights associated with his ownership in Yanyu or Tranhold, as appropriate, including the right to attend shareholders’ meetings, the right to execute shareholders’ resolutions, the right to sell, assign, transfer or pledge any or all of the equity interest in Yanyu or Tranhold, as appropriate, and the right to vote such equity interest for any and all matters.

Equity Interest Pledge Agreement. TTB and the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) have entered in Equity Interest Pledge Agreements, pursuant to which each such shareholder pledges all of his shares of Tranhold or Yanyu, as appropriate, to TTB. If Tranhold or Yanyu or any of its respective shareholders (other than the SOE Shareholder of Yanyu) breaches its respective contractual obligations, TTB, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Such Tranhold and Yanyu shareholders have agreed not to dispose of the pledged equity interests or take any actions that would prejudice TTB’s interest. According to this agreement, TTB has absolute rights to obtain any and full dividends related to the equity interest pledged during the term of the pledge.

Exclusive Equity Interest Purchase Agreement. Each of the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) has entered into an Exclusive Equity Interest Purchase Agreement, which provides that TTB will be entitled to acquire such shares from the current shareholders upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations. The Exclusive Equity Interest Purchase Agreement also prohibits the current shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) from transferring any portion of their equity interests to anyone other than TTB. TTB has not yet taken any corporate action to exercise this right of purchase, and there is no guarantee that it will do so or will be permitted to do so by applicable law at such time as it may wish to do so.

Based on these agreements and according to the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), Tranhold and Yanyu are considered two VIEs of the Company, and TTB is the primary beneficiary. Accordingly, Tranhold and Yanyu have continued to be consolidated in the our financial statements. No change occurred in the financial statements before and after we entered into agreements with the VIEs.

For the past two fiscal year periods ended December 31, 2007 and 2008, our total revenues amounted to approximately $4.68 million and $8.45 million, respectively. For the quarterly periods ended March 31, 2008 and 2009, our total revenues amounted to approximately $1.39 million and $2.85 million, respectively. Our revenues are subject to VAT, business tax, urban maintenance and construction tax and additional education fees. We deduct these amounts from our gross revenues to arrive at our total revenues. Our net incomes for the same periods ended December 31, 2007 and 2008 were $1.30 million and $1.87 million, respectively, and $0.36 million and $0.64 million for the quarterly periods ended March 31, 2008 and 2009, respectively.

Our total revenues come from services we provide in our two operating segments, (i) Wastewater and Tail Gas Treatment and (ii) Water Resource Management. In these segments, we provide system integration services and sell hardware and software products.

System integration is the integration of the component subsystems into one system and monitoring of subsystems to ensure they function together as a system. Based upon our customers’ requirements and needs, we provide them turn-key solutions, including engineering design, procurements, manufacturing, software, installation, commissioning, training, and final acceptance. We realize the revenues from system integration sales based on percentage of completion.

Hardware product sales are based on our customers’ requirements and needs. We specify the right hardware equipment and components and sell hardware to the customers “as is” without providing software or other value-adding to the customers’ systems.

We sell our software products by providing customers with standard software with or without adding some standard interface software. Other than our operational expenses, we do not incur additional costs in connection with software product sales.

We generally require customers to pay minimum payments of 30% of a project’s total cost in advance and bill them the balance within 30 days after the transactions are completed. Sometimes, customers require 5-10% retainage for a 12-month warranty period. In such cases, we realize the retainage fee revenue when the warranty period expires and we receive the retainage fee payment.

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our sales revenues and net incomes are:

•	The changes in China’s macro-economic environment, government strategies and policies, industrial development and planning;

•

The amount of the Chinese central and provincial governments’ spending in water resources management, including surface and groundwater monitoring, flood control and mitigation, flood forecasting, water quality monitoring and assessment and water resources management decision maker systems;

•	The amount the Chinese central and local governments invest in municipal wastewater management, including sewer pipelines and sewage treatment, water reuse and odor control;

•

Our comprehensive capabilities and competencies, including the evolving technologies and applications, industrial experience and customer basis, core competitive advantages, market shares and revenues;

•	The availability and required terms of funding for our working capital.

Historically, our business growth has primarily been driven by an increase in the number of customers and projects. The complexity and scale of our projects have grown from single pieces of equipment, to comprehensive systems, to general contracting for complete solutions. For example, we now undertake projects to design and build entire treatment plants and complicated flood monitoring and forecasting systems for river basins. Due to the increasing urbanization process and growing economy in China, we expect that we will continue to earn a substantial majority of our revenues from our existing product and service lines. As a result, we plan to continue to focus most of our resources on expanding our business to the larger areas in the PRC and increasing our market share in the regions we serve. In addition, we will allocate our resources to innovate our technology, to develop applications, to improve our larger project execution capabilities and profitability, and to market our brand to customers.

Macro-economic Factors and Chinese Government Response

The financial crisis started in the second half of 2008 and soon became a global economic crisis as financial markets around the world deteriorated. The crisis eventually spread to other sectors such as manufacturing. The global economic growth rate also significantly decreased. Under such an uncertain and unstable economy and market, the Chinese government adjusted several major economic policies, including the use of a stimulus package in an effort to reach an 8% annual economic growth rate in 2009 and to encourage major banks to increase liquidity. This resulted in a $663 billion increase in loans in the first quarter of 2009. Water resources and environmental protection infrastructure construction is one of the major sectors that is expected to benefit from this increased liquidity. China enjoyed a 6.1% GDP growth rate in the first quarter of 2009, which was much higher than global rates and a large foreign currency surplus has strengthened China’s ability to weather the economic crisis. Also, it appears that the Chinese government’s $585 billion stimulus package is starting to have a positive impact on overall economic performance. Approximately 10% of the $585 billion will be invested in water resources, environmental protection and eco-system improvement projects. In addition to this stimulus package, the Central Government increased spending in water resources facility construction by $29 billion in the fourth quarter of 2008.

During the 3rd International Forum of China Urban Water Development on November 7, 2008, Mr. Qiu Baoxing, Vice-Ministry of Housing and Urban-Rural Development of the China, said water pollution control in rural areas became a major area for government investments. $145 billion will be allocated to approximately 20,000 small sewage treatment facilities. Currently, China has over 38,400 small towns with approximately 112 million in population. Most of these small towns do not have sewage collecting and treatment systems, resulting in severe water pollution and threatening sources of drinking water and ecological systems.

Based on the data shown above, we believe that Tri-Tech is likely to continue to grow in 2009 because our business scope includes water resources, flood control and mitigation, water quality monitoring and assessment, municipal water and wastewater management, water reuse, and odor control, all areas that are poised to benefit from China’s infrastructure investment.

New Opportunities in Water Resources and Wastewater Treatment

We are currently pursuing over 100 smaller river basin flood monitoring and forecasting systems with a market potential of approximately $72.5 million, and groundwater monitoring systems for over 100 counties across the country with a market potential of another $72.5 million. There can be no guarantee that we will be successful in these endeavors. Through local distributors and partnerships, we also promote our proprietary products targeting the water monitoring and dispatching systems of the Northward Rerouting of Southern River engineering construction, which has market potential of approximately $43.5 million.

Our wastewater treatment business segment focuses on Tianjin City and Hebei Province. Specifically, the Tianjin Binhai New Area spurs the growth of the total output value with major new infrastructure projects. The total GDP output value of the Binhai New Area is expected to increase by 22%. Within the next few years, Binhai New Area plans to construct over 40 large scale pumping stations and over 30 sewage treatment plants with a total market potential of approximately $8.7 billion.

Hebei Province is another targeted market. Hebei Province plans to construct over 50 sewage and grey water reuse treatment plants in the next two years.

We also actively pursue opportunities in the industrial wastewater and process tail gas treatment market in the petrochemical industry, such as SINOPEC Yanshan Plant, PetroChina Jilin Plant, SINOPEC Anqing Plant, and Dalian.

Currently almost all newly designed sewage treatment plants have odorous gases containment and control requirements. As such, we expect an increase in sales of proprietary biofiltration odor control systems.

To take advantage of these new market opportunities, we continue to increase our workforce to meet the increased work load. In order to pursue several major new water projects, we registered a branch office in Tianjin Dongli Economic Development Zone and set up a branch office in Hebei Province to get closer to our clients.

Working Capital and Cash Flow Management

Due to the increase in purchase orders, we feel some pressure from the shortage of working capital. In the short-term, we will try to accelerate our collection of accounts receivable, extend our credit with our vendors, and borrow short-term loans, to relieve the shortage of working capital. For our middle-term strategy, we are actively seeking funding sources, including loans and our initial public offering.

Critical Accounting Policies and Estimates

Critical Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying consolidated financial statements include the accounts of our company, subsidiaries and VIEs. All material inter-company transactions and balances have been eliminated in the consolidation. Please also refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

Our company adopted the provisions of FIN 46(R). Pursuant to FIN 46(R), Tranhold and Yanyu are VIEs of our company, and we are the primary beneficiary of the VIEs. Accordingly, the VIEs have been consolidated in our financial statements.

We compile our daily accounts in accordance with generally accepted accounting principles in the PRC (“PRC GAAP”) and convert our financial statements to make them comply with U.S. GAAP when reporting.

Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system integration under the percentage of completion method and the allowance for doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Revenue Recognition

Revenues consist primarily of product sales, software sales, and products and services solutions. Our company recognizes revenue when it is probable that the economic benefits will flow to the Company.

Specifically we provide products and service solutions under short and long-term fixed-price contracts. The contract periods range from two months to approximately three years in length. Our Company recognizes income for these contracts following the percentage-of-completion method, measured by contract milestones in accordance with the AICPA’S Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Cost of revenue is based on total actual costs incurred plus estimated costs to completion applied to percentage of completion as measured by contract milestone. Cost of revenues includes direct labor, materials and the applicable share of overhead expense directly related to the execution of services and delivery of projects.

At the time a loss on a contract becomes known, we recognize the entire amount of the estimated ultimate loss. Our Company recognizes unapproved change orders and claims for additional contract costs upon a signed change order from the customer or in accordance with paragraphs 62 and 65 of SOP 81-1. However, we have not experienced significant unapproved change orders in the past.

Our company recognizes sales of its products upon delivery of goods and passage of title in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”.

We recognize revenue from the sales of software, support contracts and services in accordance with SOP No. 97-2, “Software Revenue Recognition” and SOP 81-1. For software sales with no significant post-shipment obligations and no uncertainty about customer acceptance, our company recognizes revenue on delivery of software to the customer. Our company recognizes revenues for software sales with significant post-shipment obligations, including the production, modification, or customization of software, by the percentage-of-completion method, with progress to completion measured on the basis of milestone completion, labor costs incurred currently versus the total estimated labor cost of performing the contract over its term, or other factors appropriate to the individual contract of sale.

We present all sales revenue net of VAT or a sales tax. Our company’s products that are sold in the PRC are generally subject to a Chinese VAT at a rate of 17% or sales tax of 5% of the gross sales price, except for certain proprietary software sales which will only be subject to an effective tax rate of 3%. The VAT may be offset by VAT paid by our company on purchased raw materials and other materials included in the cost of projects or producing the finished product.

Our company records revenue in excess of billings as “unbilled receivables”. We record billings in excess of revenues as “billings in excess of revenue”. We expect all billed and unbilled amounts to be collected within one year.

Consolidation of Variable Interest Entities

Yanyu and Tranhold are considered VIEs, and we are the primary beneficiary. On November 28, 2008, TTB, our subsidiary, entered into agreements with Yanyu and Tranhold, pursuant to which we will ultimately receive 90% of each of Yanyu’s and Tranhold’s net income and has absolute rights to obtain any and all dividends related to the equity interest pledged during the term of the pledge. We do not receive any payment from Yanyu and Tranhold unless Yanyu and Tranhold recognize net income during its fiscal year. These agreements do not entitle us to any consideration if Yanyu and Tranhold incur a net loss during its fiscal year. In accordance with these agreements, Yanyu and Tranhold pay consulting and marketing fees equal to 90%, respectively, of its net income to our new wholly owned subsidiary, TTB, and TTB supplies the technology and personnel needed to service Yanyu and Tranhold. Yanyu and Tranhold were designed to operate in China for the benefit of our company.

The accounts of Yanyu and Tranhold are consolidated in the accompanying financial statements pursuant to FIN 46(R). As VIEs, Yanyu’s and Tranhold’s sales are included in our company’s total sales, their income from operations is consolidated with our company’s, and our net income from continuing operations before non-controlling interest in income includes all of Yanyu’s and Tranhold’s net income. Our non-controlling interest in their income is then subtracted in calculating the net income attributable to our company. Because of the contractual arrangements, we have a pecuniary interest in each of Yanyu and Tranhold that requires consolidation of our company’s, Yanyu’s and Tranhold’s financial statements.

Accounts Receivable

We recognize accounts receivable initially at fair value less an allowance for doubtful accounts. We make an allowance for doubtful accounts based on aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible. We maintain allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments in the relevant time period. We review the accounts receivable on a periodic basis and make general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, we consider many factors, including the age of the balance, the customer’s historical payment history and current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the consolidated statement of operations within “General and administrative expenses”.

Our allowances for doubtful accounts during the years ended December 31, 2008, 2007 and the quarter ended March 31, 2009 amounted to $22,935, $456 and $10,178, respectively. The net value of accounts receivable for the year ended December 31, 2008 and the quarter ended March 31, 2009 amounted to $3,105,859 and $2,836,707, respectively. Based on our valuation review, we believe the net balance on each balance sheet date herein was collectable.

Cost of Revenues

Cost of revenues include: material and equipment costs, transportation costs, labor costs, processing costs, packaging costs, quality inspection cost, quality control costs, and sales tax. Cost of revenues for the years ended December 31, 2007 and 2008 amounted to $2,692,782 and $5,322,240, respectively, and $769,367 and $1,781,724 for the quarterly periods ended March 31, 2008 and 2009, respectively.

Operating expenses

Operating expenses include: salaries, bonus, and social insurance of management, administrative and sales personal, traveling cost, entertainment expenses, depreciation of equipment, amortization of intangible asset, office rental expenses, professional service fee, office supply, R&D expenses, bad debt provision, etc. Operating expenses for the years ended December 31, 2007 and 2008 amounted to $768,206and $1,331,145, respectively. Operating expenses for the quarterly periods ended March 31, 2008 and March 31, 2009 amounted to $308,956 and $404,938, respectively.

Plant and Equipment

We state plant and equipment at historical cost less accumulated depreciation and amortization. Historical cost consists of purchase price and any directly attributable costs of bringing the assets to working condition and location for intended use. We provide for depreciation and amortization in amounts sufficient to expense the related cost of depreciable assets for operations over their estimated useful lives. We compute depreciation using the straight-line method over the estimated useful lives of the assets with 5% residual value.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Buildings and improvements	40 years
Transportation equipment	5 years
Machinery	10 years
Office equipment	5 years
Furniture	5 years

We eliminate the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. We charge maintenance, repairs and minor renewals directly to expenses as incurred, and it capitalizes major additions and betterment to buildings and equipment.

The depreciation expense for the years ended December 31, 2007 and 2008 amounted to $7,713 and $30,892, respectively, and the net value of plant and equipment for the years ended December 31, 2008 and 2007 amounted to $174,128 and $117,306, respectively. The depreciation expense for the quarterly periods ended March 31, 2008 and 2009 amounted to $6,938 and $8,923, respectively. The net value of plant and equipment for the quarterly period ended March 31, 2009 amounted to $165,926.

Intangible Assets

We amortize other acquired intangible assets with definite lives on a straight-line basis over their expected useful economic lives. We do not amortize intangible assets with an indefinite useful life, and we subject such assets to an impairment test annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. We periodically evaluate the recoverability of all intangible assets and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Useful Life
Proprietary technology relating to sewage, municipal solid waste treatment and tail gas purification	20 years
Proprietary technology relating to low energy consumption data transmission system	20 years

The amortization expense for the years ended December 31, 2008 and December 31, 2007 amounted to $57,839 and $18,100, respectively. The net value of intangible assets for the years ended December 31, 2008 and 2007 amounted to $857,475 and $856,915, respectively. The amortization expense for quarterly periods ended March 31, 2009 and 2008 amounted to $12,660 and $12,226, respectively. The net value of intangible assets for the quarter ended March 31, 2009 amounted to $844,683.

Inventories

We value inventory at the lower of cost or net realizable value and determine inventory by using the average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct labor, materials and overhead costs related to projects.

Inventories consisted of the following:

	December 31, 2008	December 31, 2007	March 31, 2009
Raw materials	$112, 638	$111,203	$112,474
Finished goods	226,172	362,754	464,418
Project work-in-progress	1,127,658	661,593	1,257,605

Totals	$1,466,468	$1,135,550	$1,834,497

We review our inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of December 31, 2008 and March 31, 2009, we determined that no more reserves were necessary.

Research and development

Research and development expenses include salaries, consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities and other departmental expenses. Our company expenses costs for the development of new software products and substantial enhancements to existing software products as incurred until technological feasibility has been established, at which time we capitalize any additional costs. Our management is responsible for assessing the establishment of technological feasibility in accordance with FAS 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.”

Research and development costs recorded in selling and general and administrative expenses were $66,295 and $33,248 during the years ended December 31, 2008 and 2007, respectively. No research and development expenses were capitalized in 2008 and 2007.

Research and development costs recorded in selling and general administrative expenses were $53,712 and 11,830 for the quarters ended March 31, 2009 and 2008, respectively. No research and development expenses were capitalized in the first quarter of 2008 or 2009.

Translation of Foreign Currency

We use the United States dollar as our reporting and functional currency. We translate monetary assets and liabilities denominated in currencies other than United States dollars into United States dollars at the rates of exchange ruling at the balance sheet date. We convert transactions in currencies other than United States dollars during the year into United States dollars at the rates of exchange ruling at the transaction dates.

We maintain financial records of our PRC subsidiary and the VIEs in RMB, their functional currency and the currency of the PRC. We translate their balance sheets assets and liabilities into United States dollars based on the rates of exchange existing on the balance sheet date and translates their statements of operations using a weighted average rate for the period. We reflects translation adjustments as accumulated other comprehensive income (loss) in stockholders’ equity

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $372,642 and $110,147 as of December 31, 2008 and December 31, 2007, respectively, and $385,818 at March 31, 2009. We translated balance sheet amounts with the exception of equity at December 31, 2008 at RMB 6.8346 to US$1.00 as compared to RMB 7.3046 to US$1.00 at December 31, 2007. Balance sheet amounts with the exception of equity were translated at RMB 6.8359 to US$1.00 at March 31, 2009. We stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2008 and the year ended December 31, 2007 were RMB 6.9451 and RMB 7.6040, respectively and RMB 6.8357 for the quarter ended March 31, 2009.

Earnings per share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, forward contract, warrants to purchase common stock, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into common stock. We exclude potential common shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

There were no instruments outstanding during the years ended December 31, 2008 or 2007 or the quarter ended March 31, 2009 that would have a dilutive impact on the earnings per share calculation. Accordingly, our company has not presented a separate fully diluted earnings per share measure.

PRC Enterprise Income Tax

Our company provides for deferred income taxes using the asset and liability method. Under this method, we recognize deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. We classify deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. We provide a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

We adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. We recognize a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is over 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, we do not record a tax benefit. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on our financial statements. We did not have any significant unrecognized uncertain tax positions.

Our operations are subject to income and transaction taxes mainly in the PRC. Significant estimates and judgments are required in determining our provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. We do not anticipate any events which could change these uncertainties.

PRC Value-added Tax

Our Company’s products that are sold in the PRC are generally subject to a Chinese VAT at a rate of 17% except for certain proprietary software sales, which will only be subject to a tax at an effective rate of 3%. The VAT may be offset by VAT we pay on raw materials and other materials included in the cost of producing their finished product. Accrued VAT payables from Yanyu and Tranhold are subject to a 10% surtax, which includes urban maintenance and construction tax and additional education fees.

PRC Business Tax

Revenues from services provided by TTB, Yanyu and Tranhold are subject to a PRC business tax of 5% and surtax of 0.5%. We pay business tax on gross revenues generated from our shipping agency services minus the costs of services, which are paid on behalf of our customers.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated.

	Year Ended December 31, 2008		Year Ended December 31, 2007		Change
	$ (thousands)%		$ (thousands)%		$ (thousands)%
Revenue	8,450.0	100.0	4,682.0	100.0	3,768.0	80.5
Cost of Revenues	5,322.2	63.0	2,692.8	57.5	2,629.4	97.6
Gross Profit Rate	—	37.0	—	42.5
Selling Expenses	239.3	2.8	61.0	1.3	178.3	292.3
General and Administrative Expenses	1,091.8	12.9	707.2	15.1	384.6	54.4
Other Income (expenses)	110.5	1.3	88.3	1.9	22.2	25.1
Income before Tax and Minority interest	1,907.1	22.6	1,309.3	28.0	597.8	45.7
Provision for income taxes	29.8	0.4	1.4	0.0	28.4	2028.6
Minority interest	9.3	0.1	—	0.0	9.3
Net income	1,868.0	22.1	1,307.9	27.9	560.1	42.8

On December 31, 2007, TTII and its wholly owned subsidiary TTB completed a sales and purchase agreement with certain existing shareholders of Yanyu (the “Yanyu Original Shareholders”). Pursuant to the agreement, TTII issued 50,000 shares of its common stock to the Yanyu Original Shareholders for 92.86% equity ownership of Yanyu. Based on Statement of Financial Accounting Standards No. 141, “Business Combinations”, TTII is determined to be the acquirer. The consolidated statements of income and consolidated statements of cash flows of fiscal year ended December 31, 2007, did not include Yanyu’s income or expenses.

The following table sets forth a summary of our pro forma consolidated results of operations for the periods indicated, as though the acquisition of Yanyu had occurred on January 1, 2007 rather than December 31, 2007.

	Year Ended December 31, 2008		Year Ended December 31, 2007		Change
	$(thousands)%		$(thousands)%		$(thousands)%
Revenue	8,450.0	100.0%	7,021.0	100.0%	1,429.0	20.4%
Cost of Revenues	5,322.2	63.0%	4,343.3	61.8%	978.9	22.5%
Gross Profit Rate	37.0%	—	38.2%	—	—	—
Selling Expenses	239.3	2.8%	194.1	2.8%	45.2	23.3%
General and Administrative Expenses	1,091.8	12.9%	1,066.2	15.2%	25.6	2.4%
Other Income (expenses)	110.5	1.3%	85.7	1.2%	24.8	28.9%
Income before Tax and Minority interest	1,907.1	22.6%	1,503.1	21.4%	404.0	26.9%
Provision for income taxes	29.8	0.4%	-2.2	0.0%	32.0	—
Minority interest	9.3	0.1%	14.1	0.2%	-4.8	-34.0%
Net incomes	1,868.0	22.1%	1,491.2	21.2%	376.8	25.3%

Revenues

Our total revenues increased by 80.5% from $4.68 million for the fiscal year ended December 31, 2007 to $8.45 million for the fiscal year ended December 31, 2008. This increase was primarily due to the acquisition of Yanyu and in smaller part to the increased size and efforts of our sales force, the growth of our client base, the completion of more and larger projects and the improvement of our project execution capabilities.

Revenues

Our total revenues increased by 80.5% from $4.68 million for the fiscal year ended December 31, 2007 to $8.45 million for the fiscal year ended December 31, 2008. This increase was due to the increased size and efforts of our sales force, the growth of our client base, the completion of more and larger projects and the improvement of our project execution capabilities.

Cost of Revenues

Our cost of revenues increased 97.6% from $2.69 million for the fiscal year ended December 31, 2007 to $5.32 million for the fiscal year ended December 31, 2008. Cost of revenues increased faster than revenues, resulting in a 5.5% decrease in gross margin from 42.5% down to 37.0% for the years ended December 31, 2007 and 2008, respectively. This result is largely due to the increase in the costs of raw materials and components we purchased in our project execution. However, we have seen a decreasing trend for costs continuing into 2009 and expect the trend will continue to the end of this year, as China and the rest of the world weather the international economic slowdown.

Selling Expenses

Our selling expenses increased by 292% from $61,010 for the fiscal year ended December 31, 2007 to $239,300 for the fiscal year ended December 31, 2008.

Our selling expenses primarily consist of commissions and traveling expenses of our staff to customers’ headquarters or project sites. Our selling expenses increased in both absolute amount and as a percentage of our total net revenues for the fiscal year ended December 31, 2008, mainly due to the increase in the number of customers we served and the size of our sales forces.

General and Administrative Expenses

Our general and administrative expenses primarily consist of salaries and benefits for our staff, depreciation expenses, office rental expenses, traveling expenses, and expenses for legal, accounting and other professional services.

Our general and administration expenses increased by 54.4% from $707,200 for the fiscal year ended December 31, 2007 to $1.092 million for the fiscal year ended December 31, 2008. The expenses increased only slightly in 2008 because we did not significantly increase the management and supporting staff.

However, our general and administration expenses will increase in the near term as a result of Sarbanes-Oxley Section 404 compliance and business expansion should our company become a publicly-traded company in 2009.

Other Income (Expenses)

Because we are a certified software hi-tech company, we receive a partial tax rebate from the Chinese government for VAT paid on software we sell. This partial rebate is classified as other income. Due to the increase in our software sales and, as a result, the increase in partial VAT rebate, our other income increased $22,200 or 25.1%, from $88,300 for the fiscal year ended December 31, 2007 to $110,500 for the fiscal year ended December 31, 2008.

Net Income

Our net income increased 42.8% from $1.307 million for the fiscal year ended December 31, 2007 to $1.868 million for the fiscal year ended December 31, 2008.

Segment Information

The Company has two reportable operating segments. The segments are grouped with references to the types of services provided and the types of clients that use those services. The Company assesses each segment’s performance based on net revenues and gross profit on contribution margin. The two reportable operating segments are Segment 1: water and wastewater treatment process control systems, process tail gas purification (“Wastewater and Tail Gas Treatment”) and Segment 2: water resources protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems (“Water Resource Management”).

	Year Ended December 31, 2008
	Segment 1 Wastewater and Tail Gas Treatment	Segment 2 Water Resource Management	Total
Revenues	$4,968,488	$3,481,470	$8,449,958
Cost of revenues	3,111,659	2,210,581	5,322,240
Gross profit	1,856,829	1,270,889	3,127,718
Operating expenses	681,486	649,659	1,331,145
Other expenses, net	(40)	(110,472)	(110,512)

Income before income taxes and minority interest	$1,175,383	$731,702	$1,907,085

	Year Ended December 31, 2007
	Segment 1 Wastewater and Tail Gas Treatment	Segment 2 Water Resource Management	Total
Revenues	$3,578,020	$1,104,003	$4,682,023
Cost of Revenues	2,029,429	663,353	2,692,782
Gross Profit	1,548,591	440,650	1,989,241
Operating expenses	575,604	192,602	768,206
Other expenses, net	(17,901)	(70,361)	(88,262)

Income before income taxes and minority interest	$990,888	$318,409	$1,309,297

Segment 1 has had significant growth from top to bottom for the year ended December 31, 2008 compared to the year ended December 31, 2007. Revenues, gross profit, and income before income taxes and minority interest grew 38.9%, 19.9% and 18.6%, respectively in the year ended December 31, 2008 compared to the year ended December 31, 2007. Due to decreases in the sales revenue of software products, combined with increased cost of revenues from system integration, gross profit and total revenue have not moved broadly together. Due to economic scale effects, while the revenues increased 38.9% year over year, operating expenses only increased by 18.4%.

Without considering the contributions of Yanyu, Segment 2 revenue, gross profit and income before income taxes and minority interest increased 215.3%, 188.4% and 129.8%, respectively, year over year for the period ended December 31, 2008 compared to the period ended December 31, 2007. The majority of such increases are attributable to the acquisition of Yanyu on December 31, 2007. After consolidating Yanyu, the revenue, gross profit and income before income taxes and minority interest for Segment 2 increased 1.1%, 12.6% and 42.9%, respectively, for the year ended December 31, 2008 compared to the year ended December 31, 2007.

Liquidity and Capital Resources

Cash Flows and Working Capital

As of December 31, 2008, we had working capital of $5,093,361 including cash of $732,418. The following table sets forth a summary of our cash flows for the periods indicated:

	Year Ended December 31,
	2008	2007
	$	$
Net cash provided by operating activities	(395,822)	643,305
Net cash (used in) investing activities	(91,351)	17,580
Net cash (used in) provided by financing activities	673,735	(439,694)
Effect of foreign currency translation on cash and cash equivalents	178,143	57,983
Net cash flow	364,705	279,174
Cash, beginning of year	367,713	88,539
Cash, end of year	732,418	367,713

Operating Activities

Net cash provided by operating activities was -$395,822 for the year ended December 31, 2008 as compared to $643,305 net cash provided by operating activities for the same period in 2007. The decrease of net cash provided by operating activities is mainly attributable to several factors, including (i) an increase in accounts receivable of $1,528,876, (ii) an increase in unbilled revenue of $360,048, and (iii) an increase in inventory of $330,918. These increases were mainly attributable to the growth of our business during the period.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2008 was $91,351, compared to net cash used in investing activities of -$17,580 (net gain from an acquisition during 2007). The cash used in investing activities in the year ended December 31, 2008 was mainly attributable to capital expenditures for the purchase of new equipment and the improvement of office and manufacturing facilities.

Financing Activities

Net cash provided by financing activities in the year ended December 31, 2008 totaled $673,735, compared to net cash used in financing activities of -$439,694 in the year ended December 31, 2007. The cash provided by financing activities in the year ended December 31, 2008 was mainly attributable to repayments from third parties of advances.

As a result of the total cash activities, net cash increased $364,705 from December 31, 2007 to December 31, 2008. We believe that our currently available working capital of $5,093,361 including cash of $732,418 should be adequate to meet our anticipated cash needs, and sustain our current operations for at least 12 months.

However, the currently available working capital, especially the cash may not be sufficient to our anticipated expansion. In order to meet the working capital needs for our anticipated expansion, we are actively taking the following actions:

•

Improve our collection of accounts receivable – most of our clients are central, provincial and local governments. Due to the current situation with the Central government stimulus plan and increases in bank liquidity, our clients are in good financial positions. Therefore, we expect to collect more cash from our relatively high accounts receivable, and use the cash collected in our business expansion;

•	If necessary, we will consider raising more capital from the markets;

•

Borrow short-and long-term commercial loans from local banks – As of December 31, 2008, our company did not have any long-term debt, and we had short-term debt of $285,672. The Debt Ratio is extremely low, only 0.03. Therefore, we believe we are in a very good position to raise cash through debt financing if necessary.

Financial Instruments

We carry the carrying value of financial instruments, which consist of cash and cash equivalents, restricted cash, short-term investments, accounts receivable, trade notes receivable, accounts payable, trade notes payable, and other payables at cost, which approximates fair value due to the short-term nature of these instruments. Our company does not use derivative instruments to manage risks.

Three Month Period Ended March 31, 2009 Compared to Three Month Period Ended March 31, 2008

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated.

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008		Change
	$ (thousands)%		$ (thousands)%		$ (thousands)%
Revenue	2,850.8	100.0	1,393.7	100.0	1,457.0	104.5
Cost of Revenues	1,781.7	62.5	769.3	55.2	1,012.3	131.6
Gross Profit Margin	—	37.5	—	44.8
Selling Expenses	104.3	3.7	54.3	3.9	50.0	92.0
General and Administrative Expenses	300.6	10.5	254.6	18.3	46.0	18.1
Other Income (expenses)	0.0	0.0	47.7	3.4	(47.6)	(99.9)
Income before Tax and Non-controlling interest income	664.1	23.3	363.1	26.1	301.1	82.9
Provision for income taxes	20.6	0.7	0.7	0.1	20.0	2,825.9
Non-controlling interest income	0.4	0.0	0.6	0.0	(0.2)	(31.7)
Net income	643.0	22.6	361.8	26.0	281.2	77.7

Revenues

Our total revenues increased by 104.5% from $1.39 million for the quarter ended March 31, 2008 to $2.85 million for the quarter ended March 31, 2009. This increase was due to the increased size and effort of our sales force, the growth of our client base, the completion of more and larger projects and the improvement of our project execution capabilities. Further, a majority of the revenues for the period ended March 31, 2009 were generated from the sales of hardware products.

Cost of Revenues

Our cost of revenues increased 131.6% from $0.76 million for the quarter ended March 31, 2008 to $1.78 million for the quarter ended March 31, 2009. Cost of revenues increased faster than revenues, resulting in a 7.3% decrease in gross margin from 44.8% for the quarter ended March 31, 2008 down to 37.5% for the quarter ended March 31, 2009. This decrease was due to relatively lower gross margin on the sales of hardware products compared to system integration and software products.

Selling Expenses

Our selling expenses increased by 92.0% from $54,318 for the quarter ended March 31, 2008 to $104,306 for the quarter ended March 31, 2009.

Our selling expenses primarily consist of commissions and traveling expenses of our staff to customers’ headquarters or project sites. Our selling expenses increased for the quarter ended March 31, 2009, mainly due to the increase in the number of customers we served and the size of our sales forces.

General and Administrative Expenses

Our general and administrative expenses primarily consist of salaries and benefits for our staff, depreciation expenses, office rental expenses, traveling expenses, and expenses for legal, accounting and other professional services.

Our general and administration expenses increased by 18.1% from $254,638 for the quarter ended March 31, 2008 to $300,632 for the quarter ended March 31, 2009. The expenses increased only slightly in 2009 because we did not significantly increase the management and supporting staff.

However, our general and administration expenses will increase in the near term as a result of Sarbanes-Oxley Section 404 compliance and business expansion should our company become a publicly-traded company in 2009.

Other Income (Expenses)

Because we are a certified software hi-tech company, we receive a partial tax rebate from the Chinese government for VAT paid on software we sell. This partial rebate is classified as other income. Due to the decrease in our software sales and, as a result, the decrease in partial VAT rebate, our other income decreased $47,657 or 99.9%, from $47,702 for the quarter ended March 31, 2008 to $45 for the quarter ended March 31,2009.

Net Income

Our net income increased 77.7% from $361,823 for the quarter ended March 31, 2008 to $643,079 for the quarter ended March 31, 2009.

Liquidity and Capital Resources

Cash Flows and Working Capital

As of March 31, 2009, we had working capital of $5,771,034 including cash of $1,148,884. Our cash includes cash-in-hand and bank savings. The table below reflects our company’s cash situation:

	Quarter Ended March 31, 2009	Quarter Ended March 31, 2008
	$ (thousands)	$ (thousands)
Operating activities	636	424
Financing Activities	(213)	206
Investing Activities	(1)	—
Effects Of Exchange Rate	(5)	62
Cash, beginning of year	732	367
Increase (Decrease) In Cash	416	694
Cash, end of year	1,148	1,061

Operating Activities

Net cash provided by operating activities was $636,313 for the quarter ended March 31, 2009 as compared to $424,554 net cash provided by operating activities in the quarter ended March 31, 2008. The increase of net cash provided by operating activities is mainly attributable to several factors, including (i) a decrease in accounts receivable of $258,395; (ii) an increase in net income; (iii) a decrease in prepayments and deferred expenses of $340,332; and (iv) an increase in accounts payable of $256,795.

Investing Activities

Net cash used in investing activities for the quarter ended March 31, 2009 was $950, compared to net cash used in investing activities of $0 in the quarter ended March 31, 2008.

Financing Activities

Net cash used in financing activities in the quarter ended March 31, 2009 totaled $213,584, compared to net cash provided by financing activities of $206,942 in the quarter ended March 31, 2008. The cash used in financing activities in the quarter ended March 31, 2009 was mainly attributable to repayments to third parties of advances.

As a result of the total cash activities, net cash increased $416,466 from December 31, 2008 to March 31, 2009. We believe that our currently available working capital of $5,771,034 including cash and cash equivalents of $1,148,884 should be adequate to meet our anticipated cash needs, and sustain our current operations for at least 12 months.

However, the currently available working capital, especially the cash may not be sufficient to our anticipated expansion. In order to meet the working capital needs for out anticipated expansion, we actively take the following actions:

•

Improve our collection of accounts receivable – most of our clients are central, provincial and local governments. Due to the current situation with the Central government stimulus plan and increases in bank liquidity, our clients are in good financial positions. Therefore, we expect to collect more cash from our relatively high accounts receivable, and use the cash collected in our business expansion;

•	If necessary, we will consider raising more capital from the market;

•

Borrow short-and long-term commercial loans from local banks – As of March 31, 2009, our company did not have any long-term debt, and we had short-term debt of $64,725. The Debt Ratio is extremely low, only 0.01. Therefore, we are in a very good position to raise cash through debt financing.

Contractual Obligations and Commercial Commitments

Operating Leases

As of March 31, 2009, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2009	$72,689
2010	81,854
2011	$71,319
2012	—
2013	—

Total	$225,862

The leased properties are principally located in the PRC and are used for administration and research and development purposes. The terms of these operating leases varied from one to three years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $160,341 and $73,208 for the years ended December 31, 2008 and December 31, 2007, respectively. Rental expenses were $44,333 and $25,532 for the quarterly periods ended March 31, 2009 and March 31, 2008, respectively.

Product Warranties

Our warranty policy generally is to replace parts if they become defective within one year after deployment at no additional charge. Historically, failure of product parts due to materials or workmanship has not been significant. We have not incurred any material unexpected costs associated with servicing its warranties. We continuously evaluate and estimate our potential warranty obligations, and record the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

Capital Expenditures

In the past, our capital expenditures were used to purchase computers and other office equipment for our business. Our capital expenditures may increase in the near term as our business continues to grow and as we expand and improve our financial and accounting systems and infrastructure. We spent $91,400 and $58,900 on such capital expenditures during the years ended December 31, 2008 and 2007, respectively. We spent $950 and $0 on such capital expenditures during the quarterly periods ended March 31, 2009 and March 31, 2008, respectively.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash invested in demand deposits and liquid investments with original maturities of three months or less. We have not used any derivative financial instruments to manage our interest risk exposure. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest income may be lower than expected due to changes in market interest rates.

Foreign Exchange Risk

Translation adjustments amounted to $385,818 and $372,642 as of March 31, 2009 and December 31, 2008, respectively. The Company translated balance sheet amounts with the exception of equity at March 31, 2009 at RMB 6.8359 to US$1.00 as compared to RMB 6.8346 to US$1.00 at December 31, 2008. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the quarters ended March 31, 2009 and the quarters ended March 31, 2008 were RMB 6.8357 and RMB 7.1626, respectively.

Inflation

Although China has experienced an increasing inflation rate, inflation has not had a material impact on our results of operations in recent years. According to the National Bureau of Statistics of China, the change in the consumer price index in China was 0.46%, (0.77%), and 1.16% in 2001, 2002 and 2003, respectively. However in connection with a 3.9% increase in 2004, the Chinese government announced measures to restrict lending and investment in China in order to reduce inflationary pressures in China’s economy. Following the government’s actions, the consumer price index decreased to 1.8% in 2005 and to 1.5% in 2006. In 2007, the consumer price index increased to 4.8%. In response, China’s central bank, the People’s Bank of China, announced that the bank reserve ratio would rise half a percentage point to 15.5% in an effort to reduce inflation pressures. China’s consumer price index growth rate reached 8.7% year over year in 2008. The results of the Chinese government’s actions to combat inflation are difficult to predict. Adverse changes in the Chinese economy, if any, will likely impact the financial performance of a variety of industries in China that use or would be candidates to use our software.

Taxation

Under the current law of the Cayman Islands, we are not subject to tax on income or capital gain. However, our revenues are primarily derived from payments made by Tranhold and Yanyu to our Chinese subsidiary, TTB. Prior to January 1, 2008, under PRC laws and regulations, a company established in China was typically subject to a state enterprise income tax rate of 30% and a local enterprise tax rate of 3% on its taxable income. PRC laws and regulations also provide foreign-invested enterprises established in certain areas in the PRC with preferential tax treatment. Since January 1, 2008, China has mandated a unified enterprise income tax rate of 25%, with a preferential tax rate of 15% for high-tech companies. As our Cayman Islands and British Virgin Islands business entities are controlled and managed from the PRC, they are categorized as Resident Enterprise by New EIT Law and are subject to PRC EIT.

Ministry of Science and Technology, Ministry of Finance and State Administration of Taxation jointly released the Notice on Printing and Distributing the Administrative Measures for Determination of High-technology Enterprises (“Notice”) on April 14, 2008, and the Notice took effect as of January 1, 2008 retroactively. Pursuant to the Notice, the Approval Certificates of High-technology Enterprise of TTB’s and Tranhold’s are valid, and the Approval Certificate of High-technology Enterprise of Yanyu expired, therefore, TTB and Tranhold can be deemed as “qualifying high-technology enterprises”. Under current PRC laws and regulations, TTB is currently enjoying reduced enterprise income tax rates of 10%, 11%, and 12% from 2009 to 2011. Tranhold and Yanyu are currently subject to the enterprise income tax of 25% but 15% before. Yanyu and Tranhold are going to apply for the cognizance of “qualifying high-technology enterprises” in accordance with the requirement and the procedure stipulated in the Notice.

Sales tax varies from 3% to 17% depending on the nature of the revenue. For revenues generated from those parts of our software solutions which are recognized by and registered with government authorities and meet government authorities’ requirements to be treated as software products, we are entitled to receive a refund of 14% on the total VAT paid at rate of 17%. Revenues from software products other than the above are subject to full VAT at 17%. In addition, we are currently exempted from sales tax for revenues generated from development and transfer of tailor-made software solutions for clients; further, revenues from our consulting services are subject to a 5% sales tax. As a company that qualifies to issue VAT invoices, we need to maintain a certain amount of revenue that is VAT-taxable. As such, we may have to refuse some of the tax exemption benefit in our tailor-made software development business and pay VAT for those parts of the revenue in order to maintain minimum VAT revenue thresholds. This practice may cease to apply if more of our software products are matured, recognized and registered as software products in the PRC. See “Risk Factors—Our business benefits from certain government incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income”.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principle and expands disclosures of fair value measurement. In application, this statement does not require any new fair value measurements. It is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. However, on February 12, 2008, the FASB issued FSP FAS 157-2, which would delay the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. We are currently evaluating the impact that the adoption of this statement will have on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 “Business Combinations” (Revised 2007) (“SFAS 141(R)”). SFAS 141(R) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, our company is required to record and disclose business combinations following existing U.S. GAAP until January 1, 2009. We are currently evaluating the requirements of SFAS 141(R) and have not yet determined the impact on our financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We are currently evaluating the requirements of SFAS 160 and have not yet determined the impact on our financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110 (“SAB 110”). SAB 110 states that the staff will continue to accept, under certain circumstances, the use of the simplified method for estimating the expected term of “plain vanilla” share options in accordance with SFAS 123(R) beyond December 31, 2007. We believe there will be no material impact on our financial statements upon adoption of this standard.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the potential impact of FSP FAS 142-3 on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” (“SFAS 162”) SFAS 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. We believe that there will be no material impact on our consolidated financial position and results of operations.

On January 1, 2009, SFAS No. 161, “Disclosures and Derivatives Instruments and Hedging Activities, an amendment of FASB Statements No. 133.” SFAS No. 161 requires additional disclosures about the Company’s objectives in using the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities,” and its related interpretations. The Company adopted SFAS No. 161. The adoption of this standard did not materially impact its financial statements.

In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 111 (“SAB 111”). SAB 111 amends Topic 5.M. in the SAB series entitled “Other Than Temporary Impairment of Certain Investments Debt and Equity Securities”. On April 9, 2009, the FASB issued FASB Staff Position (“FSP”) No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. SAB 111 maintains the previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. SAB 111 was effective for the Company as of March 31, 2009. There was no material impact on our consolidated financial position or results of operations upon adoption.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. This FASB staff position amends FASB Statement No. 107 to require disclosures about fair values of financial instruments for interim reporting periods as well as in annual financial statements. The staff position also amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods. This FASB staff position becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We do not believe there will be material impact on our consolidated financial position or results of operations upon adoption on April 1, 2009.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. This FSP amends the other-than-temporary impairment guidance in GAAP for debt securities. If an entity determines that it has an other-than-temporary impairment on a security, it must recognize the credit loss on the security in the income statement. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. The staff position expands disclosures about other-than-temporary impairment and requires that the annual disclosures in FASB Statement No. 115 and FSP FAS 115-1 and FAS 124-1 be made for interim reporting periods. This FSP becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued three Staff Positions (“FSPs”) that are intended to provide additional application guidance and enhance disclosures about fair value measurements and impairments of securities. FSP FAS 157-4 clarifies the objective and method of fair value measurement even when there has been a significant decrease in market activity for the asset being measured. FSP FAS 115-2 and FAS 124-2 establish a new model for measuring other-than-temporary impairments for debt securities, including establishing criteria for when to recognize a write-down through earnings versus other comprehensive income. FSP FAS 107-1 and APB 28-1 expand the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, to interim periods. All of these FSPs are effective for us beginning April 1, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC have or will have a material impact on our company’s present or future consolidated financial statements.

OUR BUSINESS

Water Pollution Control in China

China’s environmental infrastructure in general, and its water infrastructure in particular, are under great stress. China has a smaller water supply than the United States but approximately five times as many people. China faces water scarcity, frequent floods in the south and east and droughts in the north and west, serious water pollution and heavy strains on the environment. Water usage in China has quintupled since 1949. In short, China struggles to procure, clean and provide enough potable water for a growing population.

As a result of the high population density in China, the poor ratio of available water supply to demand, and the further regional imbalances in available water resources, China faces serious challenges in managing its supply of usable water. We believe the following factors, among others, may present an opportunity for companies that assist the Chinese government in its goals to increase access to usable water, reduce the effects of droughts and alleviate flooding:

•	China possesses approximately 7% of the earth’s total fresh water supply, similar to Canada. China, however, has approximately 40 times more people than Canada.

•	Approximately 300 million Chinese citizens have no access to clean water.

•	Over 700 million Chinese citizens drink water that does not meet current World Health Organization standards.

•	Chinese citizens have access to approximately one-quarter the per-person supply of water available on average around the world. China has one of the 15 lowest per capita water supplies in the world.

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Per capita water availability in north China is only 757 cubic meters per year, less than one-fourth of per capita availability in south China, one-eleventh of the world average. The Food and Agriculture Organisation of the United Nations regards a per capita water level of less than 1,000 cubic meters per year as a severe constraint on socio-economic development and environmental protection.

•	Almost 90% of underground water in Chinese cities is affected by pollution.

•	Approximately 80% of China’s rivers fail to meet standards for fishing.

•	According to China’s Ministry of Environmental Protection (“MEP”), over 70% of China’s lakes and 5 out of 7 major river systems are so polluted that they are not suitable for human contact.

•	Almost all of China’s rivers are considered polluted to some degree.

•	Southern China has access to over 80% of China’s water supply.

•	Approximately 400 of China’s 660 cities are affected by water shortages. Of those, over 100—including large cities like Beijing and Tianjin—are facing serious water shortages.

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Northern China is reported to be experiencing its worst drought in fifty years. The North China Plain has seen seven consecutive years of drought, and its water table is falling at approximately five feet per year.

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China’s industrial water use is comparatively inefficient: to generate ¥10,000 in gross domestic product, China uses three times more water than the world average and seven times more than the United States.

•	China recycles or reuses only 60% to 65% of water used by industry, compared with 80% to 85% in most developed countries.

•	In 2006, China treated in some form only 56 percent of 53.7 billion tons of waste water; the rest was discharged without any treatment.

•	In November 2000, the State Council notified all cities with a population greater than 100,000 to build one or more wastewater treatment facilities by 2005.

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The World Bank estimates that China’s water crisis currently costs China approximately 2.3% of its gross domestic product, of which 1.3% is attributable to water scarcity and 1% is a direct result of water pollution.

As a result of this increased demand for resources, the Chinese government has increased its financial investment in environmental protection legislation and increased environmental standards. Between 1995 and 2000, China invested approximately $47.4 billion in environmental protection. From 2000 through 2005, the investment grew to approximately $92.1 billion. From 2005 through 2010, China’s environmental investment is expected to be approximately $184.2 billion. This growth represents a cumulative annual growth rate of approximately 14.5%. Of the estimated $184.2 billion to be spent on environmental protection, approximately $39.5 billion is expected to be used for water resource management, urban water management, wastewater treatment, sewage reuse and water treatment.

China’s economy has historically been a planned economy, and its environmental protection policies have also been planned, in a series of five-year plans. According to The National Eleventh Five-Year Plan for Environmental Protection (2006-2010) (the “11th Plan”), China’s current environmental priorities are (i) to shift focus from economic growth without regard to environmental protection to placing equal emphasis on economic growth and environmental protection; (ii) to synchronize environmental protection and economic development, rather than allowing environmental protections to lag behind economic development and (iii) to shift from primarily administrative methods to protect the environment to implementing a more comprehensive legal, economic, technical and administrative framework to address environmental issues.

China failed to meet many of the environmental protection targets set in the The National Tenth Five-Year Plan for Environmental Protection (2001-2005) (the “10th Plan”), despite devoting more than 1% of China’s gross domestic product in environmental protections for the first time. For example, the 10th Plan set a target of 10% reduction in sulphur dioxide, but China actually experienced an increase of 27.8%. Similarly, key water resources met only 60% of the targets set for pollution during the 10th Plan.

To this end, the 11th Plan provides that China will need to dedicate an estimated 1.35% of its gross domestic product, or approximately ¥1.4 trillion (approximately $2.05 billion), to environmental protections. China’s MEP projects growth of 15% per year in the environmental industry. While the 11th Plan does not prescribe amounts to be spent for particular projects or in individual sectors, it does state that the water pollution control will be the top priority for China’s environmental investment.

In order to reduce total chemical oxygen demand (“COD”) by 10% during the period, the 11th Plan estimates that engineering measures must be taken to reduce COD by 4 million tons. The 11th Plan anticipates that COD may be reduced by 3 million tons by increasing urban waste water treatment capacity by 45 million tons per day and by 1 million tons through industrial waste water treatment. These treatment plans anticipate that, by 2010, all cities in China will have sewage treatment facilities to allow at least 70% of urban sewage to be treated, with total urban sewage treatment capacity to reach 100 million tons per day. Such capacity increases will require China to construct new sewage treatment facilities and to strengthen the monitoring and supervision of existing and new facilities. The 11th Plan states that such plants will install real time on-line monitoring devices. Monitoring stations for water environmental quality will be expected to meet scientific standards. China plans, in particular, to focus on the enhancement of real time monitoring the pollution of trans-province and trans-boundary waters or estuaries; early warning systems for pollution accidents; and routine monitoring of surface water, drinking water sources and coastal sea waters. By 2010, the 11th Plan anticipates that, of such monitoring stations, 90% will meet government standards in east China, 80% in central China and 60% in west China.

China’s Economic Development

China’s population of approximately 1.3 billion people is expected to grow by almost 9 million people per year. The country’s gross national product has grown at a rate of approximately 9% for more than 25 years, making it the fastest growth rate for a major economy in recorded history and securing China’s place as the world’s third largest economy. In the same 25 year period, China has moved more than 300 million people out of poverty and quadrupled the average Chinese person’s income. The potential of this market is noted by the fact that 400 of the world’s largest 500 companies have invested in China.

In 2009, the Chinese government is posed with the difficult task of maintaining China’s economy in the midst of the global financial crisis. China’s economy experienced overall growth of only 9% in 2008, its lowest growth rate in seven years, down from a growth rate of 13% in 2007. The global financial crisis has significantly decreased demand for Chinese exports, resulting in factory closures and losses of millions of jobs. The falling demand for Chinese goods has recently caused the World Bank to cut its prediction for China’s 2009 economic growth from 7.5% to 6.5%, 2.5% lower than the seven year low of 9% seen in 2008. This prediction is also 1.5% lower than the 8% rate the Chinese government had predicted and said would be necessary to avoid significant further job loss. While predictions for China’s growth rate have fallen, China’s growth rate remains well above the World Bank’s forecast for decline of 1.5% for the world economy in 2009.

China’s Technology Industry

The Chinese government began to focus upon technology and science shortly after the formation of the PRC. From 1948 to 1977, the Chinese government directly controlled all research, development and engineering activities through its State Development Planning Commission and State Science and Technology Commission. In the 1980s, China began to implement market-oriented economic reforms designed to improve the Chinese science and technology industry. During this period, China further reduced the central government’s control over the operation of research oriented businesses. In the 1990s, Chinese policymakers again attempted to enhance the development of high technology businesses by experimenting with additional reduction of governmental control while also providing new forms of ownership for these businesses. In addition, in 1992, the Chinese government liberalized market access by adopting policies that favored foreign investment in high technology businesses. By the end of the 1990s, the Chinese government had abandoned most of its control over many high technology businesses and adopted a progressive tax structure designed to further encourage the financial development of these businesses. These policies positively impacted the development of Chinese software and engineering businesses.

Our Solutions

Our company operates in China’s water pollution remediation, software and engineering industries, combining software and hardware to monitor and manage Chinese municipal and natural water supplies. We believe China’s increased focus on conserving and improving its water resources provides an opportunity to our company to provide customized solutions to a variety of governmental entities.

We work with local governments to design sewage treatment and odor control systems for municipal supplies. These systems, which coordinate technological solutions (software, management information systems, enterprise resource planning and local and wide area networking) with hardware (sensors, distributed control systems, programmable logic controllers, supervisory control and data acquisition systems and mechatronics), allow our clients to monitor and control numerous variables in the sewage treatment and odor control processes. Our goal in this regard is to be a total solution provider for our clients, allowing them to engage us to design processes and systems that work seamlessly to manage the process from the initial intake of raw sewage through the return of water to consumers for reuse.

We also assist the government in monitoring its natural waterways. We provide systems that combine technological solutions (software, geological information systems, management information systems, enterprise resource planning and local, wireless and wide area networking) with hardware (sensors, supervisory control and data acquisition systems and mechatronics) to track water levels for drought and flood control, monitor groundwater quality and assist the government in planning its water resource use and management.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors in our market in China:

•	we are a customized solution provider;

•	we are a integration technology provider;

•	our business centers on Chinese governmental bodies;

•	we provide extensive monitoring and management systems expertise;

•	our business has strong solution and service development capability;

•	we have comprehensive solution and service offerings;

•	we have proven management with successful track record;

•	our client base stretches across China; and

•	we have obtained seven (7) software copyrights and two (2) patents for our technology.

Our Strategies

We provide integrated software and hardware solutions to help monitor and manage China’s municipal and natural water resources. Our goal is to become the leading provider of such solutions in our market in China. We intend to achieve this goal by implementing the following strategies:

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We intend to leverage our expertise in China’s water resource protection and use industry in new industries, including power generation, chemical and metallurgical industries. We provide our solutions primarily to governmental entities in China to assist them in monitoring and managing wastewater and water resources. We have been able to apply our solutions to complementary industries, such as the petrochemical industry, to assist with monitoring and managing fluids and gases. We intend to continue expanding our solutions to compatible industries, such as China’s power generation, chemical and metallurgical industries, as appropriate and in our company’s best interest.

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We intend to broaden product offerings by extending product lines to upstream and downstream business segments. We currently primarily offer system integration, and proprietary software and hardware products and solutions to our customers. We intend to increase the portion of the revenues coming from our proprietary product lines. Meanwhile we intend to provide wastewater treatment construction and facility management and operation for our municipal clients.

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We intend to reinforce and improve market position by strengthening research and development capacities. We will continue to invest monetary and human resources in research and development in new products and new applications.

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We intend to build alliances with research institutions and international manufacturers to enrich product offerings. Currently we work with several U.S. companies in the pollution control industry. We will continue to develop stronger partnerships with those international manufacturers in a variety of ways, such as license agreements and exclusive distribution agreements.

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We seek to be an early entrant into new markets and projects in order to develop strong relationships with local and central governments and to secure favorable projects. We actively participated in the compilation of national and industry standards, handbooks, and regulations in China. Through this kind of activities, we seek to build strong relationships with China’s local and central government agencies. We will continue to devote our efforts in this regard. In addition, we plan to register a branch office within one of our major municipal government jurisdictions, which we will plan to use to secure favorable projects in the jurisdiction.

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We plan to strengthen relationships with key clients. We will continue to deliver our best available services and products to our existing clients, including aftermarket services and maintenance in order to generate repeat business.

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We plan to diversify our client base and service offerings to capture new growth opportunities. We are actively open to new growth opportunities in both domestic and overseas markets. For example, we are developing relationships with an Indian company that is interested in our services and products in the fields of water management and pollution control technologies and equipment.

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We intend to continue to attract and retain quality employees. We believe that learning is more than merely training and seek to create high performance work systems within our company. We believe that by aligning our daily operations with our larger vision and goals for our company (sometimes called the “Balanced Scorecard” approach), we may affect those variables in our company that, in turn, are likely to influence financial outcomes for our company.

Our Challenges and Risks

We believe our primary challenges are:

•	we currently have a single industry focus;

•	there are uncertainties in our development, introduction and marketing of new solutions and services;

•	we must actively recruit, train and retain skilled technical and sales personnel;

•	we face significant competition from existing competitors and new market entrants;

•	execution of our growth strategy is complex; and

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we rely principally on dividends paid by our PRC operating subsidiary, TTB, and our PRC affiliates, Yanyu and Tranhold, to fund cash and financing requirements, and there are PRC laws restricting the ability of these entities from paying dividends or making other distributions to us.

In addition, we face risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects. Thus, you should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our ordinary shares.

Our Lines of Service

We currently provide services in two segments. We group these segments based on the types of services we provide and the types of clients that use these services. Our two reportable operating segments are (i) water and wastewater treatment process control systems, and process tail gas purification (“Wastewater and Tail Gas Treatment”) and (ii) water resources protection and allocation, flood control and forecasting, irrigation systems and municipal water supply and distribution systems (“Water Resource Management”). Within these segments, we have developed technology and products to assist our customers (i) process and treat wastewater and tail gases and (ii) monitor water supplies.

The following tables identify the percentage of revenues derived from each business segment for the 2007 and 2008 fiscal years:

	Year Ended December 31, 2008
	Segment 1 Wastewater and Tail Gas Treatment	%	Segment 2 Water Resource Management	%	Total	%
System integration	4,656,469	55%	1,462,797	17%	6,119,266	72%
Hardware products	2,019	0%	1,113,792	13%	1,115,811	13%
Software products	310,000	4%	904,881	11%	1,214,881	15%
Total revenues	4,968,488	59%	3,481,470	41%	8,449,958	100%

	Year Ended December 31, 2007
	Segment 1 Wastewater and Tail Gas Treatment	%	Segment 2 Water Resource Management	%	Total	%
System integration	1,607,658	34%	255,937	5%	1,863,595	40%
Hardware products	1,420,362	30%	374,615	8%	1,794,977	38%
Software products	550,000	12%	473,451	10%	1,023,451	22%
Total revenues	3,578,020	76%	1,104,003	24%	4,682,023	100%

Wastewater and Tail Gas Treatment Segment

We have developed the following technology and products to assist our customers in this segment to process and treat wastewater and gases:

Sewage Treatment and Water Recycling/Sewage Water Pipeline Network

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Electric Automation and Dispatching Management System for Cities. These systems are able to track a number of variables in a sewage treatment facility and allow the city to control the system electronically to react to chemical and other changes and to ensure safe and efficient treatment of sewage. We engineer, procure and install these systems, including high- and low-voltage electrical equipment, controls, instruments and management information systems required by the projects.

Sewage Water Plant/Recycling

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Electric Instruments Automation Water Management System. We provide systems to allow municipalities to reuse and recycle both grey water (the non-industrial waste water generated from domestic processes such as dish washing, laundry and bathing) and industrial waste water. We also provide pump station electrical and mechanical equipment and municipal water supply plant and distribution pipelines for our clients. We engineer, procure and install these systems, including high- and low-voltage electrical equipment, controls, instruments and management information systems required by the projects.

Recycling

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Tranhold Series Biofiltration Odor Control Systems (Patented). We provide our patented biofiltration odor control systems to municipal wastewater treatment plants and pump stations to eliminate offensive odors emitted at the sources. We engineer, manufacture, procure, install, integrate and commission the entire system for our clients.

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Tranhold Chemical Scrubbing Odor Control Systems. We provide chemical scrubbing odor control systems to eliminate offensive odors with higher concentrations, usually emitted from industrial wastewater treatment plants and processes. Some of our customers commission us to combine our chemical scrubbing units and biofiltration odor control systems to further enhance odor elimination.

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Process Control and Monitoring System Software (Certified). We provide process control and monitoring system software to integrate entire water/wastewater treatment plants, and to combine individual unit operations into complete systems. We program and customize the software to match our clients’ specific needs.

•	Sewage Treatment Operation Management System. We provide sewage treatment plant operation and maintenance management services for some of our clients after we build the treatment plants for them.

Water Resource Management Segment

We have developed the following technology and products to assist our customers in this segment to monitor municipal and natural water resources:

Drought/Flood Control

•	YY-RTU-2000 Remote Terminal (Patented Product). The Remote Terminal is a specialized data acquisition and transition unit used for communications in remote areas where we install our control systems.

•	Rainfall Monitoring and Data Processing WEB System Software (Certified software). We use our WEB System Software to monitor remote rain gauges and to process and report rainfall data.

•

YY-RTU-2000 Rainfall Measurement Software (Certified software). The Rainfall Measurement Software is a specialized software package used for rainfall measurement in conjunction with the Remote Terminal and WEB System Software.

•	Small Watershed Flood Hazard Early Warning System. Our Early Warning System is an integrated system that contains both software and hardware units that are used for small watershed forecasting.

Water Quality Monitoring

•	Groundwater Monitoring and Data Processing WEB System Software (Certified software). We use our WEB System Software to monitor groundwater levels and to process groundwater data.

•	YY-RTU-2000 Remote Terminal (Patented Product). The Remote Terminal is a specialized data acquisition and transition unit used for communications in remote areas where we install our control systems.

Water Resource Utilization and Management

•

Irrigation and Agriculture Water Conservation System. Our Irrigation and Agriculture Water Conservation System helps farms and rural governments manage their water resources to ensure that often limited water supplies are used as efficiently and effectively as possible.

•

National Flood Control System. Our Flood Control System uses remotely placed rain gauges and computer modeling to monitor water flow rates. This allows governments to recognize the early signs of flooding.

•

Water Resource Equipment Monitoring System. Our Water Resource Equipment Monitoring System is an automatic system that allows customers to react quickly to changes in monitored flow rates and failures in equipment.

Municipal Water Supply

•

Municipal Water Supplying Dispatch System. Our Municipal Water Supplying Dispatch System is an automatic pipeline network system that monitors municipal water flow rates and can be used to balance pressures and ensure municipal water supplies remain in service and run smoothly.

Principal Suppliers

We use the following principal suppliers; however, our suppliers generally vary on project by project basis, as each project is tailored to the needs and requests of the client:

Items		Suppliers/Manufacturers
Electromagnetic Flowmeters	-	Endress + Hauser (Shanghai) Co, Ltd.

COD Meters	-	Beijing Eastern-Dataphy Instruments Co., Ltd.

Fans	-	WINFAN (Suzhou) Technology Co., Ltd.

PLC-Modules	-	Siemens (Nanjing) Co., Ltd.

Gas-Oil Separators	-	Ping Yuan Flow Control Technology Co., Ltd

Screens	-	B-Tohin Machine (Jiangsu) Co, Ltd.

Components & Connectors	-	Beijing Hangfeng Weidian Technology Co., Ltd.

Electrical Control Boxes	-	Cangzhou Jinhe Plastic Products Co., Ltd.

Fluviograph & Rain Gauge (Pluviometer)	-	Nanjing Automation Institute of Water Conservation and Hydrology of Ministry of Water Resources (NAIWCH)

PV Solar Panels	-	Ningbo Solar Electric Power Co., Ltd.

Nissei Data Transition Stations	-	Rainbow Electronics Co., Ltd.

Data Switchboard	-	Siemens (China), Co. Ltd.

Digital Trunked Base Stations	-	European Aeronautic Defence and Space Company (EADS N.V.)

PLC control Systems	-	Huazhang Group

RTO	-	Air Clear LLC

RTU	-	Motorola

Representative Projects

We have provided service to customers throughout China. Our largest clients are regional and local government entities. We have also provided solutions to companies in the chemical, and particularly petrochemical, industry. The following map of China shows those political regions of China in which we have undertaken projects. The subsequent list, by operating segment, is a partial list of projects we have undertaken for customers throughout China.

Representative Projects - Wastewater and Tail Gas Treatment Segment

Sewage Treatment and Odor Control

Project Name	After Taxes Revenues to Date ($)	Project Status
Tianjin Capital Environment Protection Co. Ltd. – Tianjin Dongjiao Sewage Treatment Plant	111,132	Completed in September 2004
Tianjin Free Trade Zone – Wastewater Treatment Plant electrical engineering, control and instruments	148,501	Completed in December 2008
Beijing Water Authority – Gaobeidiang Sewage Treatment Plant odor control	10,632	Completed in December 2004
Northeast China Pharmaceutical Group – Wastewater treatment plant odor control system	283,383	Completed in October 2007
Shandong Zaozhuang Solid Waste Treatment and Disposal Plant – System integration	21,264	Completed in December 2003
PetroChina – Jinxi Petrochemical Co. Wastewater Treatment odor control	231,383	Completed in September 2006
Jiangsu Nantong Wastewater Treatment Plant – Procurement and installation	106,233	Completed in December 2004
Xi’an Third Sewage Treatment Plant – Odor control	83,913	Completed in August 2006
SINOPEC YanShan Petrochemical Plant – Process tail gas VOC removal	1,438,490	Completed in December 2008
Hebei Zaoqiang Sewage Treatment Plant – Procurement and installation	133,111	Completed in December 2008

Ningxia Shizuishan Sewage Treatment Plant – Procurement and installation	197,010	Finished installation

Representative Projects -Water Resource Management Segment

Hydrology Monitoring and Control Dispatch

Project Name	After Taxes Revenues to Date ($)	Project Status
Nenjiang River Middle Reach Hydrology Data Collecting and Transmitting System	582,236	Completed in September 2005
Wuhan Hydrology Data Collecting System	230,158	Completed in December 2005
ZheJiang CangNan TianTai Real Time Flood Monitoring System	134,069	Completed in December 2007
Inner Mongolia ChiFeng Moisture Monitoring System	118,166	Completed in December 2006
YunNan International Rivers Monitoring & Control System	122,697	Completed in December 2004
The Yellow River Source Hydrology Data Collecting and Report System	46,470	Completed in December 2004

Water Quality Monitoring & Control

Project Name	After Taxes Revenues to Date ($)	Projects Status
TianJin DongLi District Under Groundwater Monitoring System	48,899.91	Completed in September 2005

Water Resource Dispatching and Utilization

Project Name	After Taxes Revenues to Date ($)	Project Status
Guangxi Guishi Irrigation Basin Information Management System	140,680	Completed in December 2006
Hebei Province Reservoir Hydrology Measurement and Report System	611,095	Completed in December 2007
GuangXi BeiHai HePu Reservoir Monitoring, Damp Security and Brake Remote Control System	712,201	Completed in December 2006
He Tao Irrigation Basin Administrative Bureau –Regional irrigation automatic monitoring system	342,150	Completed December 2006
FuJian ZhaoAn LongTan Hydro Junction Engineering System	56,262	Completed in December 2005
Tianjin Hydrology Bureau – Groundwater monitoring	113,276	Completed in December 2005

Municipal Water Supply

Project Name	After Taxes Revenues to Date ($)	Project Status
Chengdu Water Supply Company – Municipal water supply dispatching system	713,143	Completed in June 2005
SINOPEC Shengli Oil Field -Water Sourcing Monitoring System	21,280	Completed in February 2008

Research and Development

We focus our research and development efforts on improving our development efficiency and the quality of our products and services. As of April 3, 2009, our research and development team consisted of 15 experienced researchers, engineers, developers and programmers. In addition, some of our support employees regularly participate in our research and development programs.

In the fiscal years ended December 31, 2008 and 2007, we spent $66,295 and $33,248, respectively, on research and development activities.

Sales and Marketing

For the fiscal years ended December 31, 2008 and 2007, we spent $239,284 and $61,010, respectively, on advertising expenses and we spent $2,605 and $0, respectively, on marketing costs.

Competition

We operate in a highly competitive industry characterized by rapid technological development and evolving industry standards. Given the $585 billion stimulus initiative in China, we expect this competition to intensify, as more companies enter the market. We compete primarily on the basis of customer recognition and industry reputation, established nationwide distribution network, research and development strength, comprehensive product offerings, and a competitive cost structure. We believe we can continue to compete successfully with international competitors because of our competitive cost structure and with local competitors because of our superior technology. Our established nationwide distribution and customer service network and knowledge of local markets provide us with an advantage over international competitors who typically appoint only one distributor in the Chinese market who is responsible for selling and servicing their products. In addition, we provide a more comprehensive set of products than most of our international or local competitors. In order to maintain and enhance our competitive advantage, we must continue to focus on competitive pricing and technological innovation by being at the forefront of market trends and improving our proprietary manufacturing processes.

We compete with both major international conglomerates and local companies in each of our product categories as follows:

•

Wastewater and Tail Gas Treatment Segment: Our wastewater treatment competes primarily with products and services from five other local and international companies: Beijing Sound Group (China), HollySys (China), Nanjing Automation Institute of Water Conservation and Hydrology of Ministry of Water Resources (China), Veolia Water (France) and Degremont (France). Our tail gas treatment competes primarily with products and services from Biorem (Canada), Durr Environmental GmbH (Germany), Kewei Environmental (China), and Kai-Hong (Taiwan).

•

Water Resource Management Segment. Our water resources management segment competes primarily with products and services from Motorola (USA), HollySys (China) and Nanjing Automation Institute of Water Conservation and Hydrology of Ministry of Water Resources (China).

Although we believe that our competitive strengths provide us with advantages over many of our competitors, many of our international competitors have stronger brand names, longer operating histories, longer or more established relationships with their customers, stronger research and development capabilities and greater marketing and other resources than we do. All of the international competitors listed above are substantially larger and have greater access to capital than we have. Some of our domestic competitors have stronger customer bases, better access to government authorities and stronger industry-based background than us. For example, we believe Beijing Sound Group has an especially strong reputation in the north of China, Kai-Hong and Kewei in the south of China, Nanjing Automation Institute with government authorities and HollySys in the power and transportation industries. If we fail to maintain or improve our market position or fail to respond successfully to changes in the competitive landscape, our business, financial condition and results of operations may suffer.

Customers

Our five major customers collectively represented approximately 38.9% and 65.6% of the Company’s sales for the years ended December 31, 2008 and December 31, 2007, respectively. Sales to two of our customers amounted to $1,415,251 and $1,046,092 or 17% and 12% of the Company’s sales for 2008. The second customer also generated $711,821 or 15% of our sales in 2007. Sales to two other customers amounted to $1,420,362 and $550,000 or 30% and 12% of our sales for 2007. We are dependent on our large clients, but these customers routinely change from year to year, as our revenues are largely project-based, rather than ongoing in nature. As a result, a customer may account for our largest revenues in one year and none in the next year upon completion of a project. See “Risk Factors – Our revenues are highly dependent on several large customers that vary from year to year.”

Proprietary Rights

Our success and competitive position is dependent in part upon our ability to develop and maintain the proprietary aspect of our technology. The reverse engineering, unauthorized copying, or other misappropriation of our technology could enable third parties to benefit from our technology without paying for it. We rely on a combination of patents, copyright and trade secrets law and contractual restrictions to protect the proprietary aspects of our technology. We seek to protect the source code to our software, documentation and other written materials under trade secret, patent and copyright laws. While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States.

In 1998, China established the State Intellectual Property Office (“SIPO”) to coordinate China’s intellectual property enforcement efforts. SIPO is responsible for granting and enforcing patents, as well as coordinating intellectual property rights related to copyrights and trademarks. Protection of intellectual property in China follows a two-track system. The first track is administrative in nature, whereby a holder of intellectual property rights files a complaint at a local administrative office. Determining which intellectual property agency can be confusing, as jurisdiction of intellectual property matters is diffused throughout a number of government agencies and offices, which each are typically responsible for the protection afforded by one statute or one specific area of intellectual property-related law. The second track is a judicial track, whereby complaints are filed through the Chinese court system. Since 1993, China has maintained various intellectual property tribunals. The total volume of intellectual property related litigation, however, remains small.

Although there are differences in intellectual property rights between the United States and China, of most significance to our company is the inexperience of China in connection with the development and protection of intellectual property rights. Similar to the United States, China has chosen to protect software under copyright law rather than trade secrets, patent or contract law. As such, we will attempt to protect our intellectual property assets pursuant to Chinese laws that have only recently been adopted. Unlike the United States, which has lengthy case law related to the interpretation and applicability of intellectual property law, China is currently in the process of developing such interpretations.

We have obtained software copyrights on seven (7) of our software products and patents on two (2) of our other products. The duration of our patents is as follows:

•	Tranhold Patent – Biofiltration Odor Control System (Invention), August 25, 2004 – August 24, 2024.

•	Yanyu Patent – Automatic Monitoring Control for Real-Time Hydrology Information and Disaster Pre-Alert/Alarm System (Utility Model), August 24, 2006 – August 23, 2016.

We seek to avoid disclosure of our intellectual property by requiring employees and independent consultants to execute confidentiality agreements with us and by restricting access to our source codes.

Although we develop our software products, each is based upon middleware developed by third parties, including Microsoft, Oracle and Intouch. We integrate this technology, licensed by ourselves or our customers from third parties, in our software products. If we or our customers, as applicable, are unable to continue to license any of this third party software, or if the third party licensors do not adequately maintain or update their products, we would face delays in the releases of our software until equivalent technology can be identified, licensed or developed, and integrated into our software products. These delays, if they occur, could harm our business, operating results and financial condition.

There has been a substantial amount of litigation in the software and Internet industries regarding intellectual property rights. It is possible that in the future third parties may claim that our current or potential future software solutions infringe their intellectual property. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlap. In addition, we may find it necessary to initiate claims or litigation against third parties for infringement of our proprietary rights or to protect our trade secrets. Although we may disclaim certain intellectual property representations to our customers, these disclaimers may not be sufficient to fully protect us against such claims. Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or license agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, operating results and financial condition.

Employees

As of June 5, 2009, we had 108 full-time employees, all but two of whom were based in China. Of the total, 20 were in management, 65 were in technical support, 15 were in research and development, 15 were engaged in sales and marketing, and 8 were in financial affairs and administration. We believe that our relations with our employees are good. We have never had a work stoppage, and our employees are not subject to a collective bargaining agreement.

Facilities

We currently operate in four (4) facilities throughout China. Our headquarters are located in Beijing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Contractual Obligations and Commercial Commitments.”

Office	Address	Rental Term	Space
Beijing (headquarters)	5D, Tower A, 2 Building Business Center Jinyuan Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, PRC 100097	1 year	3,907 square feet
Yanyu	180 Guanganmen Wai Street, Suite 707 Xuanwu District, Beijing, PRC	2 years	6,157 square feet
Tranhold	Yangliuqing, Xiqing District, Tianjin, PRC	4 years	8,611 square feet
Tranhold Tianjin	6 Youyi Road, Suite 501, Hexi District, Tianjin, PRC	0.5 year	3,186 square feet

REGULATION

Restriction on Foreign Ownership

The principal regulation governing foreign ownership of software businesses in the PRC is the Foreign Investment Industrial Guidance Catalogue, effective as of December 11, 2007 (the “Catalogue”). The Catalogue classifies the various industries into four categories: encouraged, permitted, restricted and prohibited. As confirmed by the government authorities, Yanyu and Tranhold, are engaged in an encouraged industry. Such a designation offers businesses distinct advantages. For example, businesses engaged in encouraged industries:

•	are not subject to restrictions on foreign investment, and, as such, foreign can own a majority in Sino-foreign joint ventures or establish wholly-owned foreign enterprises in the PRC;

•

provided such company has total investment of less than $100 million, the company is subject to regional (not central) government examination and approval which are generally more efficient and less time-consuming; and

•	may import certain equipment while enjoying a tariff and import-stage value-added tax exemption.

The National Development and Reform Commission and the Ministry of Commerce periodically jointly revise the Foreign Investment Industrial Guidance Catalogue. As such, there is a possibility that our company’s business may fall outside the scope of the definition of an encouraged industry in the future. Should this occur, we would no longer benefit from such designation.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign Currency Exchange. The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations (1996), as amended, and the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996). Under these regulations, Renminbi are freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for most capital account items, such as direct investment, loan, repatriation of investment and investment in securities outside China, unless the prior approval of SAFE or its local counterparts is obtained. In addition, any loans to an operating subsidiary in China that is a foreign invested enterprise, cannot, in the aggregate, exceed the difference between its respective approved total investment amount and its respective approved registered capital amount. Furthermore, any foreign loan must be registered with SAFE or its local counterparts for the loan to be effective. Any increase in the amount of the total investment and registered capital must be approved by the PRC Ministry of Commerce or its local counterpart. We may not be able to obtain these government approvals or registrations on a timely basis, if at all, which could result in a delay in the process of making these loans.

The dividends paid by the subsidiary to its shareholder are deemed shareholder income and are taxable in China. Pursuant to the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), foreign-invested enterprises in China may purchase or remit foreign exchange, subject to a cap approved by SAFE, for settlement of current account transactions without the approval of SAFE. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities.

Dividend Distribution. The principal regulations governing the distribution of dividends by foreign holding companies include the Foreign Investment Enterprise Law (1986), as amended, and the Administrative Rules under the Foreign Investment Enterprise Law (2001).

Under these regulations, foreign investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Notice 75. On October 21, 2005, SAFE issued Notice 75, which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant registration procedures with the local SAFE branch. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

PRC residents who control our company are required to register with SAFE in connection with their investments in us. Such individuals completed this registration in 2007, and 2008, as amended. If we use our equity interest to purchase the assets or equity interest of a PRC company owned by PRC residents in the future, such PRC residents will be subject to the registration procedures described in Notice 75.

New M&A Regulations and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This New M&A Rule, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process. The application of this new PRC regulation remains unclear with no consensus currently existing among leading PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

Our PRC counsel, Beijing Kang Da Law Firm, has advised us that, based on their understanding of the current PRC laws and regulations:

•

We currently control our Chinese affiliates, Tranhold and Yanyu, by virtue of TTB’s VIE agreements with them but not through equity interest acquisition nor asset acquisition which are stipulated in the New M&A Rule; and

•	In spite of the above, CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this new procedure.

Intellectual Property Rights

Patent

The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets. The PRC is also a signatory to all of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1994); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law (March 12, 1984), as amended and its Implementing Regulations (January 19, 1985), as amended.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents, namely, patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file. This means that, where multiple patent applications are filed for the same invention, a patent will be granted only to the party that filed its application first. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it should not be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent for inventions or utility models but cannot obtain a license from the patent holder on reasonable terms and in a reasonable period of time, the PRC State Intellectual Property Office (“SIPO”) is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. No compulsory license, however, has been granted by the SIPO up to now. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a People’s Court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. A patent holder who believes his patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. A preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Evidence preservation and property preservation measures are also available both before and during the litigation. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be determined with reference to the license fee under a contractual license.

Trademark

The PRC Trademark Law, adopted in 1982 and revised in 2001, with its implementation rules adopted in 2002, protects registered trademarks. The Trademark Office of the State Administration of Industry and Commerce (“SAIC”), handles trademark registrations and grants trademark registrations for a term of ten years.

Software and Systems Integration Industries

China’s State Council and a number of ministries and agencies issued a series of rules and regulations aimed at stimulating the growth of the software and systems integration industries in China. The principal regulations governing the software and systems integration industries include:

•	Interim Administration Measures for Qualification of Systems Integration of Computer Information (1999);

•	Certification Standards and Administration Measures of Software Enterprises (2000);

•	Interim Appraisal Condition for Qualification Grade of Systems Integration of Computer Information (2000);

•	Certain Policies for Encouraging Development of the Software Industry and Integrated Circuits Industry (2000);

•	Software Products Administration Measures (2000);

•	Interim Administration Measures for Qualification of Systems Integration of Computer Information Concerning State Secrets (2001); and

•	Administrative Measures on Verification of Key Software Enterprises within the State Plan (2005).

Under these regulations, except for software developed for self-use, software products developed in China are subject to a registration system administered by the Ministry of Information Industry (“MII”) and its local branches or agencies empowered by it. This registration system requires software developers to obtain registration certificates for their software products. A software product cannot be sold in China without such registration.

Companies in China engaged in systems integration are required to obtain qualification certificates from MII. Companies planning to set up computer information systems are required to engage only systems integration companies with appropriate qualification certificates. The qualification certificate is subject to bi-annual review and is renewable every four years.

The Qualification Certificate for Integration of Computer Information Systems concerning State Secrets granted by the State Secrecy Bureau will be required for a company to engage in computer systems integration activities involving state secrets. In principle, the State Secrecy Bureau will only issue special qualification certificate to Chinese domestic companies. Foreign invested companies, including sino-foreign joint ventures and wholly foreign-owned enterprises, are generally not allowed to engage in any computer systems integration activities that involve state secrets.

We register our software solutions and have obtained all the certificates, permits or licenses necessary for conducting our business from MII or other regulatory agencies.

Tax

Income Tax

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles. According to the Foreign-invested Enterprises and Foreign Enterprises Income Tax Law (the “FIE Income Tax Law”) and the related implementing rules, both of which issued in 1991, foreign-invested enterprises established in China are generally subject to an income tax rate of 33% (consisting of 30% enterprise income tax and 3% local income tax). The FIE Income Tax Law and the related implementing rules provide certain favorable tax treatments to qualified foreign invested enterprises. For instance, the enterprise income tax rate is lowered to 15% for a foreign-invested enterprise located in a special economic zone or if it is classified as a “high-technology enterprise” located in a national high-tech zone. Chinese domestic companies are governed by the Enterprise Income Tax Provisional Regulations of the PRC and are generally subject to an enterprise income tax rate of 33%.

Pursuant to Certain Policies for Encouraging Development of the Software Industry and Integrated Circuits Industry, issued in 2000, an enterprise qualified as “software enterprise” is entitled to a two-year income tax exemption for the first two profitable years and a reduction of its applicable income tax rate for the subsequent three years.

On March 16, 2007, the National People’s Congress of the PRC passed the PRC Enterprise Income Tax Law (the “New EIT Law”), which took effect on January 1, 2008. Under the New EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standards will be applied equally to both domestic-invested enterprises and foreign-invested enterprises. Enterprises established prior to March 16, 2007 eligible for preferential tax treatment in accordance with the currently prevailing tax laws and administrative regulations shall, under the regulations of the State Council, gradually become subject to the New EIT Law rate over a five-year transition period starting from the date of effectiveness of the New EIT Law. The details of the transitional arrangement for the five-year period from January 1, 2008 to December 31, 2012 applicable to enterprises approved for establishment prior to March 16, 2007, such as Tranhold and Yanyu, were adopted in January 2008.

In addition, certain qualifying high-technology enterprises still benefit from a preferential tax rate of 15% under the new tax law if they meet the definition of “qualifying high-technology enterprise.” Such a designation offers businesses distinct advantages. The Chinese Ministry of Science and Technology, Ministry of Finance and State Administration of Taxation jointly released a “Notice on Printing and Distributing the Administrative Measures for Determination of High-Technology Enterprise (the “Notice”) on April 14, 2008. The Notice, which took effect retroactively as of January 1, 2008, defines “qualifying high-technology enterprises” as businesses that:

•	have been registered for one year or longer within the PRC (excluding Hong Kong, Macao and Taiwan);

•	have devoted significant effort to research and development of intellectual property;

•	have developed independent intellectual property rights essential to their business; and

•	are currently conducting business utilizing such intellectual property rights.

The Notice also details the steps necessary to obtain governmental approval of such status. As of the date of this prospectus, TTB and Tranhold held active Approval Certificates of High Technology Enterprise issued by the Beijing Municipal Science and Technology Commission. Yanyu has previously received such designation, but its Approval Certificate has expired. Until Yanyu reapplies, it will not be deemed to be a “qualified high-technology enterprise. The Chinese government periodically reviews the scope of businesses that are entitled to receive preferential tax treatment. As such, there is a possibility that our company’s business may fall outside the scope of the definition of an encouraged industry in the future. Should this occur, we would no longer benefit from such designation. High-technology businesses benefit from a preferential tax rate of 15%. Businesses that do not or cease to qualify as high-technology businesses are generally taxed at a rate of 25%.

According to an approval document from the Beijing State Tax Bureau of Xicheng District, TTB was granted an income tax exemption in 2007 and 2008 and reduced income tax rates of 10%, 11%, and 12% from 2009 to 2011, on the basis of being a software company. According to an approval document from the Beijing State Tax Bureau of Haidian District, Tranhold was granted an income tax exemption in 2004 and 2005 and a half reduced income tax rate from the normal rate of 15% from 2006 to 2008, on the basis of being a high-tech company. According to an approval document from the Beijing State Tax Bureau of Haidian District, Yanyu was granted, on the basis of being a high-tech and software company, an income tax exemption in 2003 and 2004 and a half reduced income tax rate from the normal rate of 15% from 2005 to 2007, on the basis of being a high-tech company.

Any increase in our effective tax rate as a result of the above may adversely affect our operating results. However, further details regarding implementation of this new law may be provided in the form of implementing regulations or rules to be promulgated by the PRC government. The timing of the issuance of such implementing regulations is currently unclear.

Furthermore, under the New EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25% on its global income. If the PRC tax authorities subsequently determine that we or any of our non-PRC subsidiaries should be classified as a PRC resident enterprise, then such entity’s global income will be subject to PRC income tax at a tax rate of 25%. In addition, under the New EIT Law, payments from Tranhold, Yanyu and TTB to us may be subject to a withholding tax. The New EIT Law currently provides for a withholding tax rate of 20%. We are actively monitoring the proposed withholding tax and are evaluating appropriate organizational changes to minimize the corresponding tax impact.

Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds. However, pursuant to Certain Policies for Encouraging Software Industry and Integrated Circuits Industry issued in 2000, an enterprise classified as a “software enterprise” will be entitled to a rebate of its net VAT liability to the extent that it exceeds 3% of the actual VAT burden relating to self-made software product sales (excluding export sales). Such refund will not be treated as taxable income and must be used for funding its software research and development and the expansion of its production capacity. According to the Notice on Certain Policies Related to Value Added Tax, issued in November 2005, an entity that develops software products on commission may be entitled to an exemption of VAT if, according to the contractual arrangement, the copyright of the products developed by it shall be owned by the commissioning party or jointly owned by the developer and commissioning party.

Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles such as copyrights. However, qualified technology companies may apply for an exemption from business tax for revenues generated from technology development, transfer or related consulting services, according to a notice issued by the Ministry of Finance and the State Administration of Taxation in November 1999.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with SAIC and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purpose, which is subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be borrowed by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to the governmental approval.

MANAGEMENT

Executive Officers and Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Warren Zhao(1)(7)	43	Chairman of the Board & Chief Executive Officer of TRIT, President of TTB and Tranhold and Director	2003
Phil Fan(1)	43	President and founder of TRIT	2003
Peter Dong(1)	40	Chief Financial Officer of TRIT	2006
Simon Zhuang(1)	56	President of Yanyu	2004
David Hu(1)(7)	43	Director	2007
Peiyao Zhang(1)(2)(3)(4)(6)	63	Director	2009
Xiaoping Zhou(1)(2)(3)(4)(6)	45	Director	2009
Robert W. Kraft(1)(2)(3)(4)(5)	57	Director	2009

(1)	The individual’s business address is c/o Tri-Tech Holding Inc., 5D, Tower A, 2 Building Business Center Jinyuan Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, PRC 100097.
(2)	Member of audit committee.
(3)	Member of compensation committee.
(4)	Member of nominating committee.
(5)	Class I director whose term expires in 2010.
(6)	Class II director whose term expires in 2011.
(7)	Class III director whose term expires in 2012.

Warren Zhao. Mr. Zhao is our Chairman and Chief Executive Officer. He is also the president of our subsidiary, TTB, and one of our VIEs, Tranhold. Mr. Zhao was one of the founders of our company in 2003. Prior to founding our company, Mr. Zhao established Beijing Tranhold Automatic Control Systems and served as its general manager in 1994. From 1988 through 1993, Mr. Zhao was the manager of the research and development department at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Zhao earned his bachelor’s and master’s degrees in engineering from Northwest China Polytechnic University.

Phil Fan. Mr. Fan is our President. Mr. Fan was one of the founders of our company in 2003. Prior to founding our company, Mr. Fan provided technical, engineering and management services in several U.S. engineering firms, including Black and Veatch, Parsons Brinckerhoff, Inc., and Chastain-Skillman, Inc. From 2003 through 2005, Mr. Fan was the Asia Regional Sales Manager for Met-Pro Corporation. Mr. Fan earned his bachelor’s and master’s degrees in environmental engineering from Hunan University and a master’s degree in civil engineering from Louisiana State University. Mr. Fan has been a registered professional engineer in the United States since 2001.

Peter Dong. Mr. Dong is our Chief Financial Officer. Mr. Dong has been our CFO since 2006. From 2001 through 2005, Mr. Dong was the Customer Service Manager of South West Securities Company and Wan Lian Securities Company. Mr. Dong has over 15 years of management experience in the technology and securities industries in China. Mr. Dong earned his bachelor’s degree in computer science from Nanjing University of Aeronautics and Astronautics and his master’s degree in economics from Renmin University of China.

Simon Zhuang. Mr. Zhuang is the president of one of our VIEs, Yanyu. Mr. Zhuang has served Yanyu as its vice president and president since 2002. From 1991 through 2001, Mr. Zhuang was a manager of the Department of Technology of the Aeronautics Industry Science and Technology Corp.

David Hu. Mr. Hu is a director. Mr. Hu has been our director since 2007. From 2004 through 2006, Mr. Hu was a technical adviser of Beijing Aderco New Science and Technology Co., Ltd., a Chinese company that provides engineering services in the petrochemical industry. From 1996 through 2003, Mr. Hu engaged in research in petrochemical technology, earning four scientific research awards from the Anqing government Mr. Hu received his bachelor’s degree in chemical engineering from Dalian Polytechnic University.

Dr. Peiyao Zhang. Dr. Zhang is a Director of our Company. Dr. Zhang served as the Deputy Director of the SINOPEC Petrochemical Science and Engineering Research Institute from 1999-2005, where he was responsible for technical license management. Prior to his work with SINOPEC, from 1994-1998, Dr. Zhang served as the Deputy Director and Chief Engineer of the SINOE Department of Developing and Planning, where he directed over forty joint venture projects. Prior to SINOE, from 1992-1993, Dr. Zhang served as the Deputy Bureau Chief of Foreign Affairs for SINOPEC, as well as the Deputy Director of Research and Development for SINOPEC from 1990-1992. Dr. Zhang has also served as a Director and Senior Engineer for the Yanshan Petrochemical Research Institute, specializing in catalyst research and development, from 1985-1990. Prior to Yanshan, Dr. Zhang was an engineer at the Beijing Yanshan Petrochemical Co. from 1974-1983 and a technician at the Jinxi Chemical Plant from 1968-1973. Dr. Zhang received a bachelor’s degree from Tsinghua University in 1967 and a Ph.D in chemical engineering from the Sweden Royal Institute of Technology in 1988. Dr. Zhang is a visiting scholar at the Sweden Royal Institute of Technology and was awarded the 1994 National Outstanding Scholar Award by the Chinese Government.

Dr. Xiaoping Zhou. Dr. Zhou is a Director of our Company. Dr. Zhou currently serves as the Senior Hydrologist for the resources, groundwater resources, surface water resources, and environmental resources departments at the Southern Nevada Water Authority. He is responsible for conducting hydrologic and hydrogeologic studies and surface and groundwater quality monitoring. He is also currently an adjunct professor in the Department of Geosciences at the University of Nevada, Las Vegas. Prior to the SNWA, from 1998-2001, Dr. Zhou served as a Research Hydrogeologist at the UNLV Harry Reid Center for Environmental Studies. Prior to the Harry Reid Center, in 1998, Dr. Zhou was a Project Geologist with Group Alpha, Inc. Prior to Group Alpha, from 1996-1998, Dr. Zhou was an Engineering Geologist and Laboratory Manager for Construction Testing and Engineering, Inc., where he conducted geotechnical investigations and environmental site assessments. Dr. Zhou received a bachelor’s degree and an M.S. in Geology from Nanjing University. He also received and M.S. in Geosciences and a Ph.D. in Hydrogeology from UNLV.

Robert W. Kraft. Mr. Kraft is a Director of our Company. Mr. Kraft is the Chairman, Chief Executive Officer and a founding partner of First Pathway Partners, LLC, an investment fund manager that qualifies foreign citizens for United States citizenship under the U.S. Homeland Security EB5 Immigration Program. Mr. Kraft also currently serves as the Chairman, President and CEO of PSA, North America, LLC, a consultancy focused on China. Mr. Kraft was the founder, President and CEO of Openfirst, a national provider of direct mail, statement processing, electronic messaging, and database management services for Fortune 1000 companies that was sold in 2006. Mr. Kraft also serves on the Boards of RBP Chemical, First Edge Solutions, Pacific Strategies & Assessments-Asia, United Community Center, University of Wisconsin-Madison’s China Leadership Board, and the Metropolitan Milwaukee Association of Commerce, where he is Co-Chair of the China Business Council. Mr. Kraft has a bachelor’s degree in Business Administration from John Carroll University in Cleveland, Ohio.

Executive Compensation

The following table shows the annual compensation paid by us for the years ended December 31, 2007 and 2008 to Warren Zhao, our principal executive officer. No officer had a salary during either of the previous two years of more than $100,000.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	All Other Compensation	Total

Warren Zhao,	2008	$12,958	$25,917	—	$38,875
principal executive officer	2007	$11,835	$13,150	—	$24,985

Employment Agreements

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Our employment agreements with our executive officers generally provide for a term of five years and a salary to be paid monthly. The agreements also provide that executive officers are to work an average of forty hours per week and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. Under such agreements, our executive officers can be terminated for cause without further compensation. The employment agreements also provide that we will pay for all mandatory social security programs for our executive officers in accordance with PRC regulations. During the agreement and for two (2) years afterward, our executive officers are subject to keep trade secrets confidential.

The following chart shows the titles and current salaries of our principal executive officer. No officer has a salary of more than $100,000.

Officer	Title	Annual Compensation
Warren Zhao	Chairman & Chief Executive Officer (Principal Executive Officer)	$50,000

Stock Option Pool

We have authorized the establishment of a pool for stock options for our employees. This pool will contain options to purchase our ordinary shares equal to 10% of the number of ordinary shares outstanding at the conclusion of this offering. The options will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our ordinary shares on the date of grant. We expect to grant options to certain employees as of the closing of this offering. Any options granted as of the closing of this offering will have an exercise price per ordinary share equal to the offering price. We have not yet determine the recipients of any such grants.

Board of Directors and Board Committees

Our board of directors currently consists of 5 directors. We expect that all current directors will continue to serve after this offering. There are no family relationships between any of our executive officers and directors.

The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. Class I directors shall face re-election at our annual general meeting of shareholders in 2010 and every three years thereafter. Class II directors shall face re-election at our annual general meeting of shareholders in 2011 and every three years thereafter. Class III directors shall face re-election at our annual general meeting of shareholders in 2012 and every three years thereafter.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director. These board provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the Board of Directors.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting.

Currently, three committees have been established under the board: the audit committee, the compensation committee and the nominating committee. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues.

There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Board of Directors Observer

In connection with this offering, we have agreed to allow our placement agent to designate one non-voting observer to our Board of Directors until the earlier of the date that:

•	the investors that purchase ordinary shares in this offering beneficially own less than ten percent (10%) of our outstanding ordinary shares; or

•	the average closing price per ordinary share equals or exceeds four (4) times the offering price for a period of 15 consecutive trading days.

Although our placement agent’s observer will not be able to vote, they may nevertheless significantly influence the outcome of matters submitted to the Board of Directors for approval. We have agreed to reimburse the observer for his or her expenses for attending our Board meetings, subject to a maximum reimbursement of $6,000 per meeting and $12,000 annually, which amount is not more than the reimbursement payable to our directors. The observer will be required to certify that such travel expenses are not reimbursed by any other party. We will not be required to pay any other compensation to the observer for his or her role as such. As of the date of this prospectus, our placement agent has not selected someone to serve as its observer.

Duties of Directors

Under Cayman Islands law, our directors have a fiduciary duty to the company to act in good faith in their dealings with or on behalf of our company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to personally profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

In general, Cayman Islands Law imposes various duties on directors of a company with respect to certain matters of management and administration of the company. In addition to the remedies available under general law, the Companies Law imposes fines on directors who fail to satisfy some of these requirements. However, in many circumstances, an individual is only liable if he is knowingly guilty of the default or knowingly and willfully authorizes or permits the default. In comparison, under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. In addition, under Delaware law, a party challenging the propriety of a decision of the directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule protects the directors and their decisions, and their business judgments will not be second guessed. If the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors are entitled to receive $10,000/¥48,000 per year for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended, up to a maximum of $6,000 per meeting or $12,000 per year.

Summary Director Compensation Table FY 2008

Name	Director Fees earned or paid in cash	Total(1)
Warren Zhao(2)	$0	$0
Robert Kraft(3)	$0	$0
Peiyao Zhang(4)	$0	$0
Xiaoping Zhou(3)	$0	$0
David Hu(2)	$0	$0

(1)	None of the directors received any ordinary share awards, option awards, nonqualified deferred compensation earnings or non-equity incentive plan compensation in fiscal year 2008.
(2)	Messers. Hu and Zhao received payment in their capacity as officers of our company and/or subsidiaries/affiliates but did not receive any compensation for serving as directors of our company.
(3)	Messers. Kraft and Zhou did not become directors until 2009 and did not receive any payment in 2008.
(4)

Mr. Zhang did not become a director until 2009 and did not receive any payment for director fees in 2008. Mr. Zhang previously received compensation as a consultant to our board which is not reflected in the above amounts. Such consulting compensation amounted to $1,728 in 2008.

Limitation of Director and Officer Liability

Pursuant to our Memorandum and Articles of Association, every director or officer and the personal representatives of the same shall be indemnified and secured harmless out of our assets and funds against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in or about the conduct of our business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. No such director or officer will be liable for: (a) the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent; or (b) any loss on account of defect of title to any of our property; or (c) account of the insufficiency of any security in or upon which any of our money shall be invested; or (d) any loss incurred through any bank, broker or other similar person; or (e) any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his or her part; or (f) any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his or her office or in relation thereto, unless the same shall happen through his or her own dishonesty, gross negligence or willful default.

RELATED PARTY TRANSACTIONS

Prior Related Party Transactions

On July 20, 2007, the original shareholders of Yanyu completed a sales and purchase agreement with Beijing Satellite Technology Co., Ltd. (“Satellite”) which owned 58.88% of Yanyu. As a result of the transaction, the Yanyu Original Shareholders acquired 100% of the equity interests of Yanyu owned by Satellite for ¥8.751 million. As a result, Satellite is no longer a shareholder of Yanyu and ceased to be a related party of our company as of July 20, 2007.

TTII made certain sales of product and software to Satellite in the amount of $202,877 and $224,803, respectively, before July 20, 2007. These sales were made at our company’s ordinary sale prices. There were no outstanding receivable balances for these sales as of December 31, 2007.

On December 31, 2007, TTII and TTB completed a sales and purchase agreement with the Yanyu Original Shareholders. Pursuant to this agreement, TTII issued 50,000 common shares to the Yanyu Original Shareholders and acquired 92.86% of the shares of Yanyu. The purchase of Yanyu was based on the fair market value of Yanyu as of December 31, 2007. The assets and liabilities transferred have been accounted for at fair value. After the acquisition, the only shareholders of Yanyu are TTB and the SOE Shareholder.

To finance the growth of the business, Tranhold borrowed ¥750,000 ($102,675) from a shareholder at that time of Tranhold on April 28, 2006, without interest and without specific terms. Tranhold repaid ¥650,000 ($88,044) to the shareholder in 2008 and has paid the remainder in 2009. Outstanding payable balances for this loan were at $14,631 and $102,675 for the years ended December 31, 2008 and 2007, respectively.

Founders’ Shares Subject to Redemption

As described in more detail in the section entitled “Placement—Market and Pricing Considerations” our company has been valued on a forward-looking basis for purposes of this offering. We and our placement agent agreed to value our company at a multiple of approximately 5.63 times our projected 2009 audited net after-tax income. Based on the valuation of our company at approximately $21,330,000 using this methodology, our earnings per share would be approximately $0.7205, assuming a maximum offering (5,255,000 ordinary shares outstanding upon completion of the offering).

Valuing a company on a forward-looking basis is subject to a number of risks, including the possibility that the company will not achieve the projected income levels and that world markets may not maintain the same valuation for companies in general in the future. In order to mitigate some of this risk, each of the founders of our company has agreed to place, on a pro rated basis, that number of ordinary shares into escrow that is equal to 20% of the maximum number of shares to be sold in this offering. Upon closing of this offering, the escrow agent will return any shares in excess of 20% of the actual number of shares sold in the offering. Such escrowed shares are referred to as the “Founders’ Shares”. The Founders’ Shares will remain in escrow with SunTrust Bank pending the filing of our company’s Form 10-K for the year ending December 31, 2009.

To the extent our audited after-tax earnings for the year ending December 31, 2009 are less than $0.7205 per share, excluding any expenses associated with releasing the Founders’ Shares back to the original owners as described below, our company will redeem, pro rata, the Founders’ Shares without any additional consideration to the extent necessary to cause our audited after-tax earnings per share to be equal to $0.7205. We cannot guarantee that we will be able to redeem a sufficient number of Founders’ Shares to increase audited after-tax earnings per share to $0.7205 if our company either has low net income or any net losses in 2009. Any remaining Founders’ Shares will be released from escrow to Tranhold Investment Inc., Yanyu Investment Inc., FLYY Investment Inc. and Allied Investment Consultation Inc. upon the earlier of (i) the termination of this offering without closing or (ii) the filing of the Form 10-K for the year ending December 31, 2009 after redeeming any Founders’ Shares. We expect that the release of such shares to these shareholders will result in a non-cash compensation expense equal to the shares’ fair value at the time of release. See “Risk Factors—A redemption of shares held by our founders may be insufficient to cause our company to achieve projected earnings and may reduce our founders’ involvement and stake in our company.”

Future Related Party Transactions

In the future, the nominating committee of our Board of Directors must approve all related party transactions. All material related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of April 3, 2009 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares;

•	Each of our directors and named executive officers; and

•	All directors and named executive officers as a group.

The number and percentage of ordinary shares beneficially owned before the offering are based on 3,555,000 ordinary shares outstanding as of April 3, 2009. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of April 3, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of Tri-Tech Holding Inc., 5D, Tower A, 2 Building Business Center Jinyuan Shidai, No. 2 East Road Landianchang, Haidian District, Beijing, PRC 100097. As of the date of the Prospectus, we had 10 shareholders of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership Before Share Split(1)	Pro Forma Amount of Beneficial Ownership After 71.1-for-1 Share Split(1)	Percentage Ownership(2)
Warren Zhao, Principal Executive Officer and Director(3)	16,250	1,155,375	32.50%
Peter Dong, Principal Financial and Accounting Officer(4)	21,780	1,548,558	43.56%
David Hu, Director(5)	18,280	1,299,708	36.56%
Peiyao Zhang, Director	0	0	*
Xiaoping Zhou, Director	0	0	*
Robert W. Kraft, Director	0	0	*
All Directors and Executive Officers as a Group (8 people)(6)	41,530	2,952,783	83.06%
5% Shareholders Not Mentioned Above
Phil Fan(7)	3,500	248,850	7.00%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares.
(2)	The number of our ordinary shares outstanding used in calculating the percentage for each listed person excludes the ordinary shares underlying options held by such person.
(3)	Mr. Zhao has the sole power to direct the voting of the 16,250 shares held by Tranhold Investment Inc.
(4)

Mr. Dong has (i) the sole power to direct the voting of the 3,500 shares held by FLYY Investment Inc. and (ii) shared power to direct the voting of the 18,280 ordinary shares held by Yanyu Investment Inc.

(5)

Mr. Hu has the shared power to direct the voting of the 18,280 shares held by Yanyu Investment Inc. Mr. Hu shares this voting power with 17 other individual owners of the equity of Yanyu’s shareholders, WTECH Holding Inc. and STECH Holding Inc.

(6)

One or more of our directors and executive officers have (i) the sole power to direct the voting of the (a) 3,500 shares held by FLYY Investment Inc., (b) the 16,250 shares held by Tranhold Investment Inc. and (c) the 3,500 shares held by Allied Investment Consultation Inc. and (ii) shared power to direct the voting of the 18,280 shares held by Yanyu Investment Inc.

(7)	Mr. Fan has the sole power to direct the voting of the 3,500 shares held by Allied Investment Consultation Inc.

DESCRIPTION OF SHARE CAPITAL

After completing the recapitalization of our ordinary shares prior to the completion of this offering, our authorized share capital will consist of 30,000,000 ordinary shares, par value $0.001 per share. As of the date of this prospectus, 3,555,000 ordinary shares are issued and outstanding.

Ordinary Shares

Holders of ordinary shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred stock. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the ordinary shares. All outstanding ordinary shares are fully paid and non-assessable.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Limitations on Transfer of Shares

Pursuant to Cayman Islands law, our directors possess a right to refuse to register a share transfer. This right is generally entrenched in a company’s Articles of Association, and said right is contained in our Articles of Association. Cayman Islands law intends for this right to be exercised consistently with a director’s fiduciary duty to shareholders. This power is usually delegated to the company’s registrar and is intended to be utilized as a mechanism to prevent fraudulent transfer of ordinary shares.

Disclosure of Shareholder Ownership

There are no provisions in our Memorandum of Association or Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. An ordinary resolution is a resolution that must be approved by holders of a majority of outstanding voting shares to become effective. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•

in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share is derived; and

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our authorized but unissued share capital and any capital redemption reserve fund in any manner authorized by law. A special resolution is a resolution that must be approved by holders of more than two-thirds (2/3) of the outstanding voting shares to become effective, provided, however a company’s Articles of Association may impose a higher threshold. Our Articles of Association require special resolutions to receive the two thirds level.

Differences in Corporate Law

The Cayman Islands Companies Law is modeled after English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and similar arrangements

Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the dual majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted (within four months) by holders of not less than 90.0% of the shares affected, the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, the company itself will normally be the proper plaintiff in actions against directors, and derivative actions may not generally be brought by a minority shareholder. However, based on English authorities, who would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, required a special resolution, which was not obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit out of his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Cayman Islands law and our articles of association allow our shareholders holding not less than 10 per cent of the paid up voting share capital of the Company to requisition a shareholder’s meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our articles of association require us to call such meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors can be removed with cause or by the vote of holders of a majority of our shares, cast at a general meeting, or the unanimous written resolution of all shareholders.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our articles of association, our company may be voluntarily dissolved, liquidated or wound up only by the vote of holders of two-thirds of our shares voting at a meeting or by the holders of at least one-half of our shares voting at a meeting if the Company is no longer able to pay its debts as they fall due or in each case by the unanimous written resolution of all shareholders. In addition, our company may be wound up by the Grand Court of the Cayman Islands if the company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company is wound up.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class or unanimous written resolution, provided that if such variation has the effect of altering our articles of association, the variation will need to be approved in the manner described under the heading “Amendment of governing documents.”

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our memorandum and articles of association. However, we will provide our shareholders with annual audited consolidated financial statements.

Stock Option Plans

Our Board of Directors and shareholders have approved a stock option plan to be implemented following the completion of this offering. This plan authorizes the issuance of up to 10% of the number of ordinary shares outstanding after this offering. Assuming a maximum offering, options to purchase up to 525,500 ordinary shares may be issued under this plan. Pursuant to this plan, we may issue options to purchase our ordinary shares to our employees and directors. The Compensation Committee of the Board of Directors will administer the plan. The options will have exercise prices equal to the fair market value of our ordinary shares on the date of grant. In addition, the options will vest over five years (20% per year) and have terms of ten years.

Certain Effects of Authorized but Unissued Ordinary Shares

Assuming completion of our recapitalization, closing of a maximum offering, the exercise of all placement agent warrants issued in this offering and the issuance of all shares in our share option plan, after this offering, we will have 24,049,500 ordinary shares remaining authorized but unissued. Authorized but unissued ordinary shares are available for future issuance without shareholder approval. Issuance of these shares will dilute your percentage ownership in us.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our ordinary shares, and a liquid trading market for our ordinary shares may not develop or be sustained after this offering. Future sales of substantial amounts of ordinary shares, including ordinary shares issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Upon the completion of the offering, we will have outstanding 5,255,000 ordinary shares, assuming no exercise of outstanding options and the closing of the maximum offering. Of these ordinary shares, the ordinary shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The remaining approximately 3,555,000 ordinary shares outstanding will be restricted shares held by existing shareholders that could be sold pursuant to Rule 144. We have not agreed to register these restricted shares. We have not issued any warrants to purchase our ordinary shares or other securities convertible into our ordinary shares.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of our ordinary shares that does not exceed the greater of 1% of the then outstanding ordinary shares or the average weekly trading volume of ordinary shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her ordinary shares for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our ordinary shares have been held for one year.

Rule 701

Securities issued in reliance on Rule 701 are also restricted and may be sold by shareholders other than affiliates of our company subject only to manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its six-month holding period requirement.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to 454,267 of our ordinary shares subject to outstanding stock options or reserved for issuance under our stock incentive plan, such amount being equal to ten percent (10%) of the number of ordinary shares issued and outstanding after the closing of the offering, assuming a maximum offering. This registration will permit the resale of these ordinary shares by nonaffiliates in the public market without restriction under the Securities Act, upon the completion of the lock-up period described below. Ordinary shares registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase our ordinary shares.

Lock-Up Agreements

Each of our executive officers, directors and individuals who on the effective date of the registration statement of which this prospectus is a part are the beneficial owners of more than 5% of our ordinary shares, has agreed (a) not to sell or otherwise dispose of any of our ordinary shares for a period expiring on the date that is 90 days after the date of this prospectus (the “90 Day Period”), (b) not to sell more than 50% of their holdings in our company for a period beginning upon the expiration of the 90 Day Period and expiring on the date that is 190 days after the date of this prospectus. Upon the expiration of these lock-up agreements, additional ordinary shares will be available for sale in the public market.

These lock-up agreements apply to our ordinary shares and to securities convertible into, or exchangeable or exercisable for, or repayable with, our ordinary shares. It also applies to our ordinary shares owned now acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

These lock-up limitations are in addition to the limitations applicable to the Founders’ Shares. See “Risk Factors—A redemption of shares held by our founders may be insufficient to cause our company to achieve projected earnings and may reduce our founders’ involvement and stake in our company”, “Related Party Transactions—Founders’ Shares Subject to Redemption” and “Placement—Market and Pricing Considerations.”

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not a party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Federal Income Taxation

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in our ordinary shares. This summary applies only to U.S. Holders that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark-to-market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting stock;

•	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

•	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ Capital Market. You should consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending December 31, 2008. Our actual PFIC status for the current taxable year ending December 31, 2008 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect that our ordinary shares will be listed on the NASDAQ Capital Market and, consequently, we expect that, provided that the ordinary shares are regularly traded, if you are a holder of ordinary shares the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed our president, Phil Fan, 6501 Chaucer Road, Willowbrook, IL 60527, to serve as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Campbells, our counsel as to Cayman Islands law, and Beijing Kang Da Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Campbells has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Beijing Kang Da Law Firm has advised us further that Chinese Civil Procedure Law provides for the recognition and enforcement of foreign judgments. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other agreements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States or the Cayman Islands. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Thus, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, our Articles and Memorandum do not require arbitration of disputes, including those arising under the laws of the United Stated, between our company, our officers and directors and our shareholders.

PLACEMENT

We have engaged Anderson & Strudwick, Incorporated to conduct this offering on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any of our shares. Although they have not formally committed to do so, our affiliates may opt to purchase shares in connection with this offering. To the extent such individuals invest, they will purchase our ordinary shares with investment intent and without the intent to resell. Any shares purchased by our affiliates shall contribute to the calculation of whether we achieved our minimum offering. We have not placed limits on the number of shares eligible to be purchased by our affiliates.

Unless sooner withdrawn or canceled by either us or the placement agent, the offering will continue until the earlier of (i) a date mutually acceptable to us and our placement agent after which the minimum offering is sold or (ii) September 30, 2009 (the “Offering Termination Date”). The Placement Agent has agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received from the sale of the units to be promptly deposited in an escrow account maintained by SunTrust Bank, N.A. (the “Escrow Agent”) as escrow agent for the investors in the offering upon the receipt of funds by the Placement Agent by or before noon of the next business day following the sale of the units, i.e. the date of closing.

Investors must pay in full for all ordinary shares at the time of investment. Payment for the units may be made (i) by check, bank draft or money order made payable to “SunTrust Bank” and delivered to the Placement Agent no less than four business days before the date of closing, or (ii) by authorization of withdrawal from securities accounts maintained with the Placement Agent. If payment is made by authorization of withdrawal from securities accounts, the funds authorized to be withdrawn from a securities account will continue to accrue interest, if any interest is to accrue on such amounts, at the contractual rates until closing or termination of the offering, but a hold will be placed on such funds, thereby making them unavailable to the purchaser until closing or termination of the offering. If a purchaser authorizes the Placement Agent to withdraw the amount of the purchase price from a securities account, such Placement Agent will do so as of the date of closing. The Placement Agents will inform prospective purchasers of the anticipated date of closing. If payment is made by check, investors should make all checks payable to the Escrow Agent.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the Offering Termination Date. If the offering is withdrawn or canceled or if the 1,166,667 share minimum offering is not reached and proceeds therefrom are not received by us on or prior to the Offering Termination Date, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws.

Pursuant to that certain placement agreement by and between the placement agent and us, the obligations of the placement agent to solicit offers to purchase the shares and of investors solicited by the placement agent to purchase our ordinary shares are subject to approval of certain legal matters by counsel to the placement agent. The placement agent’s ability to complete this “best efforts minimum/maximum” transaction is dependent upon the existence of stable U.S. trading markets. As such, the placement agent’s obligations under the placement agreement are also subject to various conditions which are customary in transactions of this type, including that, as of the closing of the offering, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the publication of quotations on the NASDAQ Stock Market (National Market System or Capital Market); (ii) a general moratorium on commercial banking activities in the State of New York or China; (iii) the engagement by the United States or China in hostilities which have resulted in the declaration of a national emergency or war if any such event would have a material adverse effect, in the placement agent’s reasonable judgment, as to make it impracticable or inadvisable to proceed with the solicitation of offers to consummate the offering with respect to investors solicited by the placement agent on the terms and conditions contemplated herein.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the placement agent may be required to make in respect of those liabilities.

The placement agent is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by it, subject to conditions contained in the placement agreement, such as the receipt by the placement agent of officers’ certificates and legal opinions. The placement agent reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The placement agent intends to offer our ordinary shares to its retail customers in states whereby we have qualified the issuance of such ordinary shares.

Commissions and Discounts

The placement agent has advised us that it proposes to offer the ordinary shares to the public at the initial public offering price on the cover page of this prospectus. The following table shows the public offering price, placement agent fee to be paid by us to the placement agent and the proceeds, before expenses, to us.

	Per Ordinary Share	Minimum Offering	Maximum Offering
Assumed public offering price	$6.00	$7,000,002.00	$10,200,000.00
Placement discount	$0.42	$490,000.14	$714,000.00
Proceeds to us, before expenses	$5.58	$6,510,001.86	$9,486,000.00

We expect our total cash expenses for this offering to be approximately $490,000, exclusive of the above commissions. In addition, we will pay the placement agent an accountable expense allowance of up to 1% of the amount of the offering, or up to $102,000 (maximum offering, exclusive of shares registered under Rule 462(b)) or $70,000 (minimum offering). The placement agent must sell the minimum number of securities offered (1,166,667 ordinary shares) if any are sold. The placement agent is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agent after which the minimum offering is sold or (ii) September 30, 2009. Until we sell at least 1,166,667 shares, all investor funds will be held in an escrow account at SunTrust Bank, Richmond, Virginia. If we do not sell at least 1,166,667 shares by September 30, 2009, all funds will be promptly returned to investors (within one business day) without interest or deduction.

Placement Agent’s Warrants

We have agreed to sell to the placement agent at a price of $0.001 per warrant, placement agent’s warrants to purchase 10% of the number of ordinary shares issued by us in connection with the offering. The placement agent’s warrants will be exercisable at 120% the offering price per ordinary share for a period of five years. The placement agent’s warrants may not be sold, transferred, pledged, assigned or hypothecated for a period of 180 days after the date of this prospectus, except to officers or partners and shareholders of the placement agent. This restriction is imposed pursuant to the requirements of FINRA Rule 5110(g)(1).

For the life of the placement agent’s warrants, the holders thereof are given, at nominal costs, the opportunity to profit from a rise in the market price of our ordinary shares with a resulting dilution in the interest of other shareholders. Further, the holders may be expected to exercise the placement agent’s warrant at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided in the placement agent’s warrants.

Lock-Up Agreements

Each of our executive officers, directors and individuals who on the effective date of the registration statement of which this prospectus is a part are the beneficial owners of more than 5% of our ordinary shares, has agreed (a) not to sell or otherwise dispose of any of our ordinary shares for a period expiring on the date that is 90 days after the date of this prospectus (the “90 Day Period”), (b) not to sell more than 50% of their holdings in our company for a period beginning upon the expiration of the 90 Day Period and expiring on the date that is 190 days after the date of this prospectus. Upon the expiration of these lock-up agreements, additional ordinary shares will be available for sale in the public market. Specifically, our shareholders have agreed for such periods and as to such ordinary shares, not to directly or indirectly:

•	offer, pledge, sell, contract to sell or otherwise dispose of any ordinary shares;

•	sell any option or contract to purchase any ordinary shares;

•	purchase any option or contract to sell any ordinary shares;

•	grant any option, right or warrant for the sale of any ordinary shares, except pursuant to our stock option plan;

•	lend or otherwise dispose of or transfer any ordinary shares;

•	request or demand that we file a registration statement related to any of our ordinary shares;

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

These lock-up agreements apply to our ordinary shares and to securities convertible into, or exchangeable or exercisable for, or repayable with, our ordinary shares, which are held by such individuals as of the date of this prospectus.

Market and Pricing Considerations

There is not an established market for our ordinary shares. We negotiated with our placement agent to determine the offering price of our ordinary shares in this offering using a multiple of our trailing after tax net income for the year ended December 31, 2008. Noting past offerings completed by our placement agent, we believe that this multiple approximates the valuation multiples utilized in similar offerings for similarly-sized companies.

In addition to prevailing market conditions, the factors considered in determining the applicable multiples were:

•	The history of, and the prospects for, our company and the industry in which we compete;

•	An assessment of our management, its past and present operation, and the prospects for, and timing of, our future revenues;

•	The present state of our development; and

•	The factors listed above in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our ordinary shares may not develop. It is possible that after this offering the ordinary shares will not trade in the public market at or above the initial offering price.

Discretionary Shares

The placement agent will not sell any shares in this offering to accounts over which it exercises discretionary authority, without first receiving written consent from those accounts.

Listing on the NASDAQ Capital Market

We have applied to list our ordinary shares on the NASDAQ Capital Market under the symbol “TRIT.” As this offering is a best-efforts offering, the NASDAQ Capital Market has indicated that it is unable to admit our ordinary shares for listing until the completion of the offering and, consequently, the satisfaction of NASDAQ Capital Market listing standards. If so admitted, we expect our ordinary shares to begin trading on the NASDAQ Capital Market on the day following the closing of this offering. If our ordinary shares are eventually listed on the NASDAQ Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the ordinary shares, the placement agent may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the placement agent may sell more ordinary shares than it is obligated to purchase under the placement agreement, creating a naked short position. The placement agent must close out a covered short sale by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the placement agent is concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the placement agent may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The placement agent is not required to engage in these activities, and may end any of these activities at any time.

We and the placement agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters as to Virginia law and U.S. federal law in connection with this offering will be passed upon for us and for the placement agent by Kaufman & Canoles, P.C. Certain legal matters relating to the offering as to Chinese law will be passed upon for us by Beijing Kang Da Law Firm, People’s Republic of China. The validity of the shares and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Campbells, 4th Floor, Scotia Centre, P.O. Box 884, Georgetown, Grand Cayman, Cayman Islands. Kaufman & Canoles, P.C. may rely upon Campbells with respect to matters governed by Cayman Islands law and Beijing Kang Da Law Firm with respect to matters governed by PRC law.

EXPERTS

Financial statements as of December 31, 2008 and 2007, and for the years then ended appearing in this prospectus, have been included herein and in the registration statement in reliance upon the report of Mao & Company, CPAs, Inc., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

Assuming the completion of the 71.1-for-1 split of our ordinary shares, attorneys with Kaufman and Canoles, P.C., representing our company with respect to this offering will beneficially own 35,550 ordinary shares of our company as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to our ordinary shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and our ordinary shares offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

In addition, we file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

EXPENSES RELATED TO THIS OFFERING

The estimated expenses payable by us in connection with this offering (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$463
FINRA filing fee	$1,642
NASDAQ listing fee	$50,000
Legal fees and expenses for Chinese counsel*	$88,000
Legal fees and expenses for Cayman Islands counsel*	$10,000
Legal fees and expenses for U.S. counsel*	$200,000
Accounting fees and expenses*	$105,000
Printing fees*	$30,000

Total	$490,000

*	Estimated

TRI-TECH HOLDING INC.

Financial Statements

For each of the two years ended December 31, 2008 and 2007

(Prepared under accounting standards generally accepted in the United States of America)

TRI-TECH HOLDING INC.

Preface

To The Draft Report Of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Tri-Tech Holding Inc.:

Due to pending future event of the stock split that is subject to completion before completion of initial public offering that the Company is undertaking, our following audit report is only in the draft form. We expect to be in a position to issue the report in the form as presented upon clearance of the pending event prior to the effectiveness of registration statement to be declared by Security and Exchange Commission.

Los Angeles, California

/s/ Mao & Company, CPAs, Inc.

May 15, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(DRAFT)

To the Board of Directors and Stockholders of

Tri-Tech Holding Inc.:

We have audited the accompanying consolidated balance sheets of Tri-Tech Holding Inc. and its subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Los Angeles, California

February 9, 2009 – except for the subsequent events as disclosed in note 16 and related stock split disclosure in notes 1 and 2, and related presentation in consolidated balance sheets and consolidated statements of income and comprehensive income, and shareholders’ equity, for which the date is May 15, 2009.

TRI-TECH HOLDING INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash	$732,418	$367,713
Accounts receivable, net of allowance for doubtful accounts of $62,286 and $39,351 as of December 31, 2008 and December 31, 2007, respectively	3,105,859	1,576,983
Unbilled revenue	1,429,846	1,069,798
Notes receivable	7,316	944,808
Other receivables	166,395	86,351
Inventories	1,466,468	1,135,550
Deposits on projects	266,973	242,782
Deferred income taxes	—	11,408
Prepayments to suppliers	567,346	392,658

Total current assets	7,742,622	5,828,053

Plant and equipment, net	174,128	117,306
Proprietary technology, net	857,475	856,915

Total assets	$8,774,224	$6,802,274

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,589,103	$1,444,101
Commercial paper and other short-term notes payable:
Non-related parties	271,041	442,004
Related party	14,631	102,675
Customer deposits	436,372	263,071
Billings in excess of revenue	30,639	209,226
Other payables	81,721	46,491
Accrued liabilities	84,660	7,610
Deferred income taxes	50,186	20,623
Income taxes payable	—	9,447
Other taxes payable	90,908	271,884

Total current liabilities	2,649,261	2,817,131

Minority interest	129,578	120,308

Shareholders’ equity
Common stock (30,000,000 shares authorized and $0.001 par value, 3,555,000 issued as of December 31, 2008 and 2007)	3,555	3555
Additional paid-in-capital	2,914,058	2,914,058
Statutory reserves	50,655	50,655
Retained earnings	2,654,475	786,420
Accumulated other comprehensive income	372,642	110,147

Total shareholders’ equity	5,995,385	3,864,835

Total liabilities and shareholders’ equity	$8,774,224	$6,802,274

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended December 31,
	2008	2007
Revenues:
System integration	$6,119,266	$1,863,595
Hardware products:	1,115,811	1,794,977
Software products revenues:	1,214,881	1,023,451

Total revenues	8,449,958	4,682,023
Cost of revenues:
System integration	4,219,892	1,219,375
Hardware products	1,036,401	1,473,407
Cost of software	65,947	—

Total cost of revenues	5,322,240	2,692,782

Gross profit:	3,127,717	1,989,241
Operating expenses	1,331,145	768,206

Income from operations	1,796,572	1,221,035
Other income (expenses):
Other expense	(1,774)	(339)
Interest income	17,475	18,333
Interest expense	(7,833)	242
Tax rebates	102,644	70,026

Total other income (expenses), net	110,512	88,262

Income before provision for income taxes and minority interest	1,907,085	1,309,297

Provision for income taxes expenses	(29,760)	(1,367)
Net income before minority interest	1,877,324	1,307,929

Minority interest	(9,270)	—
Net income	1,868,055	1,307,929
Other comprehensive income
Foreign currency translation adjustment	262,495	80,058

Comprehensive income	$2,130,550	$1,387,987

Net income per share:
Basic and diluted	$0.53	$0.74
Shares used in computation:
Basic and dilute	3,555,000	1,777,500

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common stock		Additional	Retained earnings		Accumulated other comprehensive	Total stockholder’s	Minority
	Shares	Amount	paid-in-capital	Statutory reserves	Unrestricted	income	Equity	interest
BALANCE, January 1, 2007	1,777,500	$1,777	$1,395,459	$6,357	$(521,509)	$30,089	$912,173	$—
Issued shares	1,777,500	1,778	—	—	—	—	1,778	—
Net income	—	—	—	—	1,307,929	—	1,307,929	—
Foreign currency translation adjustment	—	—	—	—	—	80,058	80,058	—
Acquisition of a subsidiary	—	—	1,518,599	44,298	—	—	1,562,897	120,308

BALANCE, December 31, 2007	3,555,000	3,555	2,914,058	50,655	786,420	110,147	3,864,835	120,308

Net income	—	—	—	—	1,868,055	—	1,868,055	9,270
Foreign currency translation adjustment	—	—	—	—	—	262,495	262,495	—

BALANCE, December 31, 2008	3,555,000	$3,555	$2,914,058	$50,655	$2,654,475	$372,642	$5,995,385	$129,578

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$1,868,055	$1,307,929
Adjustments to reconcile net income to cash:
Minority interest	9,270	—
Depreciation	30,892	8,889
Amortization	57,839	18,465
Allowance for doubtful accounts	22,935	456
Deferred income taxes	40,971	2,258
Changes in operating assets and liabilities:
Accounts receivable	(1,528,876)	(781,932)
Unbilled revenue	(360,048)	(363,669)
Other receivables	(104,235)	(53,352)
Inventories	(330,918)	148,425
Prepayments and deferred expenses	(163,280)	(159,306)
Accounts payable	145,002	575,950
Customer deposits	(5,286)	(43250)
Other payables	112,280	(159,183)
Taxes payable	(190,423)	141,625

Net cash provided by operating activities	(395,822)	643,305
Cash flows from investing activities:
Additions to equipment	(91,351)	(58,961)
Cash proceeds from acquisition	—	76,541
Net cash provided by investing activities	(91,351)	17,580
Cash flows from financing activities:
Repayments from third parties of advances	937,492	170,307
Repayments to third parties of advances	(259,007)	(708,920)
Repayment from a related party of an advance	(4,750)	98,919

Net cash provided by (used in) financing activities	673,735	(439,694)
Effect of exchange rate changes on cash and cash equivalents	178,143	57,983

Net increase in cash	364,705	279,174
Cash, beginning of year	367,713	88,539

Cash, end of year	$732,418	$367,713

Supplemental Data:
Income taxes paid	—	—
Interest paid on debt	—	—

1. Background

Tri-Tech Holding Inc. (“TRIT”) was incorporated in Cayman on January 7, 2009 as a limited liability company. TRIT issued 50,000 ordinary shares to shareholders of Tri-Tech International Investment, Inc. (“TTII”) for their respective interests in the TTII. The ultimate shareholders and ownership ratio among shareholders remained unchanged compared with TTII on December 31, 2007. On February 2, 2009, TRIT completed the transfer of equity, and became the holder of 100% of the equity interests of TTII. Therefore, TTII became the wholly-owned subsidiary of TRIT. Please also refer to note 16. TTII was incorporated in the British Virgin Islands on November 24, 2005 as a limited liability company. TTII has subsidiaries and variable interest entities (“VIEs”) in the People’s Republic of China (the “PRC”) as discussed below. TRIT and its subsidiaries and variable interest entities together are referred to as the “Company”. Through its subsidiaries and VIEs in PRC, the Company provides self-manufactured, proprietary or third-party products, system integration and other services in the fields of environmental protection, and water resource monitoring, development, utilization and protection.

Tri-Tech (Beijing) Co., Ltd. (“TTB”) was incorporated in the PRC on February 6, 2006. It is wholly-owned by TTII. It is a wholly foreign-owned high-tech enterprise, primarily engaged in water resource protection including the utilization and development of technology and product sales, and the development of new industries and applications.

Tranhold Environmental (Beijing) Tech Co., Ltd. (“Tranhold”) was established on June 6, 2003. It was a wholly-owned subsidiary of TTII until it was converted into a VIE controlled by TTII on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. It also provides water and wastewater treatment process control systems, process tail gas purification and other air pollution control systems and related integration solutions. Tranhold also represents several international brands of pollution control equipment in China under license agreements. Tranhold participated in the compilation of “The Technical Guidelines of Municipal Sewage Treatment Plant Operation, Management and Safety” for the Ministry of Construction of the People’s Republic of China.

Beijing Yanyu Water Tech. Co., Ltd. (“Yanyu”) was established on March 29, 2002. It was a wholly-owned subsidiary of TTII until it was converted into a VIE controlled by TTII on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Yanyu specializes in research and development, production, system integration, and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems. Yanyu participated in the compilation of “Technical Standards of Automatic Hydrologic Measuring and Report Systems (SL61-2003)” and “Technical Guidelines of Automatic Hydrologic Measuring and Reporting Systems – General Devices (GB/T)” for the Ministry of Water Resources of the PRC.

Reorganization and Acquisition

On October 24, 2007, TTII and its wholly owned subsidiary TTB entered a sales and purchase agreement with the existing shareholders of Tranhold (the “Tranhold Original Shareholders”). Pursuant to the agreement, TTII issued 50,000 shares of its stock to the Tranhold Original Shareholders for 100% equity ownership of Tranhold. The total number of shares outstanding was 50,000 shares. As a result of this transaction, the Tranhold Original Shareholders were able to exercise control of TTII. The purchase of Tranhold and the issuance of TTII’s common stock were accounted for as a reverse acquisition and as a recapitalization under common control. The assets and liabilities transferred were accounted for at historical cost. The consolidated financial statements have been presented as if the reorganization occurred at the beginning of 2007.

On December 31, 2007, TTII and its wholly owned subsidiary TTB completed a sales and purchase agreement with certain existing shareholders of Yanyu (the “Yanyu Original Shareholders”). Pursuant to the agreement, TTII issued 50,000 shares of its common stock to the Yanyu Original Shareholders for 92.86% equity ownership of Yanyu. Based on Statement of Financial Accounting Standards No. 141, “Business Combinations”, TTII is determined to be the acquirer. The allocation of the purchase price of Yanyu was based on the fair value of Yanyu as of December 31, 2007.

December 31, 2007
Current Assets	$1,836,705
Plant and equipment, net	44,298
Intangible assets	587,058
Liabilities assumed	(902,018)

Total purchase price	$1,566,043

The fair value of assets and liabilities of Yanyu approximated the book value as of December 31, 2007.

As a result of these transactions, Tranhold and Yanyu became the subsidiaries of TTII.

The Company’s principal geographic market is mainly in the People’s Republic of China (“PRC”). As PRC laws and regulations prohibit or restrict other than PRC companies to engage in certain government-related businesses, the Company provides its services in the PRC through Tranhold and Yanyu, Chinese legal entities, which hold the qualifications and permits necessary to conduct government-related services in the PRC. In order to avoid any restrictions that Tranhold or Yanyu might encounter during future business development, TTII and Tranhold or Yanyu should not have a parent-subsidiary relationship.

By November 28, 2008, the Company had completed two steps of reorganization. The Company first returned its shares to the original shareholders of Tranhold and Yanyu. These shareholders are major shareholders, directors, corporate level executives and key employees of the Company. Legally, Tranhold and Yanyu returned to their legal status prior to the acquisitions in 2007. Concurrently, on November 28, 2008, the Company signed and executed with Tranhold and Yanyu a series of contractual agreements with a 25-year, renewable term. These contractual agreements require the pledge of the original shareholders’ equity interests and stock certificates of the VIEs. At any time during the agreement period, the Company has absolute rights to acquire any portion of the equity interests of those VIEs under no-cost conditions. In addition, the Company has absolute rights to appoint directors and officers of those VIEs and to obtain the profits from those VIEs. These agreements consist of the following agreements:

Exclusive Technical and Consulting Service Agreement. Each of Yanyu and Tranhold has entered into an Exclusive Technical and Consulting Service Agreement with TTB, which agreement provides that TTB will be the exclusive provider of technical and consulting services to Yanyu and Tranhold, as appropriate, and that each of them will in turn pay 90% of its profits to TTB for such services. In addition to such payment, Yanyu and Tranhold agree to reimburse TTB for TTB’s expenses (other than TTB’s income taxes) incurred in connection with its provision of services under the agreement. Payments will be made on a quarterly basis, with any over- or underpayment to be reconciled once each of Tranhold’s and Yanyu’s annual net profits, as applicable, are determined at its fiscal year end. Any payment from TTB to TTII would need to comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies. Although based on this agreement TTB is only entitled to 90% of net profits, TTB is also entitled the remaining share of the net profits of the VIEs through dividends per the Proxy Agreement and Equity Pledge Agreement as discussed below. The Company is reliant on dividends paid by TTB for its cash needs, and TTB relies on payments from Yanyu and Tranhold to be able to pay such dividends to the Company.

Management Fee Payment Agreement. Each of the shareholders of Yanyu and Tranhold (other than Beijing Yan Yu Communications Telemetry United New Technology Development Department, a Chinese State Owned Entity (the “SOE Shareholder”) of Yanyu) has entered into a Management Fee Payment Agreement, which provides that in the event TTB exercises its rights to purchase the equity interests of the Yanyu or Tranhold shareholders (other than those owned by the SOE Shareholder of Yanyu) under the Equity Interest Purchase Agreements, such shareholders shall pay a Management Fee to TTB in an amount equal to the amount of the Transfer Fee received by the such shareholders under the Equity Interest Purchase Agreement.

Proxy Agreement. Each of the shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) has executed a Proxy Agreement authorizing TTB to exercise any and all shareholder rights associated with his ownership in Yanyu or Tranhold, as appropriate, including the right to attend shareholders’ meetings, the right to execute shareholders’ resolutions, the right to sell, assign, transfer or pledge any or all of the equity interest in Yanyu or Tranhold, as appropriate, and the right to vote such equity interest for any and all matters.

Equity Interest Pledge Agreement. TTB and the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) have entered in Equity Interest Pledge Agreements, pursuant to which each such shareholder pledges all of his shares of Tranhold or Yanyu, as appropriate, to TTB. If Tranhold or Yanyu or any of its respective shareholders (other than the SOE Shareholder of Yanyu) breaches its respective contractual obligations, TTB, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Such Tranhold and Yanyu shareholders have agreed not to dispose of the pledged equity interests or take any actions that would prejudice TTB’s interest. According to this agreement, TTB has absolute rights to obtain any and full dividends related to the equity interest pledged during the term of the pledge.

Exclusive Equity Interest Purchase Agreement. Each of the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) has entered into an Exclusive Equity Interest Purchase Agreement, which provides that TTB will be entitled to acquire such shares from the current shareholders upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations. The Exclusive Equity Interest Purchase Agreement also prohibits the current shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) from transferring any portion of their equity interests to anyone other than TTB. TTB has not yet taken any corporate action to exercise this right of purchase, and there is no guarantee that it will do so or will be permitted to do so by applicable law at such time as it may wish to do so.

Based on these agreements and according to the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” (or “FIN 46R”), Tranhold and Yanyu are considered two variable interest entities (“VIEs”), and the Company is the primary beneficiary. Accordingly, Tranhold and Yanyu have continued to be consolidated in the Company’s financial statements.

No change occurred in financial statements before and after the Company entered into agreements with these VIEs.

The following are major categories of the Assets and Liabilities of the VIEs:

	Yanyu	Tranhold
	December 31, 2008	December 31, 2008
Current Assets	$2,592,767	$3,469,641
Plant and equipment, net	32,387	139,840

Intangible assets	585,599	271,875

Liabilities assumed	(1,276,396)	(2,277,473)

Total shareholders’ equity	$1,934,357	$1,603,883

As the fair value of Yanyu approximates its book value as of December 31, 2007, no pro forma adjustments for pro form presentation were made to the historical financial statements except for (1) the 100,000 shares of common stock of the Company issued as result of the acquisition were deemed to be outstanding from December 31, 2006; and hence (2) Minority interest was deemed to be existed from December 31, 2006. (3) An amount of $250,000 in both Revenue and Cost of revenue for a transaction between Yanyu and Tranhold was eliminated.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying consolidated financial statements include the accounts of TRIT and its subsidiaries and VIEs. All material inter-company transactions and balances have been eliminated in the consolidation. Please also refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

The Company adopted the provisions of FIN 46R. Pursuant to FIN 46R, Tranhold and Yanyu are VIEs of the Company and the Company is the primary beneficiary of the VIEs. Accordingly, the VIEs have been consolidated in the Company’s financial statements.

The Company compiles its daily accounts in accordance with generally accepted accounting principles in the PRC (“PRC GAAP”) and converts its financial statements to make them comply with U.S. GAAP when reporting.

As discussed in note 16, we started the process of a 71.1-for-1 stock split of our ordinary shares which will be completed before the completion of the offering. Correspondingly, total 30,000,000 ordinary shares will be authorized, with a par value of $0.001, resulting in 3,555,000 out of the authorized ordinary shares will be issued. For presentation of the financials statements, the split was assumed to have occurred at the beginning of the period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system integration under the percentage of completion method and the allowance for doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily of time deposits and investments in money market accounts and are stated at cost which approximates fair value.

Allowances for doubtful accounts

The Company makes an allowance for doubtful accounts based on the aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible.

Inventories

The Company values inventory at the lower of cost or net realizable value and determines inventory by using the average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct labor, materials and overhead costs related to projects.

Plant and equipment

The Company states plant and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets with 5% residual value. The depreciation expense for the years ended December 31, 2008 and 2007 amounted to $30,892 and $7,713, respectively.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Buildings and improvements	40 years
Transportation equipment	5 years
Machinery	10 years
Office equipment	5 years
Furniture	5 years

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred, and it capitalizes major additions and betterment to buildings and equipment.

Valuation of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including plant and equipment, and finite life intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, are less than the carrying amount, the Company recognizes an impairment loss in an amount equal to the difference between the carrying value of such assets and fair value. The Company reports assets for which there is a committed disposition plan, whether through sale or abandonment, at the lower of carrying value or fair value less costs to sell.

The Company evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible Assets

The Company amortizes other acquired intangible assets with definite lives on a straight-line basis over their expected useful economic lives. The Company does not amortize intangible assets with an indefinite useful life and subjects them to an impairment test annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. The Company periodically evaluates the recoverability of all intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Useful Life
Proprietary technology relating to sewage, municipal solid waste treatment and tail gas purification	20 years
Proprietary technology relating to low energy consumption data transmission system	20 years

The amortization expense for the years ended December 31, 2008 and December 31, 2007 amounted to $57,839 and $18,100, respectively.

Balance Sheet Classifications

The Company uses a one-year time period as the basis for classifying all current assets and liabilities.

Revenue Recognition

Revenues consist primarily of product sales, software sales, and products and services solutions. The Company recognizes revenue when it is probable that the economic benefits will flow to the Company.

Specifically the Company generally provides products and services solutions under short and long-term fixed-price contracts. The contract periods range from two months to approximately three years in length. The Company recognizes income for these contracts following the percentage-of-completion method, measured by contract milestones in accordance with the AICPA’S Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Cost of revenue is based on total actual costs incurred plus estimated costs to completion applied to percentage of completion as measured by contract milestone. Cost of revenues includes direct labor, materials and the applicable share of overhead expense directly related to the execution of services and delivery of projects.

At the time a loss on a contract becomes known, the Company recognizes the entire amount of the estimated ultimate loss. The Company recognizes unpriced change orders and claims for additional contract costs upon a signed change order from the customer or in accordance with paragraphs 62 and 65 of SOP 81-1. The Company did not have significant change orders in the past.

The Company recognizes sales of its products upon delivery of goods and passage of title in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”.

The Company recognizes revenue from the sales of software, support contracts and services in accordance with SOP No. 97-2, “Software Revenue Recognition” and SOP 81-1. For software sales with no significant post-shipment obligations and no uncertainty about customer acceptance, the Company recognizes revenue on delivery of software to the customer. The Company recognizes revenues for software sales with significant post-shipment obligations, including the production, modification, or customization of software, by the percentage-of-completion method, with progress to completion measured on the basis of milestone completion, labor costs incurred currently versus the total estimated labor cost of performing the contract over its term, or other factors appropriate to the individual contract of sale.

The Company presents all sales revenue net of a value-added tax (“VAT”) or a sales tax. The Company’s products that are sold in the PRC are generally subject to a Chinese VAT at a rate of 17% or sales tax of 5% of the gross sales price, except for certain proprietary software sales which will only be subject to an effective tax rate of 3%. The VAT may be offset by VAT paid by the Company on purchased raw materials and other materials included in the cost of projects or producing the finished product.

The Company records revenue in excess of billings as “unbilled receivables”. The Company records billings in excess of revenues as “billings in excess of revenue”. The Company expects all billed and unbilled amounts to be collected within one year.

Cost of Revenues

Cost of revenues include: material and equipment costs, transportation costs, labor costs, processing costs, packaging costs, quality inspection cost, quality control costs, and sales tax.

Operating expenses

Operating expenses include: salaries, bonus, and social insurance of management, administrative and sales personal, traveling cost, entertainment expenses, depreciation of equipment, amortization of intangible asset, office rental expenses, professional service fee, office supply, R&D expenses, bad debt provision, etc.

Research and Development

Research and development expenses include salaries, consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities and other departmental expenses. The Company expenses costs for the development of new software products and substantial enhancements to existing software products as incurred until technological feasibility has been established, at which time any additional costs are capitalized. The management of the Company is responsible for assessing the establishment of technological feasibility in accordance with FAS 86. Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.

Research and development costs recorded in selling and general and administrative expenses were $66,295 and $33,248 during the years ended December 31, 2008 and 2007, respectively. No research and development expenses were capitalized in 2008 and 2007.

Foreign Currency Translation

The Company uses the United States dollar as its reporting and functional currency. The Company translates monetary assets and liabilities denominated in currencies other than United States dollars into United States dollars at the rates of exchange ruling at the balance sheet date. The Company converts transactions in currencies other than United States dollars during the year into United States dollars at the rates of exchange ruling at the transaction dates.

The Company maintains its financial records of its PRC subsidiaries in Renminbi (“RMB”), their functional currency and the currency of the PRC. The Company translates their balance sheets assets and liabilities into United States dollars based on the rates of exchange existing on the balance sheet date and translates its PRC subsidiaries’ statements of operations using a weighted average rate for the period. The Company reflects translation adjustments as accumulated other comprehensive income (loss) in stockholders’ equity

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $ 372,642 and $ 110,147 as of December 31, 2008 and December 31, 2007, respectively. The Company translated balance sheet amounts with the exception of equity at December 31, 2008 at RMB 6.8346 to US$1.00 as compared to RMB 7.3046 to US$1.00 at December 31, 2007. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2008 and the year ended December 31, 2007 were RMB 6.9451 and RMB 7.6040, respectively.

Income Taxes

The Company provides for deferred income taxes using the asset and liability method. Under this method, the Company recognizes deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. The Company classifies deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. The Company provides a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is over 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, the Company does not record a tax benefit. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no affect on the Company’s financial statements. The Company did not have any significant unrecognized uncertain tax positions.

The Company’s operations are subject to income and transaction taxes mainly in the PRC. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. The Company does not anticipate any events which could change these uncertainties.

Stock-based Compensation

The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Based on management’s review, there has been no stock-based compensation to employees, consultants, or suppliers.

Earnings per Share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, forward contract, warrants to purchase common stock, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into common stock. The Company excludes potential common shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

There were no instruments outstanding during the year ended December 31, 2008 and the year ended December 31, 2007 that would have a dilutive impact on the earnings per share calculation. Accordingly, the Company has not presented separate fully diluted earnings per share measure.

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Financial Instruments

The Company carries the carrying value of financial instruments, which consists of cash and cash equivalents, short-term investments, accounts receivable, trade notes receivable, accounts payable, trade notes payable, and other payables at cost, which approximates fair value due to the short-term nature of these instruments. The Company does not use derivative instruments to manage risks.

Segments

The Company identifies segments by reference to its internal organization structure and the factors that management uses to make operating decisions and assess performance.

Reclassifications

The Company has reclassified certain prior period amounts to conform to the current period presentation. These reclassifications did not affect net income or cash flows.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value according to generally accepted accounting principles and expands disclosures of fair value measurement. In application, this statement does not require any new fair value measurements. It is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. However, on February 12, 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. The Company adopted this statement with respect to financial assets and liabilities and believes that the adoption of this standard with respect to nonfinancial assets and liabilities will not materially impact its financial statements. We do not have any financial assets and/or liabilities measured at fair value as of December 31, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) (“SFAS 141R”), “Business Combinations”. SFAS 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, The Company is required to record and disclose business combinations following existing U.S. GAAP until January 1, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB

No. 51.” SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company believes that the adoption of this standard will not materially impact its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110 (“SAB 110”). SAB 110 states that the staff will continue to accept, under certain circumstances, the use of the simplified method for estimating the expected term of “plain vanilla” share options in accordance with SFAS 123(R) beyond December 31, 2007. The Company adopted this standard with no material impact on its financial statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. The Company believes that the adoption of this standard will not materially impact its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Company does not believe that this will materially impact its consolidated financial position and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. Accounts Receivable

Based on the Company’s valuation review, management believes the net balance on each balance sheet date herein was collectable.

The following analysis details the changes in the Company’s allowances for doubtful accounts during the years ended December 31, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
Balance at beginning of the year	$39,351	$28,050
Increase in allowances during the year	22,935	11,301
Write-offs during the year	—	—

Balance at the end of the year	$62,286	$39,351

4. Inventories

Inventories consisted of the following:

	December 31, 2008	December 31, 2007
Raw materials	$112, 638	$111,203
Finished goods	226,172	362,754
Project work-in-progress	1,127,658	661,593

Totals	$1,466,468	$1,135,550

The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of December 31, 2008 and December 31, 2007, the Company determined that no more reserves were necessary.

5. Plant and Equipment

Plant and equipment consist of the following:

	December 31, 2008	December 31, 2007
Transportation equipment	$123,498	$48,394
Office equipment	137,666	122,072
Furniture	10,140	9,487

Total plant and equipment	271,304	179,953
Less accumulated depreciation	(97,176)	(62,647)
Plant and equipment, net	$174,128	$117,306

6. Notes Receivable

Notes receivable represents advances the Company made to third parties without specific terms and sometimes without interest. The interest rates charged range from 8% to 10%. The Company’s management believes that all the notes will be repaid within one year.

7. Prepayments

Prepayments are monies deposited with or advanced to subcontractors to perform services on system contracting projects. Some subcontractors require a certain amount of money to be deposited as a guaranty payment in order for them to start performing the services. Prepayments also include monies deposited or advanced to vendors on future inventory purchases to ensure timely delivery.

8. Commercial Paper and Other Short-term Notes Payable

Commercial paper and other short-term notes payable represent temporary advances obtained from third parties. These advances normally do not carry interest and specific terms.

9. Income Taxes

Under the Income Tax Laws of the PRC, before 2008, companies in the PRC were generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless (a) the enterprise was located in a specially designated region which allowed enterprises a three-year income tax exemption and a 50% income tax reduction for the following three years or (b) the enterprise was a manufacturing related joint venture with a foreign enterprise or a wholly-owned subsidiary of a foreign enterprise, which was allowed a two-year income tax exemption and a 50% income tax reduction for the following three years.

Under the Income Tax Laws of the Beijing State Administration Taxation of PRC, any enterprise with manufacturing operations in the city of Beijing that is a wholly owned subsidiary of a foreign enterprise is subject to an income tax rate of 24%.

According to an approval document from the Beijing State Tax Bureau of Xicheng District, TTB was granted an income tax exemption in 2007 and 2008 and reduced income tax rates of 10%, 11%, and 12% from 2009 to 2011, on the basis of being a software company.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Tranhold was granted an income tax exemption in 2004 and 2005 and a half reduced income tax rate from the normal rate of 15% from 2006 to 2008, on the basis of being a high-tech company.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Yanyu was granted, on the basis of being a high-tech and software company, an income tax exemption in 2003 and 2004 and a half reduced income tax rate from the normal rate of 15% from 2005 to 2007, on the basis of being a high-tech company.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for high-tech companies which have a reduced rate of 15%;

b.	Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by the local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

The provision for income tax expense (benefit) from continuing operations consists of the following:

	Years Ended December 31,
	2008	2007
Current:
PRC	$—	$—
Deferred:
PRC	29,760	1,367
Total income tax expense (benefit)	$29,760	$1,367

Significant components of the Company’s net deferred tax assets/(liabilities) are as follows:

	December 31, 2008	December 31, 2007
Deferred tax assets:
Allowances and reserves	$—	$11,408
Net operating loss carry forwards	42,853	52,243
Total gross deferred tax assets	42,853	63,651
Less valuation allowance	—	52,243
Total net deferred tax assets	42,853	11,408

Deferred tax liabilities:
Revenue recognition based on percentage of completion	93,039	20,623
Total net deferred tax assets	$(50,186)	$(9,214)

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31:

	December 31, 2008	December 31, 2007
China income taxes	25.0	33.0
Net operating loss carry forwards	(3.4)	—
Revenue recognition based on percentage of completion	6.0	1.3
China income tax exemption	(26.0)	(34.3)

Total provision for income taxes	1.6%	0.0%

Tranhold accumulated net operating losses of RMB 1,027,317 (approximately $150,311) for income tax purposes as of December 31, 2008. These net operating losses can be carried forward for 5 years to reduce PRC taxable income in future years. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013. Yanyu had accumulated net operating losses of RMB 1,952,561 (approximately $285,687) for income tax purposes as of December 31, 2008. These net operating losses can be carried forward for 5 years to reduce future years’ PRC taxable income. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013.

The Beijing Tax Bureau generally conducts annual audits of income tax by commissioning an accounting firm or tax auditing firm, although the tax bureau will do it by itself when they feel there is need to do so. No tax bureau audits have been performed on the subsidiary or VIEs in the PRC so far. Tax audits by auditing firms for TTB, Tranhold and Yanyu have been performed through 2007. All subsidiaries and VIEs of the Company file their tax returns in accordance with the audit reports issued by the auditing firm.TTB, Tranhold and Yanyu will engage auditing firm to conduct tax audits for the year ended December 31, 2008 by April 30, 2009. The Company does not believe the income tax audit results will have a significant impact on the Company’s financial position and cash flow.

10. Commitments and Contingencies

Operating Leases

As of December 31, 2008, the Company had commitments under certain operating leases, requiring annual minimum rentals as follows:

2009	$117,022
2010	81,854
2011	$71,319
2012	—
2013	—

Total	270,195

The leased properties are principally located in the PRC and are used for administration and research and development purposes. The terms of these operating leases varied from one to three years. Pursuant to contracts, when the contracts are expired, we have the rights to extended them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $160,341 and $73,208 for the years ended December 31, 2008 and December 31, 2007, respectively.

Product Warranties

The Company’s warranty policy generally is to replace parts if they become defective within one year after deployment at no additional charge. Historically, failure of product parts due to materials or workmanship has not been significant. The Company has not incurred any material unexpected costs associated with servicing its warranties. The Company continuously evaluates and estimates its potential warranty obligations, and records the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

11. Certain Significant Risks and Uncertainties

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC. Total cash in these banks at December 31, 2008 and December 31, 2007, amounted to $732,418 and $367,713, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company has five major customers which represented approximately 38.9% and 65.6% of the Company’s sales for the years ended December 31, 2008 and December 31, 2007, respectively. Sales to two customers amounted to $1,415,251 in the segment of Wastewater and Tail Gas Treatment and $1,046,092 in the segment of Water Resource Management, or accounted for 17% and 12% of the Company’s sales for 2008, respectively. Sales to three customers amounted to $1,420,362 in the segment of Wastewater and Tail Gas Treatment, $711,821 in the segment of Water Resource Management and $550,000 in the segment of Wastewater and Tail Gas Treatment, or accounted for 30%, 15% and 11% of the Company’s sales for 2007, respectively. The customer who accounted for 12% of the total sales in 2008 and 15% in 2007 is the same customer.

12. Related Party Transactions

On July 20, 2007, the Yanyu Original Shareholders completed a sales and purchase agreement with Beijing Satellite Technology Co., Ltd. (“Satellite”) which owned 58.88% of Yanyu. As a result of the transaction, the Yanyu Original Shareholders acquired 100% of the equity interests of Yanyu. As a result, Satellite is no longer a shareholder of Yanyu and ceased to be a related party of the Company.

On December 31, 2007, the Company and its wholly owned subsidiary TTB completed a sales and purchase agreement with the Yanyu Original Shareholders. Pursuant to this agreement, the Company issued 50,000 shares of common stock to the Yanyu Original Shareholders and acquired 92.86% of the shares of Yanyu. The purchase of Yanyu was based on the fair market value of Yanyu as of December 31, 2007. The assets and liabilities transferred have been accounted for at fair value.

To finance the growth of the business, Tranhold borrowed RMB 750,000 (equivalent to $102,675) from a shareholder at that time of Tranhold on April 28, 2006, without interest and without specific terms. Tranhold repaid RMB 650,000 (equivalent to $88,044) to the shareholder in 2008. Outstanding payable balances for this loan were at $14,631 and $102,675 for the years ended December 31, 2008 and 2007, respectively. Tranhold outstanding payable balance of $14,631 to the shareholder within the year 2009 ended December 31, 2009.

13. Retirement Plan

The Company and its subsidiaries are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute approximately 20% of its payroll costs, subject to certain caps with reference to average municipal salary, to the central pension scheme in 2008 and 2007. The Company charges contributions to its income statement as they become payable in accordance with the rules of the scheme. The aggregate contributions of the Company to retirement benefit schemes amounted to $44,955 and $17,332 for the years ended December 31, 2008 and December 31, 2007, respectively.

14. Statutory Reserves

The laws and regulations of the People’s Republic of China provide that before a Chinese enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make appropriation, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve fund and the collective welfare fund. These statutory reserves represent restricted retained earnings.

TTII’s subsidiary and VIEs are required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

As stipulated by the relevant laws and regulations applicable to PRC foreign investment enterprises, the foreign invested PRC subsidiaries are required to make appropriations from net income as determined under PRC GAAP to non-distributable reserves which include a general reserve, an enterprise expansion reserve and an employee welfare and bonus reserve.

Wholly-foreign-owned PRC subsidiaries are not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP.

The employee welfare and bonus reserve is determined by the Company’s Board of Directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the stockholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

For the years ended December 31, 2008 and the years ended December 31, 2007, respectively, the Company made no appropriations to statutory reserves.

15. Segment and Geographic Information

The Company has two reportable operating segments. The segments are grouped with references to the types of services provided and the types of clients that use those services. The Company assesses each segment’s performance based on net revenues and gross profit on contribution margin. The two reportable operating segments are Segment 1: water and wastewater treatment process control systems, process tail gas purification (“Wastewater and Tail Gas Treatment”) and Segment 2: water resources protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems (“Water Resource Management”). We have not aggregated any segments.

	Year Ended December 31, 2008
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$3,481,470	$4,968,488	$8,449,958
Cost of revenues	2,210,581	3,111,659	5,322,240
Gross profit	1,270,889	1,856,829	3,127,718
Operating expenses	649,659	681,486	1,331,145
Other expenses, net	(110,472)	(40)	(110,512)

Income before income taxes and minority interest	$731,702	$1,175,383	$1,907,085

	Year Ended December 31, 2007
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$1,104,003	$3,578,020	$4,682,023
Cost of Revenues	663,353	2,029,429	2,692,782
Gross Profit	440,650	1,548,591	1,989,241
Operating expenses	192,602	575,604	768,206
Other expenses, net	(70,361)	(17,901)	(88,262)

Income before income taxes and minority interest	$318,409	$990,888	$1,309,297

Assets by segment

The Company evaluates its assets by segment to generate information needed for internal control, resource allocation and performance assessment. This information also helps management to establish a basis for asset realization, determine insurance coverage, assess risk exposure, and meet requirements for external financial reporting.

Segment assets of the Company are as follows:

	As of December 31, 2008
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$4,868,136	$3,906,089	$8,774,225

	As of December 31, 2007
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$3,403,728	$3,398,545	$6,802,274

All of sales of the Company were made in the PRC.

16. Subsequent Event

TRIT was incorporated in the Cayman Islands on January 7, 2009 as a limited liability company and issued 50,000 ordinary shares to shareholders of TTII for their respective interests in TTII. The ultimate shareholders and ownership ratio among shareholders remained unchanged compared with TTII on December 31, 2007.On February 2, 2009, the Company completed the transfer of equity, and TRIT became the holder of 100% of the equity of TTII. Therefore, TTII became the wholly-owned subsidiary of TRIT.

TRIT is a subsequently newly established shell company without any debt. The sole asset of TRIT is 100% of the equity interest of TTII. As a result of this reverse merger, the financial statements for the years ended December 31, 2008 and 2007 of TRIT and TTII are exactly the same except for the components of the capital section.

On April 3, 2009, the Company filed its registration to offer a minimum of 1,166,667 and a maximum of 1,700,000 of our ordinary shares. We started the process of a 71.1-for-1 stock split of our ordinary shares which will be completed before the completion of the offering as we stated in our registration statement. Correspondingly, total 30,000,000 ordinary shares will be authorized, with a par value of $0.001. 3,555,000 out of the authorized ordinary shares will be issued.

TRIT has been valued on a forward-looking basis for purposes of this offering. Based on the valuation of TRIT at approximately $21,330,000 using this methodology, the earnings per share would be approximately $0.7205, assuming a maximum offering resulting in the total number of shares of 3,555,000, and assuming that all of the shares were outstanding at the beginning of the year. In order to mitigate some of the risk of forward-looking, each of the founders of TRIT has agreed to place, on a pro rated basis, that number of ordinary shares into escrow that is equal to 20% of the maximum number of shares to be sold in this offering (“Founders’ Shares”) if the IPO is successful. The agreed rate of 20% with placement agent is reduced from the rate of 25% as disclosed in the registration statement. If TRIT has higher EPS than $0.7205 in 2009 (calculated before the effects of the expenses related to Warrants, Options and escrow shares, and with the assumption as indicated above), the Founders’ Shares will be released to the Founders from escrow. Otherwise, we will redeem the Founders’ Shares and it will result in the reduction of our shares outstanding.

We have agreed to issue warrants to our placement agent, Anderson & Strudwick, Incorporated (the “Placement Agent”), to purchase up to 10% of the aggregate number of ordinary shares sold by the Registrant (the “Placement Agent’s Warrants”) if the IPO is successful. The price paid by the Placement Agent for the Placement Agent’s Warrants is $0.001 per warrant. The exercise price of the Placement Agent’s Warrants is equal to 120% of the price of the ordinary shares offered hereby. The warrants are exercisable for a period of five years after the issuance.

Our Board of Directors and shareholders have approved a stock option plan to our employees and directors to be implemented following the completion of this offering. This plan authorizes the issuance of up to 10% of the number of ordinary shares outstanding after this offering. The options will have exercise prices equal to the fair market value of our ordinary shares on the date of grant. In addition, the options will vest over five years (20% per year) and have terms of ten years.

Exhibit: The pro forma financial statements assuming the acquisition of Yanyu occurred on January 1, 2007:

Note to the pro forma presentation: As the fair value of Yanyu approximates its book value as of December 31, 2007, no pro forma adjustments for pro form presentation were made to the historical financial statements except for (1) the 100,000 shares of common stock of the Company issued as result of the acquisition were deemed to be outstanding from December 31, 2006; and hence (2) Minority interest was deemed to be existed from December 31, 2006. (3) An amount of $250,000 in both Revenue and Cost of revenue for a transaction between Yanyu and Tranhold was eliminated.

TRI-TECH INTERNATIONAL INVESTMENT INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash	$732,418	$367,713
Accounts receivable, net of allowance for doubtful accounts of $62,286 and $39,351 as of December 31, 2008 and December 31, 2007, respectively	3,105,859	1,576,983
Unbilled revenue	1,429,846	1,069,798
Notes receivable	7,316	944,808
Other receivables	166,395	86,351
Inventories	1,466,468	1,135,550
Deposits on projects	266,973	242,782
Deferred income taxes	—	11,408
Prepayments to suppliers	567,346	392,658

Total current assets	7,742,621	5,828,053

Plant and equipment, net	174,128	117,306
Proprietary technology, net	857,475	856,915

Total assets	$8,774,224	$6,802,274

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,589,103	$1,444,101
Commercial paper and other short-term notes payable:
Non-related parties	271,041	442,004
Related party	14,631	102,675
Customer deposits	436,372	263,071
Billings in excess of revenue	30,639	209,226
Other payables	81,721	46,491
Accrued liabilities	84,660	7,610
Deferred income taxes	50,186	20,623
Income taxes payable	—	9,447
Other taxes payable	90,908	271,884

Total current liabilities	2,649,261	2,817,131

Minority interest	114,218	104,948

Shareholders’ equity
Common stock (100,000 shares authorized and issued, $0.01 par value)	1,000	1,000
Additional paid-in-capital	2,553,246	2,553,246
Statutory reserves	42,519	42,519
Retained earnings	2,780,816	912,762
Accumulated other comprehensive income	633,164	370,668

Total shareholders’ equity	6,010,745	3,880,195

Total liabilities and shareholders’ equity	$8,774,224	$6,802,274

TRI-TECH INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended December 31,
	2008	2007
Revenues:
System integration	$6,119,266	$4,117,054
Hardware products:
Sales to non-related parties	1,115,811	1,677,617
Sales to related party	—	202,877

Total hardware products revenues	1,115,811	1,880,494

Software products revenues:
Sales to non-related parties	1,214,881	798,648
Sales to related party	—	224,803

Total software products revenues	1,214,881	1,023,451

Total revenues	8,449,958	7,021,000
Cost of revenues:
System integration	4,219,892	2,738,640
Hardware products	1,036,401	1,604,694
Cost of software	65,947	—

Total cost of revenues	5,322,240	4,343,334

Gross profit	3,127,717	2,677,666
Operating expenses	1,331,145	1,260,255

Income from operations	1,796,572	1,417,411
Other income (expenses):
Other expense	(1,774)	(339)
Interest income	17,475	18,333
Interest expense	(7,833)	(2,330)
Tax rebates	102,644	70,026

Total other income (expenses), net	110,512	85,690

Income before provision for income taxes and minority interest	1,907,085	1,503,101

Provision for income taxes (expenses) or benefits	(29,760)	2,175
Net income before minority interest	1,877,324	1,505,276

Minority interest	(9,270)	(14,091)
Net income	1,868,055	1,491,185
Other comprehensive income
Foreign currency translation adjustment	262,495	250,440

Comprehensive income	$2,130,550	$1,741,625

Net income per share:
Basic and diluted	$18.68	$14.91
Shares used in computation:
Basic and diluted	100,000	100,000

TRI-TECH INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common stock		Additional paid-in-capital	Retained earnings		Accumulated other comprehensive income	Total stockholder’s equity	Minority interest
	Shares	Amount		Statutory reserves	Unrestricted
BALANCE, January 1, 2007	100,000	$1,000	$2,553,246	$42,519	$(578,424)	$120,229	$2,138,570	$90,857
Net income	—	—	—	—	1,491,186	—	1,491,186	14,091
Foreign currency translation adjustment	—	—	—	—	—	250,440	250,440	—

BALANCE, December 31, 2007	100,000	1,000	2,553,246	42,519	912,762	370,668	3,880,196	104,948

Net income	—	—	—	—	1,868,055	—	1,868,055	9,270
Foreign currency translation adjustment	—	—	—	—	—	262,495	262,495	—

BALANCE, December 31, 2008	100,000	$1,000	$2,553,246	$42,519	$2,780,817	$633,164	$6,010,746	$114,218

TRI-TECH INTERNATIONAL INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$1,868,055	$1,491,186
Adjustments to reconcile net income to cash:
Minority interest	9,270	14,091
Depreciation	30,892	22,660
Amortization	57,839	56,062
Allowance for doubtful accounts	22,935	9,365
Deferred income taxes	40,971	(10,360)
Changes in operating assets and liabilities:
Accounts receivable	(1,528,876)	(849,086)
Unbilled revenue	(360,048)	(649,079)
Other receivables	(104,235)	(93,199)
Inventories	(330,918)	715,212
Prepayments and deferred expenses	(163,280)	(153,133)
Accounts payable	145,002	634,695
Customer deposits	(5,286)	(694,097)
Other payables	112,280	(76,873)
Taxes payable	(190,423)	205,450

Net cash provided by operating activities	(395,822)	622,893
Cash flows from investing activities:
Additions to equipment	(91,351)	(76,664)

Cash flows from financing activities:
Repayments from third parties of advances	937,492	184,773
Repayments to third parties of advances	(259,007)	(708,920)
Repayment from a related party of an advance	(4,750)	98,919

Net cash provided by (used in) financing activities	673,735	(425,227)
Effect of exchange rate changes on cash and cash equivalents	178,143	63,544

Net increase in cash	364,705	184,546
Cash, beginning of year	367,713	183,167

Cash, end of year	$732,418	$367,713

Supplemental Data:
Income taxes paid	—	—
Interest paid on debt	—	—

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

1. Background

Tri-Tech International Investment, Inc. (“Tri-Tech” or the “Company”) was incorporated in the British Virgin Islands on November 24, 2005 as a limited liability company. Through its subsidiaries and variable interest entities (“VIEs”) in the People’s Republic of China (the “PRC”), the Company provides self-manufactured, proprietary or third-party products, system integration and other services in the fields of environmental protection, and water resource monitoring, development, utilization and protection.

Tri-Tech (Beijing) Co., Ltd. (“Tri-Tech (Beijing)”) was incorporated in the PRC on February 6, 2006. It is wholly-owned by Tri-Tech. It is a wholly foreign-owned high-tech enterprise, primarily engaged in water resource protection including the utilization and development of technology and product sales, and the development of new industries and applications.

Tranhold Environmental (Beijing) Tech Co., Ltd. (“Tranhold”) was established on June 6, 2003. It was a wholly-owned subsidiary of Tri-Tech until it was converted into a VIE controlled by Tri-Tech on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. It also provides water and wastewater treatment process control systems, process tail gas purification and other air pollution control systems and related integration solutions. Tranhold also “represents several international brands of pollution control equipment in China under license agreements. Tranhold participated in the compilation of “The Technical Guidelines of Municipal Sewage Treatment Plant Operation, Management and Safety” for the Ministry of Construction of the People’s Republic of China.

Beijing Yanyu Water Tech. Co., Ltd. (“Yanyu”) was established on March 29, 2002. It was a wholly-owned subsidiary of Tri-Tech until it was converted into a VIE controlled by Tri-Tech on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Yanyu specializes in research and development, production, system integration, and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems. Yanyu participated in the compilation of “Technical Standards of Automatic Hydrologic Measuring and Report Systems (SL61-2003)” and “Technical Guidelines of Automatic Hyrologic Measuring and Reporting Systems – General Devices (GB/T)” for the Ministry of Water Resources of the PRC.

Reorganization and Acquisition

On October 24, 2007, Tri-Tech and its wholly owned subsidiary Tri-Tech (Beijing) entered a sales and purchase agreement with the existing shareholders of Tranhold (the “Tranhold Original Shareholders”). Pursuant to the agreement, Tri-Tech issued 50,000 shares of its stock to the Tranhold Original Shareholders for 100% equity ownership of Tranhold. The total number of shares outstanding was 50,000 shares. As a result of this transaction, the Tranhold Original Shareholders were able to exercise control of Tri-Tech. The purchase of Tranhold and the issuance of Tri-Tech’s common stock were accounted for as a reverse acquisition and as a recapitalization under common control. The assets and liabilities transferred were accounted for at historical cost.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

On December 31, 2007, Tri-Tech and its wholly owned subsidiary Tri-Tech (Beijing) completed a sales and purchase agreement with certain existing shareholders of Yanyu (the “Yanyu Original Shareholders”). Pursuant to the agreement, Tri-Tech issued 50,000 shares of its common stock to the Yanyu Original Shareholders for 92.86% equity ownership of Yanyu. The allocation of the purchase price of Yanyu was based on the fair value of Yanyu as of December 31, 2007.

December 31, 2007
Current Assets	$1,836,705
Plant and equipment, net	44,298
Intangible assets	587,058
Liabilities assumed	(902,018)

Total purchase price	$1,566,043

The fair value of assets and liabilities of Yanyu was based on the appraisal conducted by a qualified independent appraiser. The appraised value approximated the book value as of December 31, 2007.

As a result of these transactions, the Company became the 100 % shareholder of Tranhold and 92.86% shareholder of Yanyu.

The Company’s principal geographic market is in the People’s Republic of China (“PRC”). As PRC laws and regulations prohibit or restrict None PRC companies to engage in certain government-related businesses, the Company provides its services in the PRC through Tranhold and Yanyu, Chinese legal entities, which hold the qualifications and permits necessary to conduct government-related services in the PRC. In order to avoid any restrictions that Tranhold or Yanyu might encounter during future business development, the Company and Tranhold or Yanyu should not have a parent-subsidiary relationship.

By November 28, 2008, the Company had completed two-steps of reorganization. The Company first returned its shares to the original shareholders of Tranhold and Yanyu. These shareholders are major shareholders, directors, corporate level executives and key employees of the Company. Legally, Tranhold and Yanyu returned to their legal status prior to the acquisitions in 2007. Concurrently, on November 28, 2008, the Company signed and executed with Tranhold and Yanyu a series of contractual agreements with a 25-year, renewable term. These contractual agreements require the pledge of the original shareholder’s equity interests and stock certificates of the VIEs. At any time during the agreement period, the Company has absolute rights to acquire any portion of the equity interests of those VIEs under no-cost conditions. In addition, The Company has absolute rights to appoint directors and officers of those VIEs and to obtain the profit earnings from those VIEs. Based on these agreements and according to the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” (or “FIN 46R”),Tranhold and Yanyu are considered two variable interest entities (“VIEs”), and the Company is the primary beneficiary. Accordingly, Tranhold and Yanyu have continued to be consolidated in the Company’s financial statements.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

The following are major categories of the Assets and Liabilities of the VIEs:

	Yanyu	Tranhold
	December 31, 2008	December 31, 2008
Current Assets	$2,592,767	$3,469,641
Plant and equipment, net	32,387	139,840

Intangible assets	585,599	271,875

Liabilities assumed	(1,276,396)	(2,277,473)

Total shareholders’ equity	$1,934,357	$1,603,883

The consolidated financial statements have been presented as if the reorganization and acquisition of the subsidiaries occurred at the beginning of 2006. As the fair value of Yanyu approximates its book value as of December 31, 2007, no pro forma adjustments were made to the historical financial statements except for (1) the 100,000 shares of common stock of the Company issued as result of the reorganization and acquisition were deemed to be outstanding from December 31, 2005; (2) Minority interest was deemed to be existed from December 31, 2005; and (3) An amount of $250,000 in both Revenue and Cost of Revenue for a transaction between Yanyu and Tranhold was eliminated.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and VIEs. All material inter-company transactions and balances have been eliminated in the consolidation. Please also refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

The Company adopted the provisions of FIN 46R. Pursuant to FIN 46R, Tranhold and Yanyu are VIEs of the Company and the Company is the primary beneficiary of the VIEs. Accordingly, the VIEs have been consolidated in the Company’s financial statements.

The Company compiles its daily accounts in accordance with generally accepted accounting principles in the PRC (“PRC GAAP”) and converts its financial statements to make them comply with U.S. GAAP when reporting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system integration under the percentage of completion method and the allowance for doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily of time deposits and investments in money market accounts and are stated at cost which approximates fair value.

Allowances for doubtful accounts

The Company makes an allowance for doubtful accounts based on the aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible.

Inventories

The Company values inventory at the lower of cost or net realizable value and determines inventory by using the average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct labor, materials and overhead costs related to projects.

Plant and equipment

The Company states plant and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets with 5% residual value. The depreciation expense for the years ended December 31, 2008 and 2007 amounted to $30,892 and $22,660, respectively.

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Buildings and improvements	40 years
Transportation equipment	5 years
Machinery	10 years
Office equipment	5 years
Furniture	5 years

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred, and it capitalizes major additions and betterment to buildings and equipment.

Valuation of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including plant and equipment, and finite life intangibles whenever events or changes in circumstances indicate that the carrying value may not be

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, are less than the carrying amount, the Company recognizes an impairment loss in an amount equal to the difference between the carrying value of such assets and fair value. The Company reports assets for which there is a committed disposition plan, whether through sale or abandonment, at the lower of carrying value or fair value less costs to sell.

The Company evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible Assets

The Company amortizes other acquired intangible assets with definite lives on a straight-line basis over their expected useful economic lives. The Company does not amortize intangible assets with an indefinite useful life and subjects them to an impairment test annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. The Company periodically evaluates the recoverability of all intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Useful Life
Proprietary technology relating to sewage, municipal solid waste treatment and tail gas purification	20 years
Proprietary technology relating to low energy consumption data transmission system	20 years

The amortization expense for the years ended December 31, 2008 and December 31, 2007 amounted to $57,839 and $56,062, respectively.

Balance Sheet Classifications

The Company uses a one-year time period as the basis for classifying all current assets and liabilities.

Revenue Recognition

Revenues consist primarily of product sales, software sales, and products and services solutions. The Company recognizes revenue when it is probable that the economic benefits will flow to the Company.

Specifically the Company generally provides products and services solutions under short and long-term fixed-price contracts. The contract periods range from two months to approximately three years in length. The Company recognizes income for these contracts following the percentage-of-completion method, measured by contract milestones in accordance with the AICPA’S Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Cost of revenue is based on total actual costs incurred plus estimated costs to completion applied to percentage of completion as measured by contract milestone. Cost of revenues includes direct labor, materials and the applicable share of overhead expense directly related to the execution of services and delivery of projects.

At the time a loss on a contract becomes known, the Company recognizes the entire amount of the estimated ultimate loss. The Company recognizes claims for additional contract costs upon a signed change order from the customer or in accordance with paragraphs 62 and 65 of SOP 81-1.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

The Company recognizes sales of its products upon delivery of goods and passage of title in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”.

The Company recognizes revenue from the sales of software, support contracts and services in accordance with SOP No. 97-2, “Software Revenue Recognition” and SOP 81-1. For software sales with no significant post-shipment obligations and no uncertainty about customer acceptance, the Company recognizes revenue on delivery of software to the customer. The Company recognizes revenues for software sales with significant post-shipment obligations, including the production, modification, or customization of software, by the percentage-of-completion method, with progress to completion measured on the basis of milestone completion, labor costs incurred currently versus the total estimated labor cost of performing the contract over its term, or other factors appropriate to the individual contract of sale.

The Company presents all sales revenue net of a value-added tax (“VAT”) or a sales tax. The Company’s products that are sold in the PRC are generally subject to a Chinese VAT at a rate of 17% or sales tax of 5% of the gross sales price, except for certain proprietary software sales which will only be subject to an effective tax rate of 3%. The VAT may be offset by VAT paid by the Company on purchased raw materials and other materials included in the cost of projects or producing the finished product.

The Company records revenue in excess of billings as “unbilled receivables”. The Company records billings in excess of revenues as “billings in excess of revenue”. The Company expects all billed and unbilled amounts to be collected within one year.

Research and Development

Research and development expenses include salaries, consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities and other departmental expenses. The Company expenses costs for the development of new software products and substantial enhancements to existing software products as incurred until technological feasibility has been established, at which time any additional costs are capitalized. The management of the Company is responsible for assessing the establishment of technological feasibility in accordance with FAS 86. Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.

Research and development costs recorded in selling and general and administrative expenses were $66,295 and $84,716 during the years ended December 31, 2008 and 2007, respectively. No research and development expenses were capitalized in 2008 and 2007.

Foreign Currency Translation

The Company uses the United States dollar as its reporting and functional currency. The Company translates monetary assets and liabilities denominated in currencies other than United States dollars into United States dollars at the rates of exchange ruling at the balance sheet date. The Company converts transactions in currencies other than United States dollars during the year into United States dollars at the rates of exchange ruling at the transaction dates.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

The Company maintains its financial records of its PRC subsidiaries in Renminbi (“RMB”), their functional currency and the currency of the PRC. The Company translates their balance sheets assets and liabilities of into United States dollars based on the rates of exchange existing on the balance sheet date and translates its PRC subsidiaries’ statements of operations using a weighted average rate for the period. The Company reflects translation adjustments as accumulated other comprehensive income (loss) in stockholders’ equity

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $633,164 and $370,669 as of December 31, 2008 and December 31, 2007, respectively. The Company translated balance sheet amounts with the exception of equity at December 31, 2008 at RMB 6.8346 to US$1.00 as compared to RMB 7.3046 to US$1.00 at December 31, 2007. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2008 and the year ended December 31, 2007 were RMB 6.9451 and RMB 7.6040, respectively.

Income Taxes

The Company provides for deferred income taxes using the asset and liability method. Under this method, the Company recognizes deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. The Company classifies deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. The Company provides a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is over 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, the Company does not record a tax benefit. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no affect on the Company’s financial statements. The Company did not have any significant unrecognized uncertain tax positions.

The Company’s operations are subject to income and transaction taxes mainly in the PRC. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. The Company does not anticipate any events which could change these uncertainties.

Stock-based Compensation

The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Based on management’s review, there has been no stock-based compensation to employees, consultants, or suppliers.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

Earnings per Share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, forward contract, warrants to purchase common stock, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into common stock. The Company excludes potential common shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

There were no instruments outstanding during the year ended December 31, 2008 and the year ended December 31, 2007 that would have a dilutive impact on the earnings per share calculation. Accordingly, the Company has not presented aseparate fully diluted earnings per share measure.

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Financial Instruments

The Company carries the carrying value of financial instruments, which consists of cash and cash equivalents, restricted cash, short-term investments, accounts receivable, trade notes receivable, accounts payable, trade notes payable, and other payables at cost, which approximates fair value due to the short-term nature of these instruments. The Company does not use derivative instruments to manage risks.

Segments

The Company identifies segments by reference to its internal organization structure and the factors that management uses to make operating decisions and assess performance.

Reclassifications

The Company has reclassified certain prior period amounts to conform to the current period presentation. These reclassifications did not affect net income or cash flows.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value according to generally accepted accounting principles and expands disclosures of fair value measurement. In application, this statement does not require any new fair value measurements. It is effective for fiscal years beginning after November 15, 2007, and all

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. However, on February 12, 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. The Company believes that the adoption of this standard will not materially impact its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) (“SFAS 141R”), “Business Combinations”. SFAS 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, The Company is required to record and disclose business combinations following existing U.S. GAAP until January 1, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51.” SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company believes that the adoption of this standard will not materially impact its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110 (“SAB 110”). SAB 110 states that the staff will continue to accept, under certain circumstances, the use of the simplified method for estimating the expected term of “plain vanilla” share options in accordance with SFAS 123(R) beyond December 31, 2007. The Company believes the adoption of this standard will not materially impact its financial statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. The Company believes that the adoption of this standard will not materially impact its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Company does not believe that this will materially impact its consolidated financial position and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. Accounts Receivable

Based on the Company’s valuation review, management believes the net balance on each balance sheet date herein was collectable.

The following analysis details the changes in the Company’s allowances for doubtful accounts during the years ended December 31, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
Balance at beginning of the year	$39,351	$28,050
Increase in allowances during the year	22,935	11,301
Write-offs during the year	—	—

Balance at the end of the year	$62,286	$39,351

4. Inventories

Inventories consisted of the following:

	December 31, 2008	December 31, 2007
Raw materials	$112, 638	$111,203
Finished goods	226,172	362,754
Project work-in-progress	1,127,658	661,593

Totals	$1,466,468	$1,135,550

The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of December 31, 2008 and December 31, 2007, the Company determined that no more reserves were necessary.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

5. Plant and Equipment

Plant and equipment consist of the following:

	December 31, 2008	December 31, 2007
Transportation equipment	$123,498	$48,394
Office equipment	137,666	122,072
Furniture	10,140	9,487

Totals	271,304	179,953
Less accumulated depreciation	97,176	62,647
Totals	$174,128	$117,306

6. Notes Receivable

Notes receivable represents advances the Company made to third parties without specific terms and sometimes without interest. The interest rates charged range from 8% to 10%. The Company‘s management believes that all the notes will be repaid within one year.

7. Prepayments

Prepayments are monies deposited with or advanced to subcontractors to perform services on system contracting projects. Some subcontractors require a certain amount of money to be deposited as a guaranty payment in order for them to start performing the services. Prepayments also include monies deposited or advanced to vendors on future inventory purchases to ensure timely delivery.

8. Commercial Paper and Other Short-term Notes Payable

Commercial paper and other short-term notes payable represent temporary advances obtained from third parties. These advances normally do not carry interest and specific terms.

9. Income Taxes

Under the Income Tax Laws of the PRC, before 2008, companies in the PRC were generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless (a) the enterprise was located in a specially designated region which allowed enterprises a three-year income tax exemption and a 50% income tax reduction for the following three years or (b) the enterprise was a manufacturing related joint venture with a foreign enterprise or a wholly-owned subsidiary of a foreign enterprise, which was allowed a two-year income tax exemption and a 50% income tax reduction for the following three years.

Under the Income Tax Laws of the Beijing State Administration Taxation of PRC, any enterprise with manufacturing operations in the city of Beijing that is a wholly owned subsidiary of a foreign enterprise is subject to an income tax rate of 24%.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

According to an approval document from the Beijing State Tax Bureau of Xicheng District, Tri-Tech Beijing was granted an income tax exemption in 2007 and 2008 and reduced income tax rates of 10%, 11%, and 12% from 2009 to 2011, on the basis of being a software company.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Tranhold was granted an income tax exemption in 2004 and 2005 and a half reduced income tax rate from the normal rate of 15% from 2006 to 2008, on the basis of being a high-tech company.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Yanyu was granted, on the basis of being a high-tech and software company, an income tax exemption in 2003 and 2004 and a half reduced income tax rate from the normal rate of 15% from 2005 to 2007, on the basis of being a high-tech company.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for high-tech companies which have a reduced rate of 15%;

b.	Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by the local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

The provision for income tax expense (benefit) from continuing operations consists of the following:

	Years Ended December 31,
	2008	2007
Current:
PRC	$—	$8,185
Deferred:
PRC	29,760	(10,360)
Total income tax expense (benefit)	$29,760	$(2,175)

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

Significant components of the Company’s net deferred tax assets/ (liabilities) are as follows:

	December 31, 2008	December 31, 2007
Deferred tax assets:
Allowances and reserves	$—	$11,408
Net operating loss carry forwards	42,853	52,243
Total gross deferred tax assets	42,853	63,651
Less valuation allowance	—	52,243
Total net deferred tax assets	42,853	11,408

Deferred tax liabilities:
Revenue recognition based on percentage of completion	93,039	20,623
Total net deferred tax assets	$(50,186)	$ (9,214)

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31:

	December 31, 2008	December 31, 2007
China income taxes	25.0	33.0
Net operating loss carry forwards	(3.4)	—
Revenue recognition based on percentage of completion	6.0	1.3
China income tax exemption	(26.0)	(34.3)

Total provision for income taxes	1.6%	0.0%

Tranhold accumulated net operating losses of RMB 1,027,317 (approximately $150,311) for income tax purposes as of December 31, 2008. These net operating losses can be carried forward for 5 years to reduce PRC taxable income in future years. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013. Yanyu had accumulated net operating losses of RMB 1,952,561 (approximately $285,687) for income tax purposes as of December 31, 2008. These net operating losses can be carried forward for 5 years to reduce future years’ PRC taxable income. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013.

The Beijing Tax Bureau generally conducts annual audits of income tax by commissioning an accounting firm or tax auditing firm, although the tax bureau will do it by itself when they feel there is need to do so. No tax bureau audits have been performed on the subsidiary or VIEs in the PRC so far. Tax audits by auditing firms for Tri-Tech (Beijing), Tranhold and Yanyu have been performed through 2007. All subsidiaries and VIEs of the Company file their tax returns in accordance with the audit reports issued by the auditing firm. Tri-Tech (Beijing), Tranhold and Yanyu will engage auditing firm to conduct tax audits for the year ended December 31, 2008 by April 30, 2009. The Company does not believe the income tax audit results will have a significant impact on the Company’s financial position and cash flow.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

10. Commitments and Contingencies

Operating Leases

As of December 31, 2008, the Company had commitments under certain operating leases, requiring annual minimum rentals as follows:

2009	$117,022
2010	81,854
2011	$71,319

The leased properties are principally located in the PRC and are used for administration and research and development purposes. The leases are renewable subject to negotiation. Rental expenses were $160,341 and $118,111 for the years ended December 31, 2008 and December 31, 2007, respectively.

Product Warranties

The Company’s warranty policy generally is to replace parts if they become defective within one year after deployment at no additional charge. Historically, failure of product parts due to materials or workmanship has not been significant. The Company has not incurred any material unexpected costs associated with servicing its warranties. The Company continuously evaluates and estimates its potential warranty obligations, and records the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

11. Certain Significant Risks and Uncertainties

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC. Total cash (including restricted cash balances) in these banks at December 31, 2008 and December 31, 2007, amounted to $732,418 and $367,713, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company has five major customers which represented approximately 38.9% and 47.3% of the Company’s sales for the years ended December 31, 2008 and December 31, 2007, respectively.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

12. Related Party Transactions

On July 20, 2007, the Yanyu Original Shareholders completed a sales and purchase agreement with Beijing Satellite Technology Co., Ltd. (“Satellite”) which owned 58.88% of Yanyu. As a result of the transaction, the Yanyu Original Shareholders acquired 100% of the equity interests of Yanyu. As a result, Satellite is no longer a shareholder of Yanyu and ceased to be a related party of the Company.

On December 31, 2007, the Company and its wholly owned subsidiary Tri-Tech (Beijing) completed a sales and purchase agreement with the Yanyu Original Shareholders. Pursuant to this agreement, the Company issued 50,000 shares of common stock to the Yanyu Original Shareholders and acquired 92.86% of the shares of Yanyu. The purchase of Yanyu was based on the fair market value of Yanyu as of December 31, 2007. The assets and liabilities transferred have been accounted for at fair value.

The Company made certain product and software sales to Satellite in the amount of $202,877 and $224,803, separately, for the period from January 1, 2007 to July 20, 2007. There were no outstanding receivable balances for these sales as of December 31, 2007.

To finance the growth of the business, the Company borrowed RMB 750,000 (equivalent to $102,675) from a shareholder at that time of Tranhold on April 28, 2006, without interest and without specific terms. The company repaid RMB 650,000 (equivalent to $88,044) to the shareholder in 2008. Outstanding payable balances for this loan were at $14,631 and $102,675 for the years ended December 31, 2008 and 2007, respectively. The Company will repay the outstanding payable balance of $14,631 to the shareholder within the year 2009 ended December 31, 2009.

13. Retirement Plan

The Company and its subsidiaries are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute approximately 20% of its payroll costs, subject to certain caps with reference to average municipal salary, to the central pension scheme in 2008 and 2007. The Company charges contributions to its income statement as they become payable in accordance with the rules of the scheme. The aggregate contributions of the Company to retirement benefit schemes amounted to $44,955 and $41,318 for the years ended December 31, 2008 and December 31, 2007, respectively.

14. Statutory Reserves

The laws and regulations of the People’s Republic of China provide that before a Chinese enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make appropriation, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve fund and the collective welfare fund. These statutory reserves represent restricted retained earnings.

The Company’s subsidiary and VIEs are required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

As stipulated by the relevant laws and regulations applicable to PRC foreign investment enterprises, the foreign invested PRC subsidiaries are required to make appropriations from net income as determined under PRC GAAP to non-distributable reserves which include a general reserve, an enterprise expansion reserve and an employee welfare and bonus reserve.

Wholly-foreign-owned PRC subsidiaries are not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP.

The employee welfare and bonus reserve is determined by the Company’s Board of Directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the stockholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

For the years ended December 31, 2008 and the years ended December 31, 2007, respectively, the Company made no appropriations to statutory reserves.

15. Segment and Geographic Information

The Company has two reportable operating segments. The segments are grouped with references to the types of services provided and the types of clients that use those services. The Company assesses each segment’s performance based on net revenues and gross profit on contribution margin. The two reportable operating segments are Segment 1: water and wastewater treatment process control systems, process tail gas purification (“Wastewater and Tail Gas Treatment”) and Segment 2: water resources protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems (“Water Resource Management”).

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

	Year Ended December 31, 2008
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$3,481,470	$4,968,488	$8,449,958
Cost of revenues	2,210,581	3,111,659	5,322,240
Gross profit	1,270,889	1,856,829	3,127,718
Operating expenses	649,659	681,486	1,331,145
Other expenses, net	(110,472)	(40)	(110,512)

Income before income taxes	$731,702	$1,175,383	$1,907,085

	Year Ended December 31, 2007
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$3,442,980	$3,578,020	$7,021,000
Cost of Revenues	2,313,905	2,029,429	4,343,334
Gross Profit	1,129,075	1,548,591	2,677,666
Operating expenses	684,651	575,604	1,260,255
Other expenses, net	(67,789)	(17,901)	(85,690)

Income before income taxes	$512,213	$990,888	$1,503,101

Assets by segment

The Company evaluates its assets by segment to generate information needed for internal control, resource allocation and performance assessment. This information also helps management to establish a basis for asset realization, determine insurance coverage, assess risk exposure, and meet requirements for external financial reporting.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

December 31, 2008 and 2007

Segment assets of the Company are as follows:

	As of December 31, 2008
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$4,868,136	$3,906,089	$8,774,225

	As of December 31, 2007
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$3,403,728	$3,398,545	$6,802,274

All of sales of the Company were made in the PRC.

16. Subsequent Event

Tri-Tech Holding, Inc. (“Tri-Tech Holding”) was incorporated in the Cayman Islands on January 7, 2009 as a limited liability company. Tri-Tech Holding issued 50,000 ordinary shares to shareholders of the Company for their respective interests in the Company. Therefore, the Company became the wholly-owned subsidiary of Tri-Tech Holding. The ultimate shareholders and ownership ratio among shareholders remained unchanged compared with the Company on December 31, 2007. On February 2, 2009, the Company completed the transfer of equity, and Tri-Tech Holding became the holder of 100% of the equity of the Company. Tri-Tech Holding is a subsequently newly established shell company without any debt. The sole asset of Tri-Tech Holding is 100% of the equity interest of the Company. As a result of this reverse merger, the financial statements for the years ended December 31, 2008 and 2007 of Tri-Tech Holding and the Company are exactly the same except for the components of the capital section.

TRI-TECH HOLDING INC.

Financial Statements

(Unaudited)

For each of the two quarters ended March 31, 2009 and 2008

(Prepared under accounting standards generally accepted in the United States of America)

TRI-TECH HOLDING INC.

TRI-TECH HOLDING INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (Unaudited)	December 31, 2008 (Audited)
ASSETS
Current Assets
Cash	$1,148,884	$732,418
Accounts receivable, net of allowance for doubtful accounts of $72,452 and $62,286 as of March 31, 2009 and December 31, 2008, respectively	2,836,707	3,105,859
Unbilled revenue	2,174,086	1,429,846
Notes receivable	21,943	7,316
Other receivables	187,242	166,395
Inventories	1,834,497	1,466,468
Deposits on projects	172,821	266,973
Deferred income taxes	—	—
Prepayments to suppliers	246,430	567,346

Total current assets	8,622,610	7,742,622

Plant and equipment, net	165,926	174,128
Proprietary technology, net	844,683	857,475

Total assets	$9,633,219	$8,774,224

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,845,587	$1,589,103
Commercial paper and other short-term notes payable:
Non-related parties	64,725	271,041
Related party	—	14,631
Customer deposits	603,432	436,372
Billings in excess of revenue	30,634	30,639
Other payables	80,028	81,721
Accrued liabilities	62,872	84,660
Deferred income taxes	55,706	50,186
Income taxes payable	15,155	—
Other taxes payable	93,437	90,908

Total current liabilities	2,851,576	2,649,261

Shareholders’ equity
Common stock (30,000,000 shares authorized and $0.001 par value, 3,555,000 issued as of March 31, 2009 and December 31,2008)	3,555	3,555
Additional paid-in-capital	2,914,058	2,914,058
Statutory reserves	50,655	50,655
Retained earnings	3,297,554	2,654,475
Non-controlling Interests	130,003	129,578

Accumulated other comprehensive income	385,818	372,642

Total shareholders’ equity	6,781,643	6,124,963

Total liabilities and shareholders’ equity	$9,633,219	$8,774,224

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

(Unaudited)

	Quarters Ended March 31,
	2009	2008
Revenues:
System integration	$1,319,603	$1,066,649
Hardware products:	1,097,155	17,415
Software products revenues:	434,049	309,709

Total revenues	2,850,807	1,393,773
Cost of revenues:
System integration	883,633	760,367
Hardware products	887,880	9,000
Cost of software	10,211	—

Total cost of revenues	1,781,724	769,367

Gross profit:	1,069,083	624,406
Operating expenses	404,938	308,956

Income from operations	664,145	315,450
Other income (expenses):
Other expense	(390)	13,274
Interest income	435	15,302
Interest expense	—	(1,124)
Tax rebates	—	20,250

Total other income (expenses), net	45	47,702

Income before provision for income taxes and noncontrolling interests income	664,190	363,152

Provision for income taxes	20,686	707
Net income before noncontrolling interests income	643,504	362,445
Noncontrolling Interests Income	425	622

Net income	643,079	361,823
Other comprehensive income
Foreign currency translation adjustment	13,176	132,684

Comprehensive income	$656,255	$494,507

Net income per share:
Basic and diluted	$0.18	$0.10
Shares used in computation:
Basic and dilute	3,555,000	3,555,000

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

	Common stock		Additional paid-in-capital	Retained earnings		Accumulated other comprehensive income	Noncontrolling interests	Total stockholders’ equity
	Shares	Amount		Statutory reserves	Unrestricted
BALANCE, January 1, 2009	3,555,000	$3,555	$2,914,058	$50,655	$2,654,475	$372,642	$129,578	$6,124,963

Net income	—	—	—	—	643,079	—	425	643,504
Foreign currency translation Adjustment	—	—	—	—	—	13,176	—	13,176

BALANCE, March 31, 2009	3,555,000	$3,555	$2,914,058	$50,655	3,297,554	$385,818	$130,003	$6,781,643

	Common stock		Additional paid-in-capital	Retained earnings		Accumulated other comprehensive income	Noncontrolling interests	Total stockholders’ equity
	Shares	Amount		Statutory reserves	Unrestricted
BALANCE, January 1, 2008	3,555,000	$3,555	$2,914,058	$50,655	$786,420	$110,147	$120,308	$3,985,143

Net income	—	—	—	—	361,823	—	622	362,445
Foreign currency translation Adjustment	—	—	—	—	—	134,161	—	134,161

BALANCE, March 31, 2008	3,555,000	$3,555	$2,914,058	$50,655	$1,148,243	$244,308	$120,930	$4,481,749

TRI-TECH HOLDING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Quarters Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$643,079	$361,823
Adjustments to reconcile net income to cash:
Noncontrolling interest	425	622
Depreciation	9,119	11,219
Amortization	12,629	31,744
Allowance for doubtful accounts	10,178	6,721
Deferred income taxes	5,530	(464)
Changes in operating assets and liabilities:
Accounts receivable	258,395	(452,694)
Unbilled revenue	(744,534)	—
Other receivables	51,281	24,261
Inventories	(368,318)	137,341
Prepayments and deferred expenses	340,332	(493,122)
Accounts payable	256,795	196,551
Customer deposits	167,149	127,326
Other payables	(23,449)	473,706
Taxes payable	17,703	(480)

Net cash provided by operating activities	636,313	424,554
Cash flows from investing activities:
Additions to equipment	(950)	—
Net cash provided by investing activities	(950)	—
Cash flows from financing activities:
Repayments from third parties of advances	7,315	(454,514)
Repayments to third parties of advances	(220,899)	631,373
Repayment from a related party of an advance	—	30,083

Net cash provided by (used in) financing activities	(213,584)	206,942
Effect of exchange rate changes on cash and cash equivalents	(5,313)	62,648

Net increase in cash	416,466	694,144
Cash, beginning of year	732,418	367,713

Cash, end of period	$1,148,884	$1,061,857

Supplemental Data:
Income taxes paid	—	—
Interest paid on debt	—	—

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

1. Background

Tri-Tech Holding Inc. (“TRIT”) was incorporated in Cayman on January 7, 2009 as a limited liability company. TRIT issued 50,000 ordinary shares to shareholders of Tri-Tech International Investment, Inc. (“TTII”) for their respective interests in the TTII. The ultimate shareholders and ownership ratio among shareholders remained unchanged compared with TTII on December 31, 2007. On February 2, 2009, TRIT completed the transfer of equity, and became the holder of 100% of the equity interests of TTII . Therefore, TTII became the wholly-owned subsidiary of TRIT. TRIT is a subsequently newly established shell company without any debt. The sole asset of TRIT is 100% of the equity interest of TTII. As a result of this reverse merger, the financial statements for the years ended December 31, 2008 and 2007 of TRIT and TTII are exactly the same except for the components of the capital section. TTII was incorporated in the British Virgin Islands on November 24, 2005 as a limited liability company. TTII has subsidiaries and variable interest entities (“VIEs”) in the People’s Republic of China (the “PRC”) as discussed below. TRIT and its subsidiaries and variable interest entities together are referred to as the “Company”. Through its subsidiaries and VIEs in PRC, the Company provides self-manufactured, proprietary or third-party products, system integration and other services in the fields of environmental protection, and water resource monitoring, development, utilization and protection.

Tri-Tech (Beijing) Co., Ltd. (“TTB”) was incorporated in the PRC on February 6, 2006. It is wholly-owned by TTII. It is a wholly foreign-owned high-tech enterprise, primarily engaged in water resource protection including the utilization and development of technology and product sales, and the development of new industries and applications.

Tranhold Environmental (Beijing) Tech Co., Ltd. (“Tranhold”) was established on June 6, 2003. It was a wholly-owned subsidiary of TTII until it was converted into a VIE controlled by TTII on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Tranhold specializes in environmental technology research and development, environmental engineering design and building for major industrial sectors such as the petrochemical, pharmaceutical and municipal industries. It also provides water and wastewater treatment process control systems, process tail gas purification and other air pollution control systems and related integration solutions. Tranhold also represents several international brands of pollution control equipment in China under license agreements. Tranhold participated in the compilation of “The Technical Guidelines of Municipal Sewage Treatment Plant Operation, Management and Safety” for the Ministry of Construction of the People’s Republic of China.

Beijing Yanyu Water Tech. Co., Ltd. (“Yanyu”) was established on March 29, 2002. It was a wholly-owned subsidiary of TTII until it was converted into a VIE controlled by TTII on November 28, 2008. (refer to the section “Reorganization and Acquisition”). Yanyu specializes in research and development, production, system integration, and consulting services in the fields of water resource protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems. Yanyu participated in the compilation of “Technical Standards of Automatic Hydrologic Measuring and Report Systems (SL61-2003)” and “Technical Guidelines of Automatic Hydrologic Measuring and Reporting Systems – General Devices (GB/T)” for the Ministry of Water Resources of the PRC.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Reorganization and Acquisition

On October 24, 2007, TTII and its wholly owned subsidiary TTB entered a sales and purchase agreement with the existing shareholders of Tranhold (the “Tranhold Original Shareholders”). Pursuant to the agreement, TTII issued 50,000 shares of its stock to the Tranhold Original Shareholders for 100% equity ownership of Tranhold. The total number of shares outstanding was 50,000 shares. As a result of this transaction, the Tranhold Original Shareholders were able to exercise control of TTII. The purchase of Tranhold and the issuance of TTII’s common stock were accounted for as a reverse acquisition and as a recapitalization under common control. The assets and liabilities transferred were accounted for at historical cost. The consolidated financial statements have been presented as if the reorganization occurred at the beginning of 2007.

On December 31, 2007, TTII and its wholly owned subsidiary TTB completed a sales and purchase agreement with certain existing shareholders of Yanyu (the “Yanyu Original Shareholders”). Pursuant to the agreement, TTII issued 50,000 shares of its common stock to the Yanyu Original Shareholders for 92.86% equity ownership of Yanyu. Based on Statement of Financial Accounting Standards No. 141, “Business Combinations”, TTII is determined to be the acquirer. The allocation of the purchase price of Yanyu was based on the fair value of Yanyu as of December 31, 2007.

December 31, 2007
Current Assets	$1,836,705
Plant and equipment, net	44,298
Intangible assets	587,058
Liabilities assumed	(902,018)

Total purchase price	$1,566,043

The fair value of assets and liabilities of Yanyu approximated the book value as of December 31, 2007.The appraised value approximated the book value as of December 31, 2007.

As a result of these transactions, Tranhold and Yanyu became the subsidiaries of TTII.

The Company’s principal geographic market is mainly in the People’s Republic of China (“PRC”). As PRC laws and regulations prohibit or restrict other than PRC companies to engage in certain government-related businesses, the Company provides its services in the PRC through Tranhold and Yanyu, Chinese legal entities, which hold the qualifications and permits necessary to conduct government-related services in the PRC. In order to avoid any restrictions that Tranhold or Yanyu might encounter during future business development, TTII and Tranhold or Yanyu should not have a parent-subsidiary relationship.

By November 28, 2008, the Company had completed two steps of reorganization. The Company first returned its shares to the original shareholders of Tranhold and Yanyu. These shareholders are major shareholders, directors, corporate level executives and key employees of the Company. Legally, Tranhold and Yanyu returned to their legal status prior to the acquisitions in 2007. Concurrently, on November 28, 2008, the Company signed and executed with Tranhold and Yanyu a series of contractual agreements with a 25-year, renewable term. These contractual agreements require the pledge of the original shareholders’ equity interests and stock certificates of the VIEs. At any time during the agreement period, the Company has absolute rights to acquire any portion of the equity interests of those VIEs under no-cost conditions. In addition, the Company has absolute rights to appoint directors and officers of those VIEs and to obtain the profits from those VIEs. These agreements consist of the following agreements:

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Exclusive Technical and Consulting Service Agreement. Each of Yanyu and Tranhold has entered into an Exclusive Technical and Consulting Service Agreement with TTB, which agreement provides that TTB will be the exclusive provider of technical and consulting services to Yanyu and Tranhold, as appropriate, and that each of them will in turn pay 90% of its profits to TTB for such services. In addition to such payment, Yanyu and Tranhold agree to reimburse TTB for TTB’s expenses (other than TTB’s income taxes) incurred in connection with its provision of services under the agreement. Payments will be made on a quarterly basis, with any over- or underpayment to be reconciled once each of Tranhold’s and Yanyu’s annual net profits, as applicable, are determined at its fiscal year end. Any payment from TTB to TTII would need to comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies. Although based on this agreement TTB is only entitled to 90% of net profits, TTB also entitled the remaining share of the net profits of the VIEs through dividends per the Proxy Agreement and Equity Interest Pledge Agreement as discussed below. The Company is reliant on dividends paid by TTB for its cash needs, and TTB relies on payments from Yanyu and Tranhold to be able to pay such dividends to the Company.

Management Fee Payment Agreement. Each of the shareholders of Yanyu and Tranhold (other than Beijing Yan Yu Communications Telemetry United New Technology Development Department, a Chinese State Owned Entity (the “SOE Shareholder”) of Yanyu) has entered into a Management Fee Payment Agreement, which provides that in the event TTB exercises its rights to purchase the equity interests of the Yanyu or Tranhold shareholders (other than those owned by the SOE Shareholder of Yanyu) under the Equity Interest Purchase Agreements, such shareholders shall pay a Management Fee to TTB in an amount equal to the amount of the Transfer Fee received by the such shareholders under the Equity Interest Purchase Agreement.

Proxy Agreement. Each of the shareholders of Yanyu and Tranhold (other than the SOE Shareholder of Yanyu) has executed a Proxy Agreement authorizing TTB to exercise any and all shareholder rights associated with his ownership in Yanyu or Tranhold, as appropriate, including the right to attend shareholders’ meetings, the right to execute shareholders’ resolutions, the right to sell, assign, transfer or pledge any or all of the equity interest in Yanyu or Tranhold, as appropriate, and the right to vote such equity interest for any and all matters.

Equity Interest Pledge Agreement. TTB and the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) have entered in Equity Interest Pledge Agreements, pursuant to which each such shareholder pledges all of his shares of Tranhold or Yanyu, as appropriate, to TTB. If Tranhold or Yanyu or any of its respective shareholders (other than the SOE Shareholder of Yanyu) breaches its respective contractual obligations, TTB, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests. Such Tranhold and Yanyu shareholders have agreed not to dispose of the pledged equity interests or take any actions that would prejudice TTB’s interest. According to this agreement, TTB has absolute rights to obtain any and full dividends related to the equity interest pledged during the term of the pledge.

Exclusive Equity Interest Purchase Agreement. Each of the shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) has entered into an Exclusive Equity Interest Purchase

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Agreement, which provides that TTB will be entitled to acquire such shares from the current shareholders upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations. The Exclusive Equity Interest Purchase Agreement also prohibits the current shareholders of each of Tranhold and Yanyu (other than the SOE Shareholder of Yanyu) from transferring any portion of their equity interests to anyone other than TTB. TTB has not yet taken any corporate action to exercise this right of purchase, and there is no guarantee that it will do so or will be permitted to do so by applicable law at such time as it may wish to do so.

Based on these agreements and according to the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” (or “FIN 46R”), Tranhold and Yanyu are considered two variable interest entities (“VIEs”), and the Company is the primary beneficiary. Accordingly, Tranhold and Yanyu have continued to be consolidated in the Company’s financial statements.

No change occurred in financial statements before and after the Company entered into agreements with these VIEs.

The following are major categories of the Assets and Liabilities of the VIEs:

	Yanyu	Tranhold
	March 31, 2009	March 31, 2009
	(Unaudited)
Current Assets	$2,797,228	$3,474,882
Plant and equipment, net	29,604	134,481
Intangible assets	575,066	269,617

Liabilities assumed	1,461,958	2,155,744
Total shareholders’ equity	$1,939,516	$1,723,236

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The accompanying consolidated financial statements include the accounts of TRIT and its subsidiaries and VIEs. All material inter-company transactions and balances have been eliminated in the consolidation. Please also refer to Note 1 for the discussion on accounting for the reorganization and acquisition.

The Company adopted the provisions of FIN 46R. Pursuant to FIN 46R, Tranhold and Yanyu are VIEs of the Company and the Company is the primary beneficiary of the VIEs. Accordingly, the VIEs have been consolidated in the Company’s financial statements.

The Company compiles its daily accounts in accordance with generally accepted accounting principles in the PRC (“PRC GAAP”) and converts its financial statements to make them comply with U.S. GAAP when reporting.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

As discussed in note 16, we started the process of a 71.1-for-1 stock split of our ordinary shares which will be completed before the completion of the offering. Correspondingly, total 30,000,000 ordinary shares will be authorized, with a par value of $0.001, resulting in 3,555,000 out of the authorized ordinary shares will be issued. For presentation of the financials statements, the split was assumed to have occurred at the beginning of the period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Certain of the Company’s accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from system integration under the percentage of completion method and the allowance for doubtful accounts. Management evaluates all of its estimates and judgments on an on-going basis.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily of time deposits and investments in money market accounts and are stated at cost which approximates fair value.

Allowances for doubtful accounts

The Company makes an allowance for doubtful accounts based on the aging of accounts receivable and on any specifically identified accounts receivable that may become uncollectible.

Inventories

The Company values inventory at the lower of cost or net realizable value and determines inventory by using the average cost method. Inventory consists of raw materials, finished goods, and work-in-progress, which includes the cost of direct labor, materials and overhead costs related to projects.

Plant and equipment

The Company states plant and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets with 5% residual value. The depreciation expense for the quarters ended March 31, 2009 and 2008 amounted to $8,923 and $6,938, respectively.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Estimated useful lives of the Company’s assets are as follows:

Useful Life
Buildings and improvements	40 years
Transportation equipment	5 years
Machinery	10 years
Office equipment	5 years
Furniture	5 years

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred, and it capitalizes major additions and betterment to buildings and equipment.

Valuation of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including plant and equipment, and finite life intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated undiscounted future cash inflows attributable to the asset, less estimated undiscounted future cash outflows, are less than the carrying amount, the Company recognizes an impairment loss in an amount equal to the difference between the carrying value of such assets and fair value. The Company reports assets for which there is a committed disposition plan, whether through sale or abandonment, at the lower of carrying value or fair value less costs to sell.

The Company evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible Assets

The Company amortizes other acquired intangible assets with definite lives on a straight-line basis over their expected useful economic lives. The Company does not amortize intangible assets with an indefinite useful life and subjects them to an impairment test annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. The Company periodically evaluates the recoverability of all intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Useful Life
Proprietary technology relating to sewage, municipal solid waste treatment and tail gas purification	20 years
Proprietary technology relating to low energy consumption data transmission system	20 years

The amortization expense for the quarters ended March 31, 2009 and March 31, 2008 amounted to $12,660 and $12,226, respectively.

Balance Sheet Classifications

The Company uses a one-year time period as the basis for classifying all current assets and liabilities.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Revenue Recognition

Revenues consist primarily of product sales, software sales, and products and services solutions. The Company recognizes revenue when it is probable that the economic benefits will flow to the Company.

Specifically the Company generally provides products and services solutions under short and long-term fixed-price contracts. The contract periods range from two months to approximately three years in length. The Company recognizes income for these contracts following the percentage-of-completion method, measured by contract milestones in accordance with the AICPA’S Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Cost of revenue is based on total actual costs incurred plus estimated costs to completion applied to percentage of completion as measured by contract milestone. Cost of revenues includes direct labor, materials and the applicable share of overhead expense directly related to the execution of services and delivery of projects.

At the time a loss on a contract becomes known, the Company recognizes the entire amount of the estimated ultimate loss. The Company recognizes unpriced change orders and claims for additional contract costs upon a signed change order from the customer or in accordance with paragraphs 62 and 65 of SOP 81-1. The Company did not have significant change orders in the past.

The Company recognizes sales of its products upon delivery of goods and passage of title in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”.

The Company recognizes revenue from the sales of software, support contracts and services in accordance with SOP No. 97-2, “Software Revenue Recognition” and SOP 81-1. For software sales with no significant post-shipment obligations and no uncertainty about customer acceptance, the Company recognizes revenue on delivery of software to the customer. The Company recognizes revenues for software sales with significant post-shipment obligations, including the production, modification, or customization of software, by the percentage-of-completion method, with progress to completion measured on the basis of milestone completion, labor costs incurred currently versus the total estimated labor cost of performing the contract over its term, or other factors appropriate to the individual contract of sale.

The Company presents all sales revenue net of a value-added tax (“VAT”) or a sales tax. The Company’s products that are sold in the PRC are generally subject to a Chinese VAT at a rate of 17% or sales tax of 5% of the gross sales price, except for certain proprietary software sales which will only be subject to an effective tax rate of 3%. The VAT may be offset by VAT paid by the Company on purchased raw materials and other materials included in the cost of projects or producing the finished product.

The Company records revenue in excess of billings as “unbilled receivables”. The Company records billings in excess of revenues as “billings in excess of revenue”. The Company expects all billed and unbilled amounts to be collected within one year.

Cost of Revenues

Cost of revenues include: material and equipment costs, transportation costs, labor costs, processing costs, packaging costs, quality inspection cost, quality control costs, and sales tax.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Operating expenses

Operating expenses include: salaries, bonus, and social insurance of management, administrative and sales personal, traveling cost, entertainment expenses, depreciation of equipment, amortization of intangible asset, office rental expenses, professional service fee, office supply, R&D expenses, bad debt provision, etc.

Research and Development

Research and development expenses include salaries, consultant fees, supplies and materials, as well as costs related to other overhead such as depreciation, facilities, utilities and other departmental expenses. The Company expenses costs for the development of new software products and substantial enhancements to existing software products as incurred until technological feasibility has been established, at which time any additional costs are capitalized. The management of the Company is responsible for assessing the establishment of technological feasibility in accordance with FAS 86. Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.

Research and development costs recorded in selling and general and administrative expenses were $53,712 and $11,830 during the quarters ended March 31, 2009 and 2008, respectively. No research and development expenses were capitalized in 2009 and 2008.

Foreign Currency Translation

The Company uses the United States dollar as its reporting and functional currency. The Company translates monetary assets and liabilities denominated in currencies other than United States dollars into United States dollars at the rates of exchange ruling at the balance sheet date. The Company converts transactions in currencies other than United States dollars during the year into United States dollars at the rates of exchange ruling at the transaction dates.

The Company maintains its financial records of its PRC subsidiaries in Renminbi (“RMB”), their functional currency and the currency of the PRC. The Company translates their balance sheets assets and liabilities into United States dollars based on the rates of exchange existing on the balance sheet date and translates its PRC subsidiaries’ statements of operations using a weighted average rate for the period. The Company reflects translation adjustments as accumulated other comprehensive income (loss) in stockholders’ equity

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $385,818 and $372,642 as of March 31, 2009 and December 31, 2008, respectively. The Company translated balance sheet amounts with the exception of equity at March 31, 2009 at RMB 6.8359 to US$1.00 as compared to RMB 6.8346 to US$1.00 at December 31, 2008. The Company stated equity accounts at their historical rate. The average translation rates applied to income statement accounts for the quarters ended March 31, 2009 and the quarters ended March 31, 2008 were RMB 6.8357 and RMB 7.1626, respectively.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Income Taxes

The Company provides for deferred income taxes using the asset and liability method. Under this method, the Company recognizes deferred income taxes for tax credits and net operating losses available for carry-forwards and significant temporary differences. The Company classifies deferred tax assets and liabilities as current or non-current based upon the classification of the related asset or liability in the financial statements or the expected timing of their reversal if they do not relate to a specific asset or liability. The Company provides a valuation allowance to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is over 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, the Company does not record a tax benefit. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no affect on the Company’s financial statements. The Company did not have any significant unrecognized uncertain tax positions.

The Company’s operations are subject to income and transaction taxes mainly in the PRC. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations. The ultimate amount of tax liability may be uncertain as a result. The Company does not anticipate any events which could change these uncertainties.

Stock-based Compensation

The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Based on management’s review, there has been no stock-based compensation to employees, consultants, or suppliers.

Earnings per Share

Basic EPS excludes dilution and is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, forward contract, warrants to purchase common stock, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into common stock. The Company excludes potential common shares in the diluted EPS computation in periods of losses from continuing operations, as their effect would be anti-dilutive.

There were no instruments outstanding during the year ended March 31, 2009 and the year ended March 31, 2008 that would have a dilutive impact on the earnings per share calculation. Accordingly, the Company has not presented separate fully diluted earnings per share measure.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Financial Instruments

The Company carries the carrying value of financial instruments, which consists of cash and cash equivalents, short-term investments, accounts receivable, trade notes receivable, accounts payable, trade notes payable, and other payables at cost, which approximates fair value due to the short-term nature of these instruments. The Company does not use derivative instruments to manage risks.

Segments

The Company identifies segments by reference to its internal organization structure and the factors that management uses to make operating decisions and assess performance.

Reclassifications

The Company has reclassified certain prior period amounts to conform to the current period presentation. These reclassifications did not affect net income or cash flows.

Recently Issued Accounting Pronouncements

In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 111 (“SAB 111”). SAB 111 amends Topic 5.M. in the SAB series entitled “Other Than Temporary Impairment of Certain Investments Debt and Equity Securities”. On April 9, 2009, the FASB issued FASB Staff Position (“FSP”) No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. SAB 111 maintains the previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. SAB 111 was effective for the Company as of March 31, 2009. There was no material impact on our consolidated financial position or results of operations upon adoption.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. This FASB staff position amends FASB Statement No. 107 to require disclosures about fair values of financial instruments for interim reporting periods as well as in annual financial statements. The staff position also amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods. This FASB staff position becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We do not believe there will be material impact on our consolidated financial position or results of operations upon adoption on April 1, 2009.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. This FSP amends the other-than-temporary impairment guidance in GAAP for debt securities. If an entity determines that it has an other-than-temporary impairment on a security, it must recognize the credit loss on the security in the income statement. The credit loss is defined as the

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

difference between the present value of the cash flows expected to be collected and the amortized cost basis. The staff position expands disclosures about other-than-temporary impairment and requires that the annual disclosures in FASB Statement No. 115 and FSP FAS 115-1 and FAS 124-1 be made for interim reporting periods. This FSP becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued three Staff Positions (“FSPs”) that are intended to provide additional application guidance and enhance disclosures about fair value measurements and impairments of securities. FSP FAS 157-4 clarifies the objective and method of fair value measurement even when there has been a significant decrease in market activity for the asset being measured. FSP FAS 115-2 and FAS 124-2 establish a new model for measuring other-than-temporary impairments for debt securities, including establishing criteria for when to recognize a write-down through earnings versus other comprehensive income. FSP FAS 107-1 and APB 28-1 expand the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, to interim periods. All of these FSPs are effective for us beginning April 1, 2009. The Company believes that the adoption of this standard will not materially impact its financial statements.

On January 1, 2009, SFAS No. 161, “Disclosures and Derivatives Instruments and Hedging Activities, an amendment of FASB Statements No. 133.” SFAS No. 161 requires additional disclosures about the Company’s objectives in using the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities,” and its related interpretations. The Company adopted SFAS No. 161. The adoption of this standard did not materially impact its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value according to generally accepted accounting principles and expands disclosures of fair value measurement. In application, this statement does not require any new fair value measurements. It is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. However, on February 12, 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. The Company adopted this statement with respect to financial assets and liabilities and believes that the adoption of this standard with respect to nonfinancial assets and liabilities will not materially impact its financial statements. We do not have any financial assets and/or liabilities measured at fair value as of December 31, 2008.

In March 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) (“SFAS 141R”), “Business Combinations”. SFAS 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, the Company adopted this Statement on January 1, 2009. There was no impact upon adoption, and its effects on future periods will depend on the nature and significance of business combinations subject to this statement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51.” SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Pursuant to the transition provisions of SFAS No. 160, the Company adopted the Statement on January 1, 2009 via retrospective application of the presentation and disclosure requirements. Noncontrolling interests were reclassified from the Liabilities section to the Stockholders’ Equity section in the Consolidated Statement of Financial Position as of January 1, 2009.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature. The Company adopted this Statement on January 1, 2009. There was no impact upon adoption, and its effects on future periods will depend on the nature and significance of business combinations subject to this statement.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. Accounts Receivable

Based on the Company’s valuation review, management believes the net balance on each balance sheet date herein was collectable.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

The following analysis details the changes in the Company’s allowances for doubtful accounts during the quarters ended March 31, 2009 and March 31, 2008:

	March 31, 2009	March 31, 2008
	(Unaudited)
Balance at beginning of the year	$62,286	$39,351
Increase in allowances during the period	10,166	6,721
Write-offs during the period	—	—

Balance at the end of the quarter	$72,452	$46,072

4. Inventories

Inventories consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Raw materials	$112,474	$112, 638
Finished goods	464,418	226,172
Project work-in-progress	1,257,605	1,127,658

Totals	$1,834,497	$1,466,468

The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of March 31, 2009 and December 31, 2008, the Company determined that no more reserves were necessary.

5. Plant and Equipment

Plant and equipment consist of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Transportation equipment	$123,475	$123,498
Office equipment	138,590	137,666
Furniture	10,138	10,140

Total plant and equipment	272,203	271,304
Less accumulated depreciation	(106,277)	(97,176)
Plant and equipment, net	$165,926	$174,128

6. Notes Receivable

Notes receivable represents advances the Company made to third parties without specific terms and sometimes without interest. The interest rates charged range from 8% to 10%. The Company’s management believes that all the notes will be repaid within one year.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

7. Prepayments

Prepayments are monies deposited with or advanced to subcontractors to perform services on system contracting projects. Some subcontractors require a certain amount of money to be deposited as a guaranty payment in order for them to start performing the services. Prepayments also include monies deposited or advanced to vendors on future inventory purchases to ensure timely delivery.

8. Commercial Paper and Other Short-term Notes Payable

Commercial paper and other short-term notes payable represent temporary advances obtained from third parties. These advances normally do not carry interest and specific terms.

9. Income Taxes

Under the Income Tax Laws of the PRC, before 2008, companies in the PRC were generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless (a) the enterprise was located in a specially designated region which allowed enterprises a three-year income tax exemption and a 50% income tax reduction for the following three years or (b) the enterprise was a manufacturing related joint venture with a foreign enterprise or a wholly-owned subsidiary of a foreign enterprise, which was allowed a two-year income tax exemption and a 50% income tax reduction for the following three years.

Under the Income Tax Laws of the Beijing State Administration Taxation of PRC, any enterprise with manufacturing operations in the city of Beijing that is a wholly owned subsidiary of a foreign enterprise is subject to an income tax rate of 24%.

According to an approval document from the Beijing State Tax Bureau of Xicheng District, TTB was granted an income tax exemption in 2007 and 2008 and reduced income tax rates of 10%, 11%, and 12% from 2009 to 2011, on the basis of being a software company.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Tranhold was granted an income tax exemption in 2004 and 2005 and a half reduced income tax rate from the normal rate of 15% from 2006 to 2008, on the basis of being a high-tech company. Before being re-identified as High-technology Enterprise in accordance with new legislation, the income tax rates of Tranhold will be 25% In 2009 and beyond.

According to an approval document from the Beijing State Tax Bureau of Haidian District, Yanyu was granted, on the basis of being a high-tech and software company, an income tax exemption in 2003 and 2004 and a half reduced income tax rate from the normal rate of 15% from 2005 to 2007, on the basis of being a high-tech company. Before being re-identified as High-technology Enterprise in accordance with new legislation, the income tax rates of Yanyu will be 25% In 2009 and beyond.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for high-tech companies which have a reduced rate of 15%;

b.	Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by the local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

The provision for income tax expense (benefit) from continuing operations consists of the following:

	Quarters Ended March 31,
	2009	2008
	(Unaudited)
Current:
PRC	$15,156	$—
Deferred:
PRC	5,530	707
Total income tax expense (benefit)	$20,686	$707

Significant components of the Company’s net deferred tax assets/ (liabilities) are as follows:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Deferred tax assets:
Allowances and reserves	$—	$—
Net operating loss carry forwards	23,968	42,853
Total gross deferred tax assets	23,968	42,853
Less valuation allowance	—	—
Total net deferred tax assets	23,968	42,853

Deferred tax liabilities:
Revenue recognition based on percentage of completion	79,674	93,039
Total net deferred tax assets	$(55,706)	$(50,186)

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

The following table reconciles the statutory rates to the Company’s effective tax rate for the quarters ended March 31:

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
China income taxes	25.0%	25.0%
Net operating loss carry forwards	(3.6)	(3.4)
Revenue recognition based on percentage of completion	3.5	6.0
China income tax exemption	(22.6)	(26.0)

Total provision for income taxes	2.3%	1.6%

Tranhold accumulated net operating losses of RMB1,685,030 (approximately $246,497 ) for income tax purposes as of March 31, 2009. These net operating losses can be carried forward for 5 years to reduce PRC taxable income in future years. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013. Yanyu had accumulated net operating losses of RMB1,122,549 (approximately $164,214) for income tax purposes as of March 31, 2009. These net operating losses can be carried forward for 5 years to reduce future years’ PRC taxable income. These carry forwards will expire, if not utilized, beginning in 2009 and continue through 2013.

The Beijing Tax Bureau generally conducts annual audits of income tax by commissioning an accounting firm or tax auditing firm, although the tax bureau will do it by itself when they feel there is need to do so. No tax bureau audits have been performed on the subsidiary or VIEs in the PRC so far. Tax audits by auditing firms for TTB, Tranhold and Yanyu have been performed through 2008. All subsidiaries and VIEs of the Company file their tax returns in accordance with the audit reports issued by the auditing firm.

10. Commitments and Contingencies

Operating Leases

As of March 31, 2008, the Company had commitments under certain operating leases, requiring annual minimum rentals as follows:

2009	$72,689
2010	81,854
2011	71,319
2012	—
2013	—

Total	$225,862

The leased properties are principally located in the PRC and are used for administration and research and development purposes. The terms of these operating leases varied from one to three years. Pursuant to contracts, when the contracts are expired, we have the rights to extended them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $44,333 and $25,532 for the quarters ended March 31, 2009 and March 31, 2008, respectively.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

Product Warranties

The Company’s warranty policy generally is to replace parts if they become defective within one year after deployment at no additional charge. Historically, failure of product parts due to materials or workmanship has not been significant. The Company has not incurred any material unexpected costs associated with servicing its warranties. The Company continuously evaluates and estimates its potential warranty obligations, and records the related warranty obligation when the estimated amount becomes material at the time revenue is recorded.

11. Certain Significant Risks and Uncertainties

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC. Total cash in these banks at March 31, 2009 and March 31, 2008, amounted to $1,148,884 and $732,418, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company has five major customers which represented approximately 38.9% and 65.6% of the Company’s sales for the years ended December 31, 2008 and December 31, 2007, respectively. Sales to two customers amounted to $1,415,251 in the segment of Wastewater and Tail Gas Treatment and $1,046,092 in the segment of Water Resource Management, or accounted for 17% and 12% of the Company’s sales for 2008, respectively. Sales to three customers amounted to $1,420,362 in the segment of Wastewater and Tail Gas Treatment, $711,821 in the segment of Water Resource Management and $550,000 in the segment of Wastewater and Tail Gas Treatment, or accounted for 30%, 15% and 11% of the Company’s sales for 2007, respectively. The customer who accounted for 12% of the total sales in 2008 and 15% in 2007 is the same customer.

12. Related Party Transactions

To finance the growth of the business, Tranhold borrowed RMB 750,000 (equivalent to $102,675) from a shareholder at that time of Tranhold on April 28, 2006, without interest and without specific terms. Tranhold repaid RMB 650,000 (equivalent to $88,044) to the shareholder in 2008. Outstanding payable balances for this loan were at $14,631 for the years ended December 31, 2008. Tranhold repaid RMB 100,000 (equivalent to $14,631) to the shareholder in March, 2009.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

13. Retirement Plan

The Company and its subsidiaries are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute approximately 20% of its payroll costs, subject to certain caps with reference to average municipal salary, to the central pension scheme in 2008 and 2007. The Company charges contributions to its income statement as they become payable in accordance with the rules of the scheme. The aggregate contributions of the Company to retirement benefit schemes amounted to $10,005 and $10,374 for the quarters ended March 31, 2009 and March 31, 2008, respectively.

14. Statutory Reserves

The laws and regulations of the People’s Republic of China provide that before a Chinese enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make appropriation, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve fund and the collective welfare fund. These statutory reserves represent restricted retained earnings.

TTII’s subsidiary and VIEs are required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

As stipulated by the relevant laws and regulations applicable to PRC foreign investment enterprises, the foreign invested PRC subsidiaries are required to make appropriations from net income as determined under PRC GAAP to non-distributable reserves which include a general reserve, an enterprise expansion reserve and an employee welfare and bonus reserve.

Wholly-foreign-owned PRC subsidiaries are not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP.

The employee welfare and bonus reserve is determined by the Company’s Board of Directors. The general reserve is used to offset future extraordinary losses. The subsidiaries may, upon a resolution passed by the stockholders, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of the subsidiaries. The enterprise expansion reserve is used for the expansion of the subsidiaries’ operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to PRC law.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

For the quarters ended March 31, 2008 and the quarters ended March 31, 2007, respectively, the Company made no appropriations to statutory reserves.

15. Segment and Geographic Information

The Company has two reportable operating segments. The segments are grouped with references to the types of services provided and the types of clients that use those services. The Company assesses each segment’s performance based on net revenues and gross profit on contribution margin. The two reportable operating segments are Segment 1: water and wastewater treatment process control systems, process tail gas purification (“Wastewater and Tail Gas Treatment”) and Segment 2: water resources protection and allocation, flood control and forecasting, irrigation systems, and municipal water supply and distribution systems (“Water Resource Management”). We have not aggregated any segments.

	Quarters Ended March 31, 2009 (Unaudited)
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$1,305,825	$1,544,982	$2,850,807
Cost of revenues	926,697	855,027	1,781,724
Gross profit	379,128	689,955	1,069,083
Operating expenses	154,623	250,315	404,938
Other expenses, net	116	(161)	(45)

Income before income taxes and noncontrolling interest	$224,389	$439,801	$664,190

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

	Quarters Ended March 31, 2008 (Unaudited)
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Revenues	$679,767	$714,006	$1,393,773
Cost of Revenues	254,838	514,530	769,368
Gross Profit	424,929	199,476	624,405
Operating expenses	124,965	183,992	308,957
Other expenses, net	(34,947)	(12,755)	(47,702)

Income before income taxes and noncontrolling interest	$334,911	$28,239	$363,150

Assets by segment

The Company evaluates its assets by segment to generate information needed for internal control, resource allocation and performance assessment. This information also helps management to establish a basis for asset realization, determine insurance coverage, assess risk exposure, and meet requirements for external financial reporting.

Segment assets of the Company are as follows:

	As of March 31, 2009 (Unaudited)
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$4,091,004	$5,542,215	$9,633,219

	As of December 31, 2008 (Unaudited)
	Segment 2 Water Resource Management	Segment 1 Wastewater and Tail Gas Treatment	Total
Segment Assets	$4,868,136	$3,906,089	$8,774,225

All of sales of the Company were made in the PRC.

Tri-Tech Holding, Inc.

Notes To Consolidated Financial Statements

March 31, 2009 and 2008

16. Subsequent Event

On April 3, 2009, the Company filed its registration to offer a minimum of 1,166,667 and a maximum of 1,700,000 of our ordinary shares. We started the process of a 71.1-for-1 stock split of our ordinary shares which will be completed before the completion of the offering as we stated in our registration statement. Correspondingly, total 30,000,000 ordinary shares will be authorized, with a par value of $0.001. 3,555,000 out of the authorized ordinary shares will be issued.

TRIT has been valued on a forward-looking basis for purposes of this offering. Based on the valuation of TRIT at approximately $21,330,000 using this methodology, the earnings per share would be approximately $0.7205, assuming a maximum offering resulting in the total number of shares of 3,555,000, and assuming that all of the shares were outstanding at the beginning of the year. In order to mitigate some of the risk of forward-looking, each of the founders of TRIT has agreed to place, on a pro rated basis, that number of ordinary shares into escrow that is equal to 20% of the maximum number of shares to be sold in this offering (“Founders’ Shares”) if the IPO is successful. The agreed rate of 20% with placement agent is reduced from the rate of 25% as disclosed in the registration statement. If TRIT has higher EPS than $0.7205 in 2009 (calculated before the effects of the expenses related to Warrants, Options and escrow shares, and with the assumption as indicated above), the Founders’ Shares will be released to the Founders from escrow. Otherwise, we will redeem the Founders’ Shares and it will result in the reduction of our shares outstanding.

We have agreed to issue warrants to our placement agent, Anderson & Strudwick, Incorporated (the “Placement Agent”), to purchase up to 10% of the aggregate number of ordinary shares sold by the Registrant (the “Placement Agent’s Warrants”) if the IPO is successful. The price paid by the Placement Agent for the Placement Agent’s Warrants is $0.001 per warrant. The exercise price of the Placement Agent’s Warrants is equal to 120% of the price of the ordinary shares offered hereby. The warrants are exercisable for a period of five years after the issuance.

Our Board of Directors and shareholders have approved a stock option plan to our employees and directors to be implemented following the completion of this offering. This plan authorizes the issuance of up to 10% of the number of ordinary shares outstanding after this offering. The options will have exercise prices equal to the fair market value of our ordinary shares on the date of grant. In addition, the options will vest over five years (20% per year) and have terms of ten years.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until             , 2009 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Tri-Tech Holding, Inc.

Ordinary Shares

1,166,667 Share Minimum

1,700,000 Share Maximum

Prospectus

Anderson & Strudwick,

Incorporated

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$463
FINRA filing fee	$1,642
NASDAQ listing fee	$50,000
Legal fees and expenses for Chinese counsel	$88,000
Legal fees and expenses for Cayman Islands counsel	$10,000
Legal fees and expenses for U.S. counsel	$200,000
Accounting fees and expenses	$105,000
Printing fees	$30,000
Miscellaneous	$4,895

Total	$490,000

All fees and expenses other than the fees for the Securities and Exchange Commission, FINRA and NASDAQ are estimated.

Item 14.	Indemnification of Directors and Officers

Cayman Islands law and our articles of association provide that we may indemnify our directors, officers, advisors and trustee acting in relation to any of our affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such. Under our articles of association and Cayman Islands common law, indemnification is not available, however, if those events were incurred or sustained by or through their own dishonesty, fraud, gross negligence, willful neglect or default. While our Articles of Association explicitly prohibit indemnification in cases involving willful neglect or default, the Cayman Island common law extends this prohibition to cases involving dishonesty, fraud and gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

In the past three years, we issued 50,000 shares in the aggregate to ten shareholders upon the reorganization of our company on January 7, 2009, in transactions that were not required to be registered under the Securities Act of 1933. All issuances of ordinary shares to these shareholders were deemed to be exempt under the Securities Act by virtue of Section 4(2) thereof as a transaction not involving any public offering. In addition, the issuance of shares to Yanyu Investment Inc.; WIST Investment Inc.; FLYY Investment Inc.; Tranhold Investment Inc.; Allied Investment Consultation Inc.; First Winner Management Limited; and Famous Link Group Limited were deemed not to fall within Section 5 under the Securities Act by virtue of being issuances of securities by non-U.S. companies to non-U.S. citizens or residents, conducted outside the United States and not using any element of interstate commerce.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Document
1.1	Form of Placement Agreement (1)

3(i).1	Articles of Association of the Registrant (1)

3(i).2	Amended and Restated Articles of Association of the Registrant (2)

3(ii).1	Memorandum of Association of the Registrant (1)

3(ii).2	Amended and Restated Memorandum of Association of the Registrant (2)

4.1	Specimen Share Certificate (2)

4.2	Form of Placement Agent Warrant (included in Ex. 10.12) (1)

5.1	Opinion of Campbells, Cayman Islands counsel (2)

10.1	Translation of Form of Employment Agreement between Registrant and Executive Officer of the Registrant (3)

10.2	Translation of Exclusive Technical and Consulting Service Agreement for Tranhold (1)

10.3	Translation of Management Fee Payment Agreement for Tranhold (1)

10.4	Translation of Proxy Agreement for Tranhold (1)

10.5	Translation of Equity Interest Pledge Agreement for Tranhold (1)

10.6	Translation of Exclusive Equity Interest Purchase Agreement for Tranhold (1)

10.7	Translation of Exclusive Technical and Consulting Service Agreement for Yanyu (3)

10.8	Translation of Management Fee Payment Agreement for Yanyu (3)

10.9	Translation of Proxy Agreement for Yanyu (1)

10.10	Translation of Equity Interest Pledge Agreement for Yanyu (1)

10.11	Translation of Exclusive Equity Interest Purchase Agreement for Yanyu (1)

10.12	Form of Placement Agent Warrant Agreement (1)

10.13	Form of Lock-Up Agreement (1)

21.1	Subsidiaries of the Registrant (1)

23.1	Consent of Mao & Company, CPAs, Inc. (3)

23.2	Consent of Campbells (included in Exhibit 5.1) (2)

23.3	Consent of Kaufman & Canoles, P.C. (1)

23.4	Consent of Beijing Kang Da Law Firm (3)

24.1	Power of Attorney (1)

99.1	Stock Option Plan (2)

99.2	Code of Business Conduct and Ethics (2)

99.3	Opinion of Beijing Kang Da Law Firm (3)

(1)	Previously filed.
(2)	To be filed by amendment.
(3)	Filed herewith.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

The Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d)	to file a post-effective amendment to include any financial statements required by Form 10-K.

(e)	that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)	that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(g)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	any other communication that is an offer in the offering made by the Registrant to the purchaser.

(h)	to provide to the Placement Agent at the closing specified in the placement agent agreements, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 8th day of June, 2009.

Tri-Tech Holding, Inc.,
a Cayman Islands exempted company

By:	/s/ Warren Zhao
Name:	Warren Zhao
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	June 8, 2009

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren Zhao	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2009
Warren Zhao

/s/ Peter Dong	Chief Financial Officer	June 8, 2009
Peter Dong	(Principal Accounting and Financial Officer)

*	Director	June 8, 2009
David Hu

	Director	June 8, 2009
Peiyao Zhang

	Director	June 8, 2009
Xiaoping Zhou

*	Director	June 8, 2009
Robert W. Kraft

* By:	/s/ Warren Zhao
Warren Zhao
Attorney-in-Fact
June 8, 2009